   As filed with the Securities and Exchange Commission on August 8, 1996

                                                Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                (Exact name of registrant as specified in its charter)

                                       Delaware
            (State or other jurisdiction of incorporation or organization)

                                         7372
               (Primary Standard Industrial Classification Code Number)

                                      47-0772104
                         (I.R.S. Employer Identification No.)

                                330 South 108th Avenue
                                Omaha, Nebraska  68154
                                    (402) 390-7600
     (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


                             William E. Fisher, President
                         Transaction Systems Architects, Inc.
                                330 South 108th Avenue
                                Omaha, Nebraska  68154
                                    (402) 390-7600
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

              It is requested that copies of communications be sent to:
                                  Neal A. Klegerman
                                   Baker & McKenzie
                                 One Prudential Plaza
                               Chicago, Illinois 60601

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

                                                                        Proposed
Title of each class                            Proposed                  maximum
of securities to be       Amount to be      maximum offering         aggregate offering     Amount of
    registered             registered     price per unit (1)            price (1)       registration fee
- ---------------------------------------------------------------------------------------------------------
Class A Common         1,500,000 shares     $30.125                  $45,187,500         $15,585
Stock, par value
$.005 per share
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Class A Common Stock on August 5, 1996, as reported on The Nasdaq National Market.


                                   ---------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               GRAPEVINE SYSTEMS, INC.

                       ----------------------------------------

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ______________, 1996

                       ----------------------------------------

    A special meeting of the holders of the Class A Common Stock of Grapevine Systems, Inc. is to be held on _____________, 1996 at _______ (local time), at 10842 Farnam Drive, Omaha, Nebraska 68154, for the following purposes:

    1. To consider and vote upon a Stock Exchange Agreement, dated as of July 15, 1996, by and among Transaction Systems Architects, Inc., a Delaware Corporation ("TSA"), Grapevine Systems, Inc., and Stephen J. Royer, James J. McFadden, Michael F. Benson, James G. Strickland and Michael R. Engel, pursuant to which TSA is to acquire all the issued and outstanding shares of Grapevine Class A Common Stock, par value $.004 per share ("Grapevine Class A Common Stock") and Grapevine Class B Common Stock, par value $.004 per share ("Grapevine Class B Common Stock") in exchange for shares of Class A Common Stock of TSA; and

    2. To transact such other business as may properly come before the special meeting, including any and all adjournments and postponements thereof.

    The Stock Exchange Agreement is described in and attached as Annex B to the accompanying Joint Prospectus Supplement and Information Statement.

    The Stock Exchange Agreement must be approved by the holders of a two-thirds majority of the outstanding Grapevine Class A Common Stock. Only shareholders of record of the Grapevine Class A Common Stock as of the close of business on _______________, 1996 are entitled to notice of and to vote at the special meeting.

    The holders of Grapevine Class B Common Stock are NOT entitled to vote on the Stock Exchange Agreement.

    Holders of Grapevine Class A Common Stock are entitled to assert dissenters' rights under Sections 21-20,137 to 21-20,150 of the Nebraska Business Corporation Act. A copy of such sections is attached as Annex A to the accompanying Joint Prospectus Supplement and Information Statement. Holders of Grapevine Class B Common Stock are NOT entitled to dissenters' rights. See "The Special Meeting - Dissenters' Rights" in the accompanying Joint Prospectus Supplement and Information Statement for a description of the rights of dissenting holders of Grapevine Class A Common Stock and a discussion of the procedures which must be followed by holders of Grapevine Class A Common Stock to obtain payment of the fair value of their shares.

                        By Order of the Board of Directors,



                        Stephen J. Royer, President

Omaha, Nebraska
               , 1996

NO PROXIES OF GRAPEVINE SHAREHOLDERS ARE BEING SOLICITED HEREBY AND SUCH SHAREHOLDERS ARE REQUESTED NOT TO DELIVER PROXIES.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    SUBJECT TO COMPLETION, DATED AUGUST 8, 1996

JOINT PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 8, 1996)
AND INFORMATION STATEMENT


                         TRANSACTION SYSTEMS ARCHITECTS, INC.

                                 CLASS A COMMON STOCK

     This Joint Prospectus Supplement and Information Statement ("Prospectus Supplement") relates to the issuance of shares of Class A Common Stock, par value $.005 per share (the "Class A Common Stock"), of Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or the "Company"), in connection with a Stock Exchange Agreement, dated as of July 15, 1996 (the "Stock Exchange Agreement"), by and among the Company, Grapevine Systems, Inc. ("Grapevine"), and Stephen J. Royer, James J. McFadden, Michael F. Benson, James G. Strickland and Michael R. Engel (the "Principal Shareholders"). Pursuant to the Stock Exchange Agreement, the Company is to acquire all of the issued and outstanding shares of Grapevine Class A Common Stock, par value $.004 per share ("Grapevine Class A Common Stock") and Grapevine Class B Common Stock, par value $.004 per share ("Grapevine Class B Common Stock"), in exchange for shares of Class A Common Stock (the "Share Exchange"). The total number of shares of Class A Common Stock to be issued to shareholders of Grapevine in connection with the Share Exchange is 370,000 shares, subject to adjustment in the event that the average per share closing price of the Company's Class A Common Stock on the Nasdaq National Market for the five business days after the Registration Statement of which this Prospectus Supplement is a part (the "Registration Statement") is declared effective by the Securities and Exchange Commission (the "SEC") is less than $30.00 per share or more than $40.00 per share. See "Terms of the Stock Exchange Agreement."

NO PROXIES OF GRAPEVINE OR TSA SHAREHOLDERS ARE BEING SOLICITED HEREBY AND SUCH SHAREHOLDERS ARE REQUESTED NOT TO DELIVER PROXIES.

                               ------------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A COMMON STOCK MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

                               -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OF ADEQUACY OF THIS PROSPECTUS.  ANY
                          REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.

                               -----------------------
    The date of this Prospectus Supplement is _________ , 1996.

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



                                  TABLE OF CONTENTS


SUMMARY.....................................................................S-4
    Parties to the Share Exchange...........................................S-4
    The Special Meeting.....................................................S-4
    Dissenters' Rights......................................................S-5
    The Share Exchange......................................................S-5
    Reasons for the Share Exchange..........................................S-6
    Certain Federal Income Tax Consequences.................................S-6
    Accounting Treatment....................................................S-6
    Resale Restrictions.....................................................S-6
    Comparison of Stockholder Rights........................................S-7
    Comparative Per Share Data..............................................S-7

SELECTED FINANCIAL DATA.....................................................S-8

MARKET PRICE AND DIVIDEND DATA..............................................S-9

THE SPECIAL MEETING........................................................S-10
    Vote Required..........................................................S-10
    Shares Entitled to Vote; Quorum........................................S-10
    Interests of Affiliates of Grapevine...................................S-11
    Dissenters' Rights.....................................................S-11

CONTACTS BETWEEN TSA AND GRAPEVINE.........................................S-15

REASONS FOR THE SHARE EXCHANGE.............................................S-15

TERMS OF THE STOCK EXCHANGE AGREEMENT......................................S-16
    Closing of the Share Exchange..........................................S-16
    Share Exchange.........................................................S-17
    Effect of Share Exchange under Nebraska Business Corporation Act.......S-18
    Tax-Free Reorganization................................................S-18
    Pooling of Interests...................................................S-18

    Representations and Warranties.........................................S-19
    Covenants..............................................................S-20
    Conditions to the Share Exchange.......................................S-21
    Indemnification........................................................S-22
    Termination............................................................S-23

ACCOUNTING TREATMENT.......................................................S-24

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-24

RESALE RESTRICTIONS........................................................S-26

GRAPEVINE..................................................................S-26
    Description of Business................................................S-26
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations.................................................S-30
    Security Ownership.....................................................S-35

COMPARISON OF STOCKHOLDER RIGHTS...........................................S-36
    Authorized Capital Stock...............................................S-37
    Voting.................................................................S-37
    Special Meetings.......................................................S-37
    Directors..............................................................S-38
    Vacancies..............................................................S-38
    Stockholder Action by Written Consent..................................S-39
    Notice of Stockholder Business.........................................S-39
    Indemnification........................................................S-40
    Insurance..............................................................S-41
    Limitation of Liability................................................S-41
    Restrictions on Business Combinations..................................S-42
    Shareholder Vote for Mergers, Share Exchanges and Sale of Assets.......S-43
    Appraisal or Dissenters' Rights........................................S-43
    Preferred Stock........................................................S-44

EXPERTS....................................................................S-44

INDEX TO FINANCIAL STATEMENTS..............................................S-45

ANNEX A Sections 21-20,137 to 21-20,150 of the Nebraska Business Corporation Act regarding Dissenters' Rights.

ANNEX B  Stock Exchange Agreement

                                       SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information contained in this Prospectus Supplement, the accompanying Prospectus, the Annex hereto and the documents incorporated by reference herein or in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus. Unless the context requires otherwise, as used in this Prospectus Supplement, "TSA" or the "Company" means Transaction Systems Architects, Inc. and all of its subsidiaries.


PARTIES TO THE SHARE EXCHANGE

    TSA develops, markets and supports a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. The principal executive offices of TSA are located at 330 South 108th Avenue, Omaha, Nebraska 68154, and its telephone number is (402) 390-7600.

    Grapevine develops, markets and supports a broad line of software products and services primarily focused on high availability and on-line transaction processing systems worldwide. The principal executive offices of Grapevine are located at 10842 Farnam Drive, Omaha, Nebraska, 68154, and its telephone number is 402-333-3322. See "Grapevine - Description of Business."


THE SPECIAL MEETING

    The Special Meeting is scheduled to be held on ___________, 1996, at ____________ (local time) at 10842 Farnam Drive, Omaha, Nebraska 68154. The purpose of the Special Meeting is to consider and vote upon the approval of the Stock Exchange Agreement, and the transactions contemplated thereby.

    The Stock Exchange Agreement must be approved by the holders of a two-thirds majority of the outstanding Grapevine Class A Common Stock. As of Record Date, the directors and executive officers of Grapevine and their affiliates were the beneficial owners of approximately 95.25% of the outstanding shares of Grapevine Class A Common Stock. As of the Record Date, the Principal Shareholders beneficially owned approximately 95.25% of the outstanding shares of Grapevine Class A Common Stock. The Principal Shareholders have indicated that they intend to vote all their shares of Grapevine Class A Common Stock for approval of the Stock Exchange Agreement. Under the terms of the Stock
Exchange Agreement, prior to the Closing Date, the parties, including the Principal Shareholders, must use their reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the Share Exchange.

    The holders of Grapevine Class B Common Stock are NOT entitled to vote on the Share Exchange and the Stock Exchange Agreement. The vote of the holders of TSA's Class A Common Stock is not required to approve the Stock Exchange Agreement.

    Only shareholders of record of the Grapevine Class A Common Stock as of the close of business on ____________, 1996 (the "Record Date") will be entitled to vote at the Special Meeting. Holders of Grapevine Class A Common Stock are entitled to one vote at the Special Meeting for each share of Grapevine Class A Common Stock held of record at the Record Date. A majority of the outstanding shares of Grapevine Class A Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present at the Special Meeting for the purpose of voting on the Share Exchange and the Stock Exchange Agreement. Any Class A stockholder present in person or by proxy at the Special Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists.


DISSENTERS' RIGHTS

    Under the Nebraska Business Corporation Act, holders of Grapevine Class A Common Stock will have dissenters' rights in connection with the Share Exchange. Holders of Grapevine Class B Common Stock are NOT entitled to dissenters' rights in connection with the Share Exchange. See "The Special Meeting - Dissenters' Rights."


THE SHARE EXCHANGE

    Pursuant to the Stock Exchange Agreement, the Company is to acquire all of the issued and outstanding shares of Grapevine Class A Common Stock and Grapevine Class B Common Stock, in exchange for shares of TSA Class A Common Stock. The total number of shares of TSA Class A Common Stock to be issued to shareholders of Grapevine in connection with the Share Exchange is 370,000 shares, subject to adjustment in the event that the average per share closing price of the Company's Class A Common Stock on the Nasdaq National Market for the five business days after the Registration Statement is declared effective by the SEC is less than $30.00 per share or more than $40.00 per share.

    The Stock Exchange Agreement contains various representations and warranties and covenants by TSA, Grapevine and the Principal Shareholders, and the obligations of such parties are subject to certain conditions. See "Terms of the Stock Exchange Agreement."

    Conditions to the Share Exchange include, among others, (i) the Grapevine shareholders have approved the Grapevine Plan of Share

Exchange, (ii) the Registration Statement has become effective under the Securities Act of 1933 and has not been the subject of any stop order or proceeding seeking a stop order; and (iii) the Grapevine Articles of Share Exchange have been declared effective. Otherwise, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Share Exchange.

REASONS FOR THE SHARE EXCHANGE

    Grapevine's reasons for agreeing to the Share Exchange include, among others, that TSA's global distribution and support network will permit Grapevine to distribute its products around the world more quickly and cost effectively. See "Reasons for the Share Exchange."

    TSA's reasons for acquiring Grapevine pursuant to the Share Exchange include, among others, the acquisition of new products which are used to manage complex front-end networks and support a variety of hardware platforms. See "Reasons for the Share Exchange."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Stock Exchange Agreement provides that the parties intend to adopt the agreement as a tax-free plan of reorganization and to consummate the Share Exchange in accordance with the provisions of Section 368(a)(1)(B) of the Code. TSA, Grapevine and the Principal Shareholders have each agreed not to, either before or after the Share Exchange, take any action that would prevent the Share Exchange from qualifying as a reorganization under Section 368(a)(1)(B) of the Code. See "Certain Federal Income Tax Consequences."


ACCOUNTING TREATMENT

    Grapevine and TSA intend that the Share Exchange be treated as a "pooling of interests" for accounting purposes. The Stock Exchange Agreement provides that consummation of the Share Exchange is conditioned upon the receipt by TSA of an opinion from TSA's independent auditors to the effect that the Share Exchange qualifies for accounting treatment as a "pooling of interests" if consummated in accordance with the Stock Exchange Agreement. See "Accounting Treatment."

RESALE RESTRICTIONS

    All shares of TSA Class A Common Stock issued in connection with the Share Exchange will be freely transferrable, except that shares of TSA Class A Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Grapevine prior to the Share Exchange may be resold by them only if certain requirements are satisfied. See "Resale Restrictions."

    COMPARISON OF STOCKHOLDER RIGHTS

         Upon consummation of the Share Exchange, holders of Grapevine Class A Common Stock and holders of Grapevine Class B Common Stock will become holders of TSA Class A Common Stock, and their rights will be governed by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of TSA, as amended, and the Amended and Restated Bylaws of TSA, which differ in certain material respects from the Nebraska Business Corporation Act, the Articles of Incorporation of Grapevine, as amended, and the Bylaws of Grapevine, as amended. See "Comparison of Stockholder Rights."

     COMPARATIVE PER SHARE DATA

    The following table presents selected comparative unaudited per share data
(i) for TSA and Grapevine on a historical basis and (ii) for TSA and Grapevine on a pro forma basis and (iii) for Grapevine on a pro forma equivalent basis:


                                  September 30, 1995         June 30, 1996
                                  ------------------------------------------
Book Value Per Share:

 TSA Historical                            2.37                     2.75

 Grapevine Historical                      0.37                     0.39

 TSA Pro Forma (a)                         2.36                     2.73

 Grapevine Pro Forma Equivalent (d)        0.48                     0.56



                                  For the years ended September 30,       Nine Months ended
                                       1993        1994        1995         June 30, 1996
                                  ---------------------------------       -----------------

Net Income (Loss) Per Share:

 TSA Historical                         (b)       (1.66)       0.17             0.12

 Grapevine Historical                  0.10        0.13       (0.13)            0.03

 TSA Pro Forma                          (b)       (1.61)       0.15             0.34

 Grapevine Pro Forma
 Equivalent (d)                         (b)       (0.33)       0.03             0.07


                                      S-7


Cash Dividends Per Share:

 TSA Historical                         (c)          (c)         (c)             (c)

 Grapevine Historical                   (c)          (c)         (c)             (c)

 TSA Pro Forma                          (c)          (c)         (c)             (c)

 Grapevine Pro Forma Equivalent (d)     (c)          (c)         (c)             (c)




(a) The pro forma book value per share is based upon 25,566,000 and 25,815,000 shares of TSA Common Stock at September 30, 1995 and June 30, 1996, respectively, (after giving effect to an estimated 370,000 shares of TSA Class A Common Stock to be issued in connection with the Share Exchange).

(b) Not applicable for periods prior to TSA's date of incorporation (November 2, 1993).

(c) TSA and Grapevine have not declared or paid cash dividends on their Common Stock since their incorporation.

(d) Calculated by multiplying the TSA pro forma value by the quotient calculated by dividing the number of shares to be issued under the Stock Exchange Agreement by the number of shares of Grapevine outstanding as of the end of the period.

                          SELECTED FINANCIAL DATA

    The following selected financial data have been derived from the financial statements of TSA and its Predecessors. The selected financial data presented as of and for the periods ended March 31, 1991 and the nine months ended June 30, 1995 and 1996, are unaudited. The selected financial data presented as of and for the periods ended September 30, 1991, 1992 and 1993, the three months ended December 31, 1993, the nine months ended September 30, 1994 and the year ended September 30, 1995 have been derived from the audited financial statements of TSA and its Predecessors.

    The selected financial data presented below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of TSA and its Predecessors, included in TSA's 1995 Annual Reports on Form 10-K and Form 10-Q. Amounts in thousands except per share amounts.

                                              PREDECESSORS (1)
                      US WEST
                      OWNERSHIP                          TANDEM OWNERSHIP
                    ----------  -------------------------------------------------------
                    SIX MONTHS    SIX MONTHS                                  THREE MONTHS
                       ENDED        ENDED       YEAR ENDED     YEAR ENDED        ENDED
                     MARCH 31,   SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,   DECEMBER 31,
                       1991         1991           1992           1993           1993
                     ---------- -------------  -------------  --------------  -------------
Total revenues         $ 25,079     $23,103       $65,103        $71,158        $18,830
Net income (loss)        (4,092)     (4,270)       (2,299)        (4,390)        (1,651)
Total assets            109,069      61,841        60,024         57,286         47,861
Long-term obligations      --          --           1,002            672            601
Working capital           4,749       1,121        11,379         13,879          6,861
Stockholders' equity     89,235      42,191        43,669         39,099         28,940
  (deficit)

















                                                                            TSA (2)
                                           -----------------------------------------------------
                                            NINE MONTHS      YEAR      NINE MONTHS   NINE MONTHS
                                               ENDED         ENDED         ENDED        ENDED
                                            SEPTEMBER 30, SEPTEMBER 30,   JUNE 30,     JUNE 30,
                                               1994(2)       1995(2)       1996          1995
                                            ------------  ------------ ------------  -----------
Total revenues                               $ 74,063       $114,888    $110,457       $81,801
Net income (loss)                             (33,538)         3,800       9,129         1,027
Total assets                                   58,677        100,142     111,638        67,223
Long-term obligations                          22,788            318       1,547           434
Working capital                                 1,975         38,666      36,458        14,964
Stockholders' equity                          (32,392)        59,697      69,888        34,381
  (deficit)



Net income (loss) per common and
 equivalent share (4):
   Before extraordinary loss ............. $    (1.66)    $     0.29  $      .34       $   .17
   Extraordinary loss ....................         --           (.12)         --          (.12)
                                            ----------     ----------  ----------       -------
   Net income (loss) ..................... $    (1.66)    $      .17  $      .34       $   .05
                                            ----------     ----------  ----------       -------
                                            ----------     ----------  ----------       -------
Shares used in per share computation (4)...    20,208         22,871      26,658        21,961
                                            ----------     ----------  ----------       -------
                                            ----------     ----------  ----------       -------


(1) TSA was formed on November 2, 1993 for the purpose of acquiring all of the outstanding capital stock of Applied Communications Inc. (ACI) and Applied Communications Inc. Limited (ACIL) (the Predecessors) from Tandem Computers Incorporated. ACI and ACIL were acquired on December 31, 1993. On January 3, 1994, TSA acquired all of the outstanding common stock of U.S. Software, Inc.

(2) The statements of operations data after January 1, 1994 are not comparable to data for prior periods due to the effects of the acquisition of the Predecessors. The acquisition was accounted for as a purchase and the financial statements since the date of the acquisition are presented on the new basis of accounting established for the purchased assets and liabilities.

(3) The financial data for the nine months ended September 30, 1994 represent the results of operations of TSA for the periods from inception
    (November 2, 1993) through September 30, 1994. TSA did not have substantive operations prior to the December 31, 1993 acquisition of ACI and ACIL.

(4) Net income (loss) per common and equivalent share and the shares used in the per share computation have been computed on the basis described in
    Note 2 to the Consolidated Financial Statements included TSA's 1995 Annual Report on Form 10-K.


    The following table sets forth selected financial data of Grapevine as of and for each of the years in the five-year period ended December 31, 1995 and as of and for each of the six month periods ended June 30, 1995 and 1996.
The financial data as of and for each of the five years in the period ended December 31, 1995, have been derived from Grapevine's audited Financial Statements. Grapevine's Financial Statements as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995 have been included in this Prospectus. The financial data as of and for the six month periods ended June 30, 1995 and 1996 are derived from unaudited financial statements of Grapevine and, in the opinion of management, reflect all adjustments, consisting only of adjustments of a normal recurring nature, necessary for a fair presentation of such data. The statements of operations data for interim periods is not necessarily indicative of results for the full year. The information below is qualified in its entirety by the detailed information included elsewhere herein and should be read in conjunction with "Grapevine - Management's Discussion and Analysis of Financial Condition and Results of Operations," "Grapevine - Description of Business" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                                Six months
                                                                                   ended
                                       Years ended December 31,                   June 30,
                           ----------------------------------------------
                             1991      1992      1993      1994      1995      1996      1995
                             ----      ----      ----      ----      ----      ----      ----
                                            (amounts in thousands)               (unaudited)

Gross revenues             $1,904    $2,835    $3,351    $3,810    $4,805    $2,959     $2,148
Net income (loss)              47       128       150        66         9        (7)       (12)
Total assets                  766       984     1,372     1,616     1,895     2,184      1,929
Long-term obligations          18        18         3        10         8        85         20
Working capital (deficit)      32        16       145         8      (59)      (156)      (117)


For TSA pro forma information giving effect to the share exchange pursuant to the Stock Exchange Agreement dated July 15, 1996 between TSA and Grapevine, see pages F-14 through F-20 of this document.

                            MARKET PRICE AND DIVIDEND DATA


    The TSA Class A Common Stock is traded over-the-counter on the Nasdaq
National Market under the symbol "TSAI."   The following table sets forth, for
the fiscal quarters indicated, the high and low sale prices of the Class A Common Stock as reported by the Nasdaq National Market since TSA's initial public offering on February 23, 1995, as adjusted to reflect a 2-for-1 split of TSA's Class A Common Stock and Class B Common Stock effected July 1, 1996.

                                  High      Low
                                  ----      ---
    1995
    ----
    Second quarter . . . .        $11 3/4   $8 7/8
    Third quarter  . . . .         13 3/8    9 3/8
    Fourth quarter . . . .         14       11 3/4

    1996
    ----
    First quarter  . . . .        $16 7/8   $12 1/2
    Second quarter . . . .         20 3/8    16 3/8
    Third quarter  . . . .         33 1/2    20 1/4
    Fourth quarter (through
      August 5, 1996) . .          40 1/2    24 3/4

    On July 12, 1996, the last trading day preceding public announcement of the proposed share exchange, the last sale price of TSA's Class A Common Stock as reported by the Nasdaq National Market was $29.50 per share. On August 5, 1996, the last sale price of TSA's Class A Common Stock as reported by the Nasdaq National Market was $30.00 per share. There were 406 holders of record of TSA's Class A Common Stock as of August 5, 1996.

    TSA has not declared or paid cash dividends on its common stock since its incorporation. TSA currently intends to retain earnings to finance the growth and development of its business and does not anticipate paying cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the financial condition, capital requirements and earnings of TSA, as well as other factors the Board of Directors of TSA may deem relevant.

    There is no established public trading market for the Grapevine Class A Common Stock or the Grapevine Class B Common Stock. As of the date of this Prospectus Supplement, the Grapevine Class A Common Stock and the Grapevine Class B Common Stock are held of record by 12 and 39 holders, respectively. Grapevine has never paid a cash dividend to its shareholders.

    Grapevine Class A Common Stock and Grapevine Class B Common Stock have not been issued or transferred for consideration within the past two fiscal years, except for transactions pursuant to Grapevine's Employee Stock Incentive Plan (See Note H to Financial Statements of Grapevine) or other compensatory arrangements.


                                 THE SPECIAL MEETING

    A special meeting of the shareholders of Grapevine (the "Special Meeting") is scheduled to be held on ___________, 1996, at ____________
(local time) at 10842 Farnam Drive, Omaha, Nebraska 68154. The purpose of the Special Meeting is to consider and vote upon the approval of the Stock Exchange Agreement, and the transactions contemplated thereby.

VOTE REQUIRED

    The Stock Exchange Agreement must be approved by the holders of a two-thirds majority of the outstanding Grapevine Class A Common Stock, or 866,167 shares. As of the Record Date, the Principal Shareholders beneficially owned approximately 95.25% of the outstanding shares of Grapevine Class A Common Stock. The Principal Shareholders have indicated that they intend to vote all their shares of Grapevine Class A Common Stock for approval of the Stock Exchange Agreement. Under the terms of the Stock Exchange Agreement, prior to the Closing Date, the parties, including the Principal Shareholders, must use their reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the Share Exchange.

    Grapevine Class B Common Stock does not have voting rights, except as specifically required by the Nebraska Business Corporation Act ("NBCA"). The NBCA does not require the vote of the holders of Grapevine Class B Common Stock to approve the Stock Exchange Agreement. Likewise, the vote of the holders of TSA's Class A Common Stock is not required to approve the Stock Exchange Agreement.

    A condition to TSA's obligations under the Stock Exchange Agreement is that the number of dissenting shares to the Plan of Share Exchange does not exceed 10% of the outstanding shares of Grapevine Class A Common Stock. See "Terms of the Stock Exchange Agreement."


SHARES ENTITLED TO VOTE; QUORUM

    Only shareholders of record of the Grapevine Class A Common Stock as of the close of business on ____________, 1996 (the "Record Date") will be entitled to vote at the Special Meeting. As of the Record date, there were 1,299,250 shares of Grapevine Class A Common Stock outstanding. Holders of Grapevine Class A Common Stock are entitled to one vote at the Special Meeting for each share of Grapevine Class A Common Stock held of record at the Record Date. A majority of the outstanding shares of Grapevine Class A Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present at the Special Meeting for the purpose of voting on the Share Exchange and the Stock Exchange Agreement. Any Class A stockholder present in person or by proxy at the Special Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists.


INTERESTS OF AFFILIATES OF GRAPEVINE

    Pursuant to the terms of the Stock Exchange Agreement, upon consummation of the Share Exchange, TSA will offer Stephen J. Royer, James J. McFadden and Michael F. Benson, each of whom is an executive officer and director of Grapevine, compensation plans similar to those for executives in similar positions with other TSA subsidiaries.


DISSENTERS' RIGHTS

    Holders of Grapevine Class A Common Stock are entitled to dissent from, and obtain payment of the fair value of their shares in the event of the consummation of the Share Exchange. Holders of Grapevine Class B Common Stock are NOT entitled to dissenters' rights in connection with the Share Exchange.

    Holders of Grapevine Class A Common Stock who elect to dissent from the Share Exchange and demand payment of the fair value of their shares of Grapevine Class A Common Stock must strictly comply with the applicable provisions set forth in Sections 21-20,137 to 21-20,150 of the NBCA, a copy of which is attached hereto as Annex A. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF NEBRASKA LAW PERTAINING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX A HERETO.


    WRITTEN NOTICE AND VOTING

    If a holder of Grapevine Class A Common Stock elects to exercise his or her dissenters' rights and demand payment of the fair value of his or her shares of Grapevine Class A Common Stock, the holder must satisfy both of the following conditions, as well as the applicable procedural requirements: (i) the holder must deliver to Grapevine prior to the vote at the Special Meeting a written notice of the holders' intent to demand payment for his or her shares if the Share Exchange is effectuated, and (ii) the holder may not vote his or her shares in favor of the Share Exchange or the Stock Exchange Agreement. Such written notice should be sent to David P. Stokes, General Counsel and Secretary, Transaction Systems Architects, Inc., 330 South 108th Avenue, Omaha, Nebraska 68154.

    A holder of Grapevine Class A Common Stock who does not deliver the written notice described above or who votes in favor of the approval of the Stock Exchange Agreement is not entitled to demand payment for his or her Grapevine Class A Common Stock.


    DISSENT BY NOMINEES AND BENEFICIAL OWNERS

    A record shareholder may assert dissenters' rights as to fewer than all shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter shall be determined as if the shares as to which he or she dissents and his or her other shares were registered in the name of different shareholders.

    A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if: (a) he or she submits to TSA the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (b) he or she does so with respect to all shares of which he or she is the beneficial shareholder or for which he or she has power to direct the vote.


    DISSENTERS' NOTICE

    If the Stock Exchange Agreement is approved, TSA will deliver a written dissenters' notice (the "Dissenters' Notice") to each holder of Grapevine Class A Common Stock who delivered written notice of his or her intent to dissent prior to the vote at the Special Meeting and did not vote his or her shares in favor of the Share Exchange ("Dissenting Shareholder") no later than ten days after such approval. The Dissenters' Notice must (i) state where the payment demand must be sent and where and when certificates for certificated shares shall be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(iii) supply a form for demanding payment that includes the date of the first announcement to media or shareholders of the terms of the Share Exchange and requires that the Dissenting Shareholder certify whether or not he or she acquired beneficial ownership of his or her Grapevine Class A Common Stock before that date; (iv) set a date by which TSA must receive the payment demand which date may not be fewer than thirty nor more than sixty days after the date the Dissenters' Notice is delivered; and (v) be accompanied by a copy of Sections 21-20,137 to 21-20,150 of the NBCA.

    DUTY TO DEMAND PAYMENT

    The Dissenting Shareholder must demand payment, certify whether he or she acquired beneficial ownership of his or her shares of Grapevine Class A Common Stock before the date set forth in the Dissenters' Notice, and deposit his or her certificates in accordance with the terms of the Dissenters' Notice, in order to preserve his or her statutory Dissenters' rights. A Dissenting Shareholder who demands payment and deposits stock certificates in accordance with the Dissenters' Notice retains all other rights of a shareholder until such rights are cancelled or modified by the effectuation of the Share Exchange. A Dissenting Shareholder who fails to demand payment or deposit stock certificates as required by the Dissenters' Notice by the respective date set forth therein is not entitled to payment for his or her shares under Sections 21-20,137 to 21-20,150 of the NBCA.


    PAYMENT

    As soon as the Share Exchange is effectuated, or upon receipt of a payment demand, TSA will pay each Dissenting Shareholder who complied with the statutory conditions the amount TSA estimates to be the fair value of his or her shares of Grapevine Class A Common Stock, plus accrued interest. Such payment will be accompanied by (i) TSA's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (ii) statement of TSA's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenters' right to demand payment if dissatisfied under Section 21-20,148 of the NBCA; and (v) a copy of Sections 21-20,137 to 21-20,150 of the NBCA.


    AFTER-ACQUIRED SHARES

    TSA may elect to withhold payment from a Dissenting Shareholder who acquired beneficial ownership of his or her shares of Grapevine Class A Common Stock after the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to shareholders of the terms of the Share Exchange or the Stock Exchange Agreement ("Post Announcement Shareholders"). To the extent TSA elects to withhold payment from such shareholders, it will estimate the fair value of the shares, plus accrued interest and pay this amount to each Post Announcement Shareholder who agrees to accept it in full satisfaction of his or her demand. TSA will send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied under Section 21-20,148 of the NBCA.

    PROCEDURE IF SHAREHOLDER DISSATISFIED

    Within thirty days after (i) TSA pays the Dissenting Shareholders its estimate of the fair value of their shares or (ii) TSA offers to pay the Post Announcement Shareholders their estimate of the fair value of their shares, each such shareholder may notify TSA in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received from TSA, or reject TSA's offer and demand payment of the fair value of his or her shares and interest due ("Secondary Payment Demand") if: (a) the Dissenting Shareholder believes that the amount paid or offered is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (b) TSA fails to make payment within sixty days after the date set for demanding payment; or (c) TSA, having failed to consummate the Share Exchange, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.


    COURT ACTION

    If a Secondary Payment Demand remains unsettled, TSA will commence a proceeding within sixty days after receiving the Secondary Payment Demand and petition the District Court of Douglas County, Nebraska to determine the fair value of the shares and accrued interest. If TSA does not commence the proceeding within the sixty-day period, it will pay each Dissenting Shareholder whose demand remains unsettled the amount demanded. All Dissenting Shareholders whose claims remain unsettled at such time will be made parties to those proceedings. Each Dissenting Shareholder made a party to the proceeding shall be entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or (b) for the fair value, plus accrued interest, of his or her after-acquired shares for which TSA elected to withhold payment.

    COURT COSTS AND ATTORNEY'S FEES

    The court, in an appraisal proceeding, will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against TSA, except that the court may assess costs against all or some of the Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds the Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the attorney's fees and expenses and the fees and expenses of experts for the respective parties in amounts the court finds equitable: (a) against TSA and in favor of any or all Dissenting Shareholders if the court finds TSA did not substantially comply with the requirements of Sections 21-20,140 to 21-20,148; or (b) against either TSA or a Dissenting Shareholder, in favor of any other party, if the court finds that the party against whom fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. Finally, if the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for such services should not be assessed against TSA, the court may award to counsel reasonable fees to be paid out of amounts awarded to the Dissenting Shareholders who were benefited.


                          CONTACTS BETWEEN TSA AND GRAPEVINE

    TSA has purchased professional services from Grapevine. Revenues to Grapevine from these purchases for the nine months ended June 30, 1996 and fiscal years 1995, 1994 and 1993, have been approximately $405,000, $52,000, $154,000 and $412,000, respectively. Pursuant to certain Development Agreements between Applied Communications, Inc. and U.S. Software, Inc. (subsidiaries of
TSA) and Grapevine, TSA and Grapevine have established a continuing arrangement under which Grapevine supports TSA in designing, developing, testing, maintaining and enhancing TSA software products.

    Prior to the commencement of negotiation of the Share Exchange, there were no negotiations or understandings regarding an acquisition of Grapevine by TSA. Negotiations commenced in April 1996 and resulted in a non-binding letter of intent dated May 22, 1996. Subsequent negotiations resulted in the signing of the Stock Exchange Agreement on July 15, 1996. Prior to negotiation of the letter of intent, however, members of management of the respective companies had informal contacts primarily as a result of their location in the same city, the prior employment of members of Grapevine's management by Applied Communications, Inc., which is now a subsidiary of TSA, and the related nature of the respective businesses. General discussions concerning a possible acquisition of Grapevine by TSA occurred from time to time during such informal contacts.


                            REASONS FOR THE SHARE EXCHANGE

    Grapevine's reasons for agreeing to the Share Exchange include the following:

    (i) TSA's global distribution and support network will permit Grapevine to distribute its products around the world more quickly and cost effectively;

    (ii) The expectation that the Share Exchange will result in certain economies of scale making the operation of the business of Grapevine more cost effective.

    (iii) The acquisition by TSA is expected to make more financial resources available to expand the Grapevine business.

    (iv) The Share Exchange will provide the shareholders of Grapevine with a more liquid investment. There is no established trading market for the Grapevine Class A Common Stock or the Grapevine Class B Common Stock. If the Share Exchange is consummated, Grapevine Shareholders will receive TSA Class A Common Stock which is currently traded on the Nasdaq National Market.

    (v) It is expected that the Share Exchange will afford the Grapevine shareholders the opportunity to receive shares of TSA Class A Common Stock in a transaction that is nontaxable for federal income tax purposes.

    TSA's reasons for acquiring Grapevine pursuant to the Share Exchange include the following:

    (i) The acquisition of new products which are used to manage complex front-end networks and support a variety of hardware platforms including Stratus, Sun, Tandem and the IBM RS/6000. This is consistent with TSA's goal of offering proven solutions on multiple platforms.

    (ii) The Share Exchange will provide TSA with a new presence in a number of industries including the manufacturing, health care, gaming, on-line services, and brokerage industries. The Share Exchange will also expand TSA's presence in the banking industry.

    (iii) The addition of Grapevine's qualified technical staff to TSA's existing staff.


                        TERMS OF THE STOCK EXCHANGE AGREEMENT

    The following is a brief summary of the Stock Exchange Agreement. This summary is qualified in its entirety by reference to the Stock Exchange Agreement which is attached hereto as Annex B, was filed as an exhibit to the Registration Statement and is incorporated herein by reference.


CLOSING OF THE SHARE EXCHANGE

    If the Stock Exchange Agreement is not terminated prior to closing, the closing of the Share Exchange (the "Closing") will take place as soon as practicable after the parties are in a position to satisfy or waive the conditions precedent to the Share

Exchange described below. The Closing will take place at a date and time to be mutually agreed upon by the parties but not later than twenty business days after the Registration Statement is declared effective by the SEC (the "Closing Date").


SHARE EXCHANGE

    On the Closing Date, subject to the terms and conditions of the Share Exchange Agreement, the holders of Grapevine Class A Common Stock and the holders of Grapevine Class B Common Stock will exchange all of their shares for TSA Class A Common Stock as follows:

    (i) Each share of Grapevine Class A Common Stock outstanding immediately prior to the Closing Date shall be exchanged for .2074 of a share of TSA Class A Common Stock.

    (ii) Each share of fully vested Grapevine Class B Common Stock outstanding immediately prior to the Closing Date shall be exchanged for .1971 of a share of TSA Class A Common Stock.

    (iii) Each share of twenty-five percent vested Grapevine Class B Common Stock outstanding immediately prior to the Closing Date shall be exchanged for
 .1675 of a share of TSA Class A Common Stock.

    (iv) Each share of fifty percent vested Grapevine Class B Common Stock outstanding immediately prior to the Closing Date shall be exchanged for .1774 of a share of TSA Class A Common Stock.

    (v) Each share of seventy-five percent vested Grapevine Class B Common Stock outstanding immediately prior to the Closing Date shall be exchanged for
 .1872 of a share of TSA Class A Common Stock.

    The total number of shares of TSA Class A Common Stock to be issued in the Share Exchange (i.e., 370,000) and the exchange ratios described above will be adjusted in the event that the average per share closing price of TSA Class A Common Stock on the Nasdaq National Market for the five business days after the Registration Statement is declared effective by the SEC ("Average Closing Price") is less than thirty dollars per share or more than forty dollars per share. If the Average Closing Price is less than thirty dollars per share, then the total number of shares of TSA Class A Common Stock to be issued in the Share Exchange will be determined by dividing $11,100,000 (which is 370,000 x $30.00) by the Average Closing Price. If the Average Closing Price is greater than forty dollars per share, then the total number of shares of TSA Class A Common Stock to be issued in the Share Exchange will be determined by dividing $14,800,000 (which is 370,000 x $40.00) by the Average Closing Price. In the case of either such adjustment, the exchange ratios described above will be adjusted proportionately.

    On the Closing Date, TSA will deliver for exchange certificates evidencing TSA Class A Common Stock in exchange for the outstanding shares of Grapevine Class A Common Stock and Grapevine Class B Common Stock. No fractional shares of TSA Class A Common Stock will be issued in connection with the Share Exchange. In lieu of any such fractional shares, each holder of shares of Grapevine Class A Common Stock or Grapevine Class B Common Stock who would otherwise have been entitled to receive a fraction of a share of TSA Class A Common Stock upon surrender of stock certificates for exchange will be entitled to receive from TSA a cash payment equal to such fraction multiplied by the Average Closing Price.


EFFECT OF SHARE EXCHANGE UNDER NEBRASKA BUSINESS CORPORATION ACT

    The Share Exchange Agreement provides that Articles of Share Exchange shall be filed with the Secretary of State of Nebraska as soon as practicable after the Closing. The effective date of the Articles of Share Exchange (the "Effective Date") as specified in the Plan of Share Exchange will be the Closing Date or such other date as the parties may mutually agree upon. The Stock Exchange Agreement further provides that, subject to the terms and conditions therein, TSA will acquire all of the Grapevine Class A Common Stock and Grapevine Class B Common Stock in a statutory share exchange pursuant to a Plan of Share Exchange and in accordance with applicable provisions of Delaware and Nebraska law so as to cause each share of Grapevine Class A Common Stock and Grapevine Class B Common Stock that is issued and outstanding immediately prior to the Effective Date to be exchanged for the number of fully paid and nonassessable shares of TSA Class A Common Stock calculated in accordance with the ratios described above without further action on the part of any holder thereof.


TAX-FREE REORGANIZATION

    The Stock Exchange Agreement provides that the parties intend to adopt the agreement as a tax-free plan of reorganization and to consummate the Share Exchange in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").


POOLING OF INTERESTS

    The parties intend the Share Exchange to be treated as a "pooling of interests" for accounting purposes.

REPRESENTATIONS AND WARRANTIES

    The Stock Exchange Agreement contains various representations and warranties of Grapevine and the Principal Shareholders relating to, among other things, (a) the due organization, power and standing of Grapevine; (b) the execution, delivery, performance, authorization and enforceability of the Stock Exchange Agreement, the Plan of Share Exchange, and the Articles of Share Exchange; (c) governmental authorizations; (d) conflicts under the Articles of Incorporation or Bylaws of Grapevine, violations of any law, judgment or order applicable to Grapevine, defaults under any agreements, and creation of liens;
(e) the capitalization of Grapevine; (f) subsidiaries of Grapevine; (g) financial statements of Grapevine; (h) receivables of Grapevine; (i) compliance with laws; (j) notice of defaults; (k) litigation; (l) absence of certain changes; (m) certain agreements; (n) employee benefits; (o) major contracts; (p) tax returns; (q) interests of officers, directors and other affiliates of Grapevine; (r) intellectual property; (s) restriction on business activities;
(t) title to properties, absence of liens and encumbrances, condition of equipment; (u) governmental authorizations and licenses; (v) environmental matters; (w) insurance; (x) labor matters; (y) employees; (z) customers; (aa) finders' fees; (bb) information supplied; and (cc) Grapevine shareholders. The representations and warranties of Grapevine and the Principal Shareholders survive the execution and delivery of the Stock Exchange Agreement and the Closing Date. However, the representations and warranties of the Principal Shareholders expire on the first anniversary of the Closing Date in the absence of actual fraud.

    The Stock Exchange Agreement contains various representations and warranties of TSA relating to, among other things: (a) the due organization, power and standing of TSA; (b) the execution, delivery, performance, authorization and enforceability of the Stock Exchange Agreement; (c) governmental consents and approvals; (d) conflicts under the Articles of Incorporation or Bylaws of TSA, violation of any law, judgement or order applicable to TSA or any other subsidiary of TSA, defaults under any agreements binding upon TSA or any subsidiary of TSA, and creation of liens; (d) the capitalization of TSA; (e) TSA's delivery to Grapevine of certain SEC filings;
(f) financial statements of TSA; (g) absence of certain changes; (h) compliance with laws; and (i) finders' fees. The representations and warranties of TSA survive the execution and delivery of the Stock Exchange Agreement and the Closing Date.

COVENANTS

    Under the Stock Exchange Agreement, Grapevine and the Principal
Shareholders have made certain covenants including, among other things, that until the Closing Date (a) Grapevine will conduct its business in the ordinary course in all material respects; (b) Grapevine will not adopt or propose any change in its articles of incorporation or bylaws; (c) Grapevine will not enter into any contract, agreement, plan or arrangement covering any director, officer or employee of Grapevine that provides for the making of any payments, acceleration or vesting of any benefit or right or any other entitlement contingent upon (A) the Share Exchange or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration, or entitlement would not have been provided for by such contingency; (d) Grapevine will not issue any common stock or other securities; (e) Grapevine will keep in full force and effect all its existing insurance and will not modify or reduce the coverage thereunder; (f) Grapevine will not transfer or otherwise dispose of any of its material assets, including intellectual property rights, and will not pay any dividend or make any distribution to holders of its capital stock; (g) Grapevine will give TSA and its authorized representatives access to certain information and will furnish to TSA and its authorized representatives such information with respect to the business of Grapevine as may reasonably be requested; and (h) Grapevine will deliver to TSA a monthly balance sheet and statement of operations.

    In addition, Grapevine and the Principal Shareholders also agreed that, until the earlier of the Closing Date or the termination of the Stock Exchange Agreement, Grapevine and its officers, directors, employees or other agents will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any acquisition proposal, or (ii) engage in any negotiations with, or, except as required by a court of competent jurisdiction, disclose any non-public information relating to Grapevine or afford access to the properties, books or records of Grapevine to any person or entity that may be considering making or has made an acquisition proposal.

    TSA has made certain covenants including, among other things, that (a) until the Closing Date, TSA will give Grapevine and its authorized representatives access to all information regarding TSA which may be reasonably requested by Grapevine or such representative; (b) upon consummation of the Share Exchange, TSA will offer Stephen J. Royer, James J. McFadden and Michael
F. Benson compensation plans similar to those for executives in similar positions with other TSA subsidiaries; (c) upon consummation of the Share Exchange, TSA will establish a bonus compensation plan for Grapevine employees consistent with the bonus plan for other TSA operating entities or units; and
(d) in connection with the issuance of TSA Class A Common Stock in the

Share Exchange, TSA will promptly prepare and file with the SEC under the Securities Act of 1933 a registration statement and shall use all reasonable efforts to cause such registration statement to be declared effective as promptly as practicable, and TSA will take any action required to be taken under state securities or "blue sky" laws in connection with such issuance.

    TSA, Grapevine and the Principal Shareholders have agreed, among other things, that (a) each party will promptly advise the others in writing (i) of certain events that would render any representation or warranty contained in the Stock Exchange Agreement untrue, inaccurate or misleading in any material respect and (ii) of any material adverse change in the business condition of the party and its subsidiaries, taken as a whole; (b) prior to the Closing Date, execute and file any application or any other document that may be necessary in order to obtain certain regulatory approvals which may be reasonably required or that a party may reasonably request in connection with the consummation of the Share Exchange; (c) prior to the Closing Date, obtain such written consents and take such other action as may be necessary or appropriate to allow the consummation of the Share Exchange; (d) no party will take any action that will prevent the Share Exchange from qualifying as a reorganization under Section 368(a)(1)(B) of the Code or prevent the transaction from qualifying for the pooling of interest method of accounting; and (e) the timing and content of all public announcements regarding the Share Exchange will be determined solely by TSA. In addition, TSA and Grapevine have agreed not to directly or indirectly divulge to any person or entity or use certain confidential information, except as required for the performance of their respective duties under the Stock Exchange Agreement, unless expressly authorized by the other in writing. The covenants of TSA and Grapevine with respect to confidential information will survive the termination of the Stock Exchange Agreement.


CONDITIONS TO THE SHARE EXCHANGE

    The obligations of TSA under the Stock Exchange Agreement are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (unless waived in writing by TSA): (a) the accuracy of the representations and warranties of Grapevine and the Principal Shareholders on and as of the Closing Date and the compliance by Grapevine and the Principal Shareholders with their covenants contained in the Stock Exchange Agreement in all material respects on or before the Closing Date; (b) there shall have been no material adverse change in Grapevine since May 31, 1996; (c) all written consents, assignments, waivers or authorizations that are required as a result of the Share Exchange for the continuation in full force and effect of any material contracts or leases of Grapevine have been obtained; (d) the Grapevine shareholders have approved the Grapevine Plan of

Share Exchange; (e) Grapevine shareholders have executed and delivered stock certificates and related stock powers for all their shares of Grapevine Class A Common Stock and Grapevine Class B Common Stock to the Principal Shareholders who have in turn delivered such stock certificates and stock powers to TSA, and such stock certificates and stock powers shall be in forms reasonably satisfactory to TSA; (f) TSA has received written assurance from its financial advisors that the Share Exchange will qualify for pooling of interests accounting; (g) the Registration Statement has become effective under the Securities Act of 1933 and has not been the subject of any stop order or proceeding seeking a stop order; and (h) the Grapevine Articles of Share Exchange has been declared effective and the number of dissenting shares to the Plan of Share Exchange does not exceed 10% of the Grapevine outstanding shares.

    The obligations of Grapevine and the Principal Shareholders under the Stock Exchange Agreement are subject to the fulfillment or satisfaction on or as of the Closing Date of each of the following conditions (unless waived in writing by Grapevine): (a) the accuracy of the representations and warranties of TSA on and as of the Closing Date and the compliance by TSA with its covenants contained in the Stock Exchange Agreement in all material respects on or before the Closing Date; and (b) there have been no material adverse changes in TSA since March 31, 1996.


INDEMNIFICATION

    The Stock Exchange Agreement provides that if the Closing of the Share Exchange occurs, then the Principal Shareholders severally shall indemnify and hold harmless TSA and its affiliates from and against: (i) all damages arising from any misrepresentation or breach of warranty, covenant or agreement made by the Principal Shareholders in their representations and warranties to TSA contained in the Stock Exchange Agreement and any breach by Grapevine or the Principal Shareholders of any covenant or agreement on its or his part contained in the Stock Exchange Agreement; and (ii) all damages arising from any liability for certain taxes payable by Grapevine, for any fiscal periods ending on or prior to the Closing Date and for certain taxes payable by any of such entities for the portion ending on the Closing Date of any fiscal period beginning prior to the Closing Date. The Stock Exchange Agreement further provides that each Principal Shareholder must indemnify for the damages described above but in no event shall the Principal Shareholders collectively be required to indemnify TSA for an amount in excess of 5% of the total value of the shares of TSA Class A Common Stock exchanged valued at the Closing price of TSA Class A Common Stock on the Nasdaq National Market on the business day prior to the Closing Date, provided that the total value of the TSA Class A Common Stock exchanged cannot be less than $11,100,000 or more than $14,800,000. Payment of any indemnity will be made by transferring TSA Class A Common Stock valued at the closing price determined by the result of dividing the actual exchange value by the total number of shares of TSA Class A Common Stock exchanged. If the Principal Shareholders dispute the amount of damages or fail to pay damages after demand therefor, the matter of the determination of damages and the enforcement of the indemnification provided in the Stock Exchange Agreement will be submitted for binding arbitration. Any obligation of the Principal Shareholders under the Stock Exchange Agreement to indemnify and hold harmless TSA and its affiliates applies only to claims made prior to the first anniversary of the Closing Date in the absence of actual fraud.

    The Stock Exchange Agreement further provides that the Principal Shareholders are entitled to assume the defense of any claims for which TSA seeks indemnification from the Principal Shareholders under the Stock Exchange Agreement and which are brought by parties unaffiliated with TSA.
If the Principal Shareholders elect in writing to assume the defense of any lawsuit or action with respect to any claim for which TSA is seeking indemnification under the Stock Exchange Agreement, the Principal Shareholders must take control of the defense and investigation of such lawsuit or action and must employ and engage an attorney acceptable to TSA to defend the same, at the Principal Shareholders' cost. TSA has the right to employ counsel with respect to any such claim, but the fees and expenses of such counsel shall be at the expense of TSA unless (i) the employment of counsel by TSA has been authorized in writing by the Principal Shareholders, or (ii) the Principal Shareholders have not employed counsel to assume the defense of such claim, in each of which case, the fees and expenses of counsel will be at the expense of the Principal Shareholders. Regardless of which part is controlling the defense of any claim, no settlement of such claim may be agreed to without the written consent of both the Principal Shareholders and TSA, which consent may not be unreasonably withheld.

TERMINATION

    The Stock Exchange Agreement will terminate if the Closing Date does not occur within twenty days after the Registration Statement is declared effective by the SEC, unless otherwise agreed by the parties. In addition, the Stock Exchange Agreement may be terminated at any time prior to the Closing Date: (i) by a mutual written consent of the Board of Directors of TSA and the Board of Directors of Grapevine; (ii) by TSA, if (A) there has been a breach by Grapevine or the Principal Shareholders of any of their representations and warranties under the Stock Exchange Agreement, such that such representations and warranties are not true and accurate in all material respects on and as of the Closing Date or (B) there has been a willful breach on the part of Grapevine or the Principal Shareholders of any of their covenants or agreements contained in the Stock Exchange Agreement, such that in both case (A) and in case (B), such breach has not been promptly cured within thirty days after notice to Grapevine or the Principal Shareholders; or (iii) by Grapevine, if (A) there has been a breach by TSA of any of its representations or warranties under the Stock

Exchange Agreement such that such representations and warranties of TSA are not true and accurate in all material respects on and as of the Closing Date or (B) there has been a willful breach on the part of TSA of any of its covenants or agreements contained in the Stock Exchange Agreement, such that in both case (A) and case (B) such breach has not been promptly cured within thirty days of notice to TSA.


                                 ACCOUNTING TREATMENT

    The Stock Exchange Agreement provides that consummation of the Share Exchange is conditioned upon the receipt by TSA of an opinion from TSA's independent auditors to the effect that the Share Exchange qualifies for accounting treatment as a "pooling of interests" if consummated in accordance with the Stock Exchange Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of TSA and Grapevine will be combined at Closing and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Grapevine will be combined on TSA's consolidated balance sheet. Consolidated statements of operations and other financial statements of TSA issued after consummation of the Share Exchange will be restated retroactively to reflect the consolidated operations of TSA and Grapevine as if the Share Exchange had taken place prior to the periods covered by such consolidated financial statements.

    For the Share Exchange to qualify as a pooling of interests for accounting purposes, substantially all (90 percent or more) of the outstanding Grapevine Class A Common Stock must be exchanged for TSA Class A Common Stock. If the holders of more than approximately 10 percent of Grapevine Class A Common Stock should assert their dissenters' rights, the Share Exchange would not qualify as a pooling of interests for accounting purposes. See "The Special Meeting - Dissenters' Rights." The Stock Exchange Agreement provides that as a condition to consummation of the Share Exchange the number of dissenting shares of the Plan of Share Exchange shall not exceed 10 percent of the outstanding shares of Grapevine's Class A Common Stock.

                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain of the intended U.S. Federal income tax consequences of the Share Exchange. This summary is based upon the Code, Treasury Regulations, judicial authority and administrative rulings and pronouncements of the Internal Revenue Service now in effect, all of which are subject to change at any time, possibly on a retroactive basis. This discussion does not address all aspects of Federal income taxation that may be relevant to particular shareholders and other parties to the Share Exchange and may not be applicable to shareholders who are not citizens or residents of the United States, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE SHARE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

    The Stock Exchange Agreement provides that the parties intend to adopt the agreement as a tax-free plan of reorganization and to consummate the Share Exchange in accordance with the provisions of Section 368(a)(1)(B) of the Code. TSA, Grapevine and the Principal Shareholders have each agreed not to, either before or after the Share Exchange, take any action that would prevent the Share Exchange from qualifying as a reorganization under Section 368(a)(1)(B) of the Code. No ruling will be requested from the Internal Revenue Service as to the Federal income tax consequences of the Share Exchange, and no opinion of counsel or of an accountant will be obtained.

    If the Share Exchange qualifies as a reorganization within the meaning of
Section 368(a) of the Code, it will have the following Federal income tax consequences for the shareholders of Grapevine, Grapevine and TSA:

1. No gain or loss will be recognized by shareholders of Grapevine as a result of the exchange of their shares of Grapevine Class A Common Stock or Grapevine Class B Common Stock solely for TSA Class A Common Stock pursuant to the Share Exchange.

2. The tax basis of the shares of TSA Class A Common Stock received by each Grapevine shareholder for Grapevine Class A Common Stock or Grapevine Class B Common Stock will equal the tax basis of such shareholder's Grapevine Class A Common Stock or Grapevine Class B Common Stock exchanged for such TSA Class A Common Stock pursuant to the Share Exchange (less any tax basis allocated to a fractional share).

3. The holding period of the shares of TSA Class A Common Stock received by each shareholder of Grapevine for Grapevine Class A Common Stock or Grapevine Class B Common Stock will include the holding period of such shareholder's Grapevine Class A Common Stock or Grapevine Class B Common Stock exchanged for such TSA Class A Common Stock pursuant to the Share Exchange.

4. Cash received by a shareholder of Grapevine in lieu of a fractional share of TSA Class A Common Stock will be treated as having been received in exchange for such fractional share of TSA Class A Common Stock. Accordingly, such shareholder will recognize gain or loss equal to the cash amount received for the fractional share of TSA Class A Common Stock reduced by the shareholder's basis in such fractional share. Any such gain or loss recognized would be treated as capital gain or loss and would generally be long-term capital gain or loss if the fractional share of TSA Class A Common Stock were treated as having been held for more than one year.

5. Neither TSA nor Grapevine will recognize gain or loss as a result of the Share Exchange.



                                 RESALE RESTRICTIONS

    All shares of Class A Common Stock issued in connection with the Share Exchange will be freely transferrable, except that shares of Class A Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Grapevine prior to the Share Exchange may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of TSA), or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of TSA or Grapevine generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. Rule 145 permits affiliates to sell up to one percent of the outstanding TSA Class A Common Stock in each three month period commencing with the public announcement of the results of thirty days of combined operations of TSA and Grapevine. It is expected that no affiliates of Grapevine will own as much as one percent of the outstanding shares of TSA Class A Common Stock following the Share Exchange. Under the requirements for pooling of interests accounting treatment, however, such affiliates have agreed not to sell their TSA Class A Common Stock until the public announcement of at least thirty days of combined operations of TSA and Grapevine.


                                      GRAPEVINE

    Information contained in this Prospectus Supplement concerning Grapevine was provided by Grapevine.

DESCRIPTION OF BUSINESS

    OVERVIEW

    Grapevine Systems, Inc. (Grapevine or the Company) was formed December 1, 1986. Grapevine's fiscal year ends on December 31.

    Grapevine develops, markets and supports a broad line of software products and services primarily focused on high availability (HA) and on-line transaction processing (OLTP) systems worldwide. Solutions from Grapevine typically combine both professional services and product software components and have been successfully provided to some of the largest corporations in the world.

    Grapevine's software products include ENGUARD-Registered Trademark-, a system monitoring and alert notification package, and the Resolve-TM- family of products which focus on streamlining software development and simplifying system performance measurement.

    HA/OLTP MARKET

    The HA/OLTP market continues to expand at a rapid rate as more end-users demand real-time information. The demand for Grapevine's products in both the domestic and international markets is expected to grow substantially due to technological advances, increasing consumer demand and the automation of systems in the international market.

    PROFESSIONAL SERVICES

    During fiscal years 1993, 1994 and 1995 and the six months ended June 30, 1996, Grapevine generated professional services revenue of $3,054,000, $3,405,000, $4,288,000 and $2,526,000, respectively, or 91%, 89%, 89% and 85%, respectively, of total gross revenues. Grapevine offers four types of services: technical services, architectural review, performance analysis and relational database.

    TECHNICAL SERVICES: Technical services cover a variety of tasks including application design, development, project management and consulting services.

    ARCHITECTURAL REVIEW/CAPACITY PLANNING: This service provides a comprehensive review of analyzed data and maps out a plan to ensure that future systems needs are met.

    PERFORMANCE ANALYSIS: The focus of this analysis is tailored to specific requirements and covers areas including current and future business issues, current hardware/software designs, potential problems, possible bottlenecks, and current operational procedures and recommendations.

    RELATIONAL DATABASE: By optimizing relational database design and application software, this service takes full advantage of flexible technology.

    SOFTWARE PRODUCTS

    Grapevine develops, markets and supports two products: Resolve, a Stratus-Registered Trademark--based set of utility software (InterConnect, MaxPro, and HPL), and ENGUARD. During fiscal years 1993, 1994 and 1995 and the six months ended June 30, 1996, Grapevine generated product license and maintenance fees of $297,000, $405,000, $517,000 and $433,000, respectively, or
9%, 11%, 11% and 15%, respectively, of total gross revenues.

    INTERCONNECT: A comprehensive software platform developed specifically for the Stratus VOS environment. InterConnect has been designed to focus the talents of a development staff, while decreasing the effort required to implement any software application.

    MAXPRO: A complete performance product available for Stratus VOS systems. MAX Pro provides everything from Stratus data collection to a real-time, graphical display for Windows-Registered Trademark- in a single package.

    HPL: (High Performance Labs) Is a cost effective way of providing System Performance Reviews for Stratus VOS systems. These reviews can be done monthly, quarterly, semi-annually or annually. They eliminate the burden of gathering performance statistics, mapping trends, and identifying potential problem areas.

    ENGUARD: ENGUARD is a non-intrusive monitoring system that alerts operations and management personnel of hardware, system, and application warnings, errors, and process state conditions that can lead to costly system outages.

    CUSTOMERS

    As of June 30, 1996, Grapevine has 47 customers. Grapevine's typical customers are large institutions in the banking, manufacturing, health care, gaming, on-line services, and brokerage industries. Some of Grapevine's largest customers included America Online (36.46% of gross revenues), American Airlines, Andersen Windows, Chicago Board Options Exchange, Applied Communications, Inc. (a subsidiary of TSA) (13.28% of gross revenues), Stratus Computer (10.46% of gross revenues), and Blue Cross of Massachusetts.

    SALES AND MARKETING

    Grapevine's primary method of distribution is direct sales by employees assigned to specific geographical areas. In addition, Grapevine uses distributors to supplement its direct sales force with certain software products in international and domestic markets.

    RESEARCH AND DEVELOPMENT

    Grapevine's product development efforts focus on new products and improved versions of existing products. Grapevine is currently directing development efforts towards further enhancing the functionality, reliability, performance and flexibility of existing products. During fiscal years 1993, 1994 and 1995 and the six months ended June 30, 1996, Grapevine's capitalized software development costs were $356,000, $358,000, $386,000 and $109,000, respectively.

    BACKLOG

    As of June 30, 1996, Grapevine had non-recurring revenue backlog of $2.0 million in services. Grapevine includes in its non-recurring revenue backlog all fees specified in contracts which have been executed by Grapevine to the extent that Grapevine contemplates recognition of the related revenue within one year. There can be no assurance that the contracts included in the non-recurring revenue backlog will actually generate the specified revenues or that the actual revenues will be generated within the one year period.

    COMPETITION

    The HA/OLTP market is highly competitive. There is no single significant competitor in the Stratus professional services market with the exception of Stratus' own professional services division. Grapevine's most significant competition is the clients' desire to use in-house resources to address their system development needs.

    PROPRIETARY RIGHTS AND LICENSES

    Grapevine relies on a combination of trade secret and license agreements, nondisclosures and other contractual provisions and technical measures to protect its proprietary rights. Grapevine distributes its software products under software license agreements which typically grant customers non exclusive licenses to use the products. Use of the software products is usually restricted to designated computers at specified locations and is subject to terms and conditions prohibiting unauthorized reproduction or transfer of the software products.

    Despite these precautions, there can be no assurance that misappropriation of Grapevine's software product and technology will not occur.

    EMPLOYEES

    As of June 30, 1996, Grapevine had a total of 57 employees, of whom 6 were engaged in administration, 9 in sales and marketing, 36 in system operations and 6 in product development and customer support. Grapevine's success is dependent upon its ability to attract and retain qualified employees. None of Grapevine's employees are subject to a collective bargaining agreement. Grapevine management believes that its relations with its employees are good.

     DISAGREEMENTS WITH AUDITORS

     There have been no changes in or disagreements with accountants on accounting and financial disclosure.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    REVENUE RECOGNITION AND PRICING

    Grapevine's typical service engagement is under a time and materials contract. Contracted hourly services are invoiced monthly. Services revenue is recognized as the services are performed. Grapevine has certain long-term contracts in which revenues are recognized using the percentage of completion method of accounting. Under this method, the percentage of completion is computed by relating the actual cost to date to the current estimated total cost.

    Grapevine typically charges a one-time license fee for the non-exclusive use of its software products. This fee allows the licensee to use the licensed software on specified equipment on a perpetual basis. A limited trial period is included prior to execution of a binding contract which eliminates potential returns and credits. Consequently, license fee revenue is recognized upon execution of a binding contract and delivery and activation of the software with no allowance for returns.

    After a 30 - 90 day warranty period, the licensee is charged an annual maintenance fee which is typically a percentage of the one-time license fee. Maintenance revenue is recognized ratably over the contract term commencing with customer acceptance of the maintenance agreement.

    Grapevine currently has an agreement for the relicensing of its software products with Stratus Computers, Inc. The agreement is non-exclusive. License fee revenue is recognized gross of any distribution fees and hardware costs for those licenses sold under this distribution agreement.

    RESULTS OF OPERATIONS

    The following table sets forth certain financial data and the percentage of total revenues of Grapevine for the periods indicated:


                                                                                                   Six Months Ended June 30,
                                             12 Months Ended December 31,                                 (Unaudited)
                                 --------------------------------------------------------    ------------------------------------
                                       1993                1994                1995                1995                1996
                                 --------------------------------------------------------    ------------------------------------
                                    $         %         $         %         $         %         $         %        $         %
                                 ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
                                             (Amounts given in thousands)                          (Amounts given in thousands)
REVENUE:
 CONSULTING FEES                 $3,054    91.15%    $3,405    89.37%    $4,288    89.25%    $1,954    90.98%    $2,526    85.36%
 PRODUCT LICENSE & MAINT. FEES     $297     8.85%      $405    10.63%      $517    10.75%      $194     9.02%      $433    14.64%
                                 ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
   GROSS REVENUE                 $3,351   100.00%    $3,810   100.00%    $4,805   100.00%    $2,148   100.00%    $2,959   100.00%

OPERATING COSTS & EXPENSES
 COST OF REVENUES                $1,406    41.96%    $1,583    41.54%    $2,544    52.94%    $1,146    53.36%    $1,471    49.71%
 RESEARCH & DEVELOPMENT -
  TECHNICAL STAFF                  $291     8.69%      $414    10.87%      $432     8.99%      $173     8.03%      $334    11.27%
 SALES & MARKETING                 $820    24.47%      $968    25.43%    $1,025    21.33%      $464    21.62%      $699    23.61%
 GENERAL & ADMINISTRATIVE          $568    16.94%      $714    18.73%      $739    15.38%      $364    16.94%      $442    14.95%
                                 ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
TOTAL OPERATING COSTS            $3,085    92.06%    $3,679    96.57%    $4,740    98.64%    $2,147    99.95%    $2,946    99.54%

INCOME FROM OPERATIONS             $266     7.94%      $131     3.43%       $65     1.36%        $1     0.05%       $13     0.46%

OTHER EXPENSES
 INTEREST EXPENSE                   $17     0.52%       $19     0.49%       $50     1.04%       $22     1.01%       $25     0.87%
 INTEREST INCOME                    ($0)    0.00%       ($2)    0.06%       ($0)    0.00%       ($0)    0.00%       ($0)    0.00%
                                 ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
OTHER EXPENSE - NET                 $17     0.52%       $17     0.43%       $50     1.04%       $22     1.01%       $25     0.87%

INCOME (LOSS) BEFORE INCOME
 TAXES                             $249     7.42%      $114     3.00%       $15     0.32%      ($21)   -0.96%      ($12)    -0.41%
PROVISION (CREDIT) FOR INCOME
 TAXES                              $99     2.94%       $48     1.25%        $6     0.13%       ($9)   -0.40%       ($5)    -0.17%
                                 ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
NET INCOME (LOSS)                  $150     4.48%       $66     1.75%        $9     0.19%      ($12)   -0.56%       ($7)    -0.24%
                                 ======   =======    ======   =======    ======   =======    ======   =======    ======   =======

    REVENUES:

    Grapevine's overall revenue growth rate was 13.7%, 26.1% and 37.8% for fiscal years 1994 and 1995 and the six months ended June 30, 1996, respectively.

    Professional service fee revenue increased 11.5%, 26.0% and 29.2% for fiscal years 1994 and 1995 and the six months ended June 30, 1996, respectively. These increases are primarily attributable to continued increases in demand for Grapevine's services as a result of increased demand in HA/OLTP processing and Grapevine as a solutions provider.

    Product license fee revenue increased 73.7%, 28.4% and 111.8% for fiscal years 1994 and 1995 and the six months ended June 30, 1996, respectively. These increases are a result of the rollout of the Enguard product in late 1994 and the signing of a distribution agreement with Stratus in 1995. There was a transition period involved in the distribution agreement which resulted in lower percentage growth during 1995. In late 1995, the distribution agreement was amended to remove an exclusivity clause. This, coupled with a natural maturation of the distribution agreement, resulted in a higher growth rate in product licenses and more direct sales during the six months ended June 30, 1996.

    Maintenance fees decreased 45.9% for fiscal year 1994 and increased 28.3% and 193.8% for fiscal year 1995 and the six months ended June 30, 1996, respectively. The decrease in 1994 was due in large part to the cancellation of two long-term third party product maintenance agreements. The 1995 and 1996 increase was due to an overall increase in the installed base of Grapevine's products.

    EXPENSES

    Grapevine's total operating expenses increased 19.3%, 28.8% and 37.2% for fiscal years 1994 and 1995 and the six months ended June 30, 1996, respectively.

    Cost of revenues as a percentage of gross revenue was 42.0%, 41.6% and 52.9% for fiscal years 1993, 1994 and 1995, respectively. The increase in 1995 is primarily attributable to a higher usage of contractors to staff several long-term engagements and engagements which required extensive travel. This allowed Grapevine to staff these projects quickly without hiring to peaks in demand. This increase is also a result of distribution fees associated with the Stratus distribution agreement. During the six months ended June 30, 1996, cost of revenues were 49.7% of gross revenues compared to 53.4% for the comparable period of 1995. The decrease is due to a more gradual hiring process to staff projects as well as lower distributor commission costs.

    Research and development technical staff cost as a percentage of gross revenue was 8.7%, 10.9%, and 9.0% for fiscal years ended 1993, 1994 and 1995, respectively. The increase in 1994 is due to development costs associated with
the Enguard product.    For the six months ended June 30, 1996, research and
development technical staff costs as a percentage of gross revenue were 11.3% compared to 8.0% for the comparable period of 1995. This increase is due to an increase in staff levels and associated training costs.

    Selling and marketing costs as a percentage of gross revenues were 24.5%, 25.4%, and 21.3% for fiscal years 1993, 1994, and 1995, respectively. The 1994 increase was due to additional staffing requirements necessary to support the increase in revenues and Grapevine's efforts to market its products. The decrease in 1995 is due to the use of Stratus as a distribution agent in lieu of direct sales. For the six months ended June 30, 1996, selling and marketing costs as a percentage of gross revenues were 23.6% as compared to 21.6% for the comparable period of 1995. The increase is a result of a focus on internal product sales and less reliance on distributors as well as the creation of an internal marketing department.

    General and administrative (G&A) costs as a percentage of gross revenues were 16.9%, 18.7%, and 15.4% for fiscal years 1993, 1994 and 1995, respectively. The 1994 increase was a result of increased staffing requirements, increased depreciation expense related to computer equipment purchases and increased rent expense resulting from additional office space.
The 1995 decrease is due to an emphasis on administrative cost controls and an increase in gross revenues. For the six months ended June 30, 1996, G&A costs were 15.0% as compared to 16.9% for the comparable period of 1995. This decline is due to the Company's continued emphasis on administrative costs controls and an increase in gross revenues.

    INCOME TAXES

    The effective tax rate for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 was 39.6%, 41.8%, 41.8% and 41.8%, respectively.

    As of June 30, 1996, the Company has deferred tax assets of $412,000 and deferred tax liabilities of $719,000. Each quarter, the Company evaluates its historical operating results as well as its projections for the next 24 months to determine the realizability of the deferred tax assets. This analysis indicated that $383,000 of the deferred tax assets were more likely than not to be realized. Accordingly, the Company has recorded a valuation reserve of $29,000 as of June 30, 1996.

    LIQUIDITY AND CAPITAL REQUIREMENTS

    At June 30, 1996, Grapevine had negative working capital of $155,680, cash and cash equivalents of $2,144, a $500,000 revolving line-of-credit of which $360,000 was outstanding and $200,000 note payable due August 12, 1996. The bank line-of-credit expires August 15, 1996. In connection with the line of credit, Grapevine has agreed to certain covenants which, among other things, require total stockholders' equity to remain above $250,000, minimum debt to net worth, and current ratio requirements. As of June 30, 1996, Grapevine was in violation of several covenants, all of which have been waived by the bank. During the six months ended June 30, 1996, Grapevine has renewed the term note payable as it has come due for amounts ranging from $50,000 to $200,000.

    For the years ended December 31, 1993, 1994, and 1995, the Company had cash flows from operations of $353,230, $454,491, and $395,533, respectively. Cash used in investing activities for these same periods was $424,549, $441,938, and $412,701, respectively, of which $355,986, $357,513 and $385,808 consisted of product development costs, respectively. For the six months ended June 30, 1996, the Company had negative cash flow from operations in the amount of $38,424. Cash used in investing activities for this same period was $153,480 of which $109,424 consisted of product development costs.

    In the event that the share exchange contemplated in this document is not consummated, management believes that it has the capability to refinance the $200,000 note due on August 12, 1996 and to renew the line of credit which expires August 15, 1996. Both of these debt instruments are with the same financial institution and the Company has had preliminary discussions regarding such refinancing and renewal. Management believes that these factors together with cash flow generated from operations, are sufficient to meet its working capital requirements for the foreseeable future.

SECURITY OWNERSHIP

    The following table sets forth certain information regarding beneficial ownership of Grapevine's Class A Common Stock as of the date of this Prospectus Supplement, (i) by each stockholder known by the Company to be a beneficial owner of more than five percent of Grapevine's Class A Common Stock, (ii) by each of Grapevine's directors, (iii) by each of the named executive officers of Grapevine and (iv) by all the directors and executive officers of Grapevine as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Grapevine Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable.





                      NUMBER OF      PERCENT OF
                        SHARES         SHARES
                     BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS(1)     OWNED(2)       OWNED
- -------------------   ------------    ------------

Stephen J. Royer         237,500         18.28%
Michael Benson           250,000         19.24
James McFadden           250,000         19.24
James G. Strickland      250,000         19.24
Michael Engel            250,000         19.24
All Directors and
Executive Officers as
a Group (5 persons)    1,237,500         95.25

- --------------------
(1) The business address of Messrs. Royer, Benson, McFadden, Strickland and Engel is 10842 Farnam Drive, Omaha, Nebraska 68154.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.


    The following table sets forth certain information regarding the beneficial ownership of Grapevine's Class B Common Stock as of the date of this Prospectus Supplement, (i) by each of Grapevine's directors, (ii) by each of the named executive officers of Grapevine and (iii) by all of the directors and executive officers of Grapevine as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Grapevine Class B Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                        NUMBER OF      PERCENT OF
                          SHARES         SHARES
                       BENEFICIALLY    BENEFICIALLY
NAME                      OWNED(1)       OWNED
- -------------------   ------------    ------------
Richard A. Berger         61,570         11.99%
David W. Konz             12,005          2.34
Michael Benson            19,225          3.74
Dennis Jorgensen          20,000          3.89
John S. Slowiaczek         2,500             *
All Directors and
Executive Officers as
a Group (5 persons)      115,300         22.44

- --------------------
*   Less than 1% of the outstanding Grapevine Class B Common Stock

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.


                           COMPARISON OF STOCKHOLDER RIGHTS

    Upon consummation of the Share Exchange, holders of Grapevine Class A Common Stock and holders of Grapevine Class B Common Stock will become holders of Class A Common Stock of TSA, a Delaware corporation, and their rights will be governed by the Delaware General Corporation Law ("DGCL"), the Amended and Restated Certificate of Incorporation of TSA, as amended (the "TSA Charter"), and the Amended and Restated Bylaws of TSA (the "TSA Bylaws"), which differ in certain material respects from the NBCA, the Articles of Incorporation of Grapevine, as amended (the "Grapevine Charter"), and the Bylaws of Grapevine, as amended (the "Grapevine Bylaws"). The following comparison of the rights of holders of Grapevine Class A Stock and Grapevine Class B Common Stock with the rights of TSA stockholders is qualified in its entirety by reference to the NBCA, Grapevine Charter and Grapevine Bylaws and the DGCL, TSA Charter and TSA Bylaws. Copies of the Grapevine Charter and Grapevine Bylaws are available upon written request from TSA, 330 South 108th Avenue, Omaha, Nebraska 68154, Attention: General Counsel. For information on how to obtain copies of the TSA Charter and the TSA Bylaws, see "Available Information" in the accompanying Prospectus.

AUTHORIZED CAPITAL STOCK

    TSA. The TSA Charter provides that authorized capital stock of TSA consists of 50,000,000 shares of Class A Common Stock, par value $.005 per share, 5,000,000 shares of Class B Common Stock, par value $.005 per share, and 5,450,000 shares of preferred stock, par value of $.01 per share.

    Grapevine. The Grapevine Charter provides that the authorized capital stock of Grapevine consists of 2,500,000 shares, par value $.004 per share, of which 1,937,125 shares are Grapevine Class A Common Stock and 562,875 shares are Grapevine Class B Common Stock.

VOTING

    TSA. The TSA Class A Common Stock and Class B Common Stock have the same rights, except that holders of Class B Common Stock are not entitled to vote except as provided by law or upon the automatic conversion of the Class B Common Stock into shares of Class A Common Stock at such time as either (a) Norwest Equity Capital, Inc. ("Norwest"), the holder of all currently outstanding shares of Class B Common Stock, elects to convert them or (b) the transfer of the Class B Common Stock to a person or entity that is both not an affiliate of Norwest and not subject to the restrictions on ownership of shares of voting capital stock by reason of the Bank Holding Company Act of 1956 or other statute or regulation. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders.

    Grapevine. Grapevine Class A Common Stock and Grapevine Class B Common Stock have equal preferences, powers and rights except Grapevine Class B Common Stock has no voting rights except as specifically required by the NBCA. Holders of Grapevine Class A Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders.


SPECIAL MEETINGS

    TSA. The TSA Bylaws provide that a special meeting of stockholders for any purposes may be called by the President and must be promptly called by the President or by the Secretary at the written request of (a) two or more Directors or (b) any holder or holders of at least 25% of the outstanding preferred stock, upon not fewer than ten nor more than sixty days' written notice.

    Grapevine. The Grapevine Bylaws provide that a special meeting of the shareholder, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of the outstanding shares of the corporation entitled to vote at the meeting.

DIRECTORS

    TSA. The TSA Bylaws provide that the number of directors of TSA is to be fixed from time to time by the Board of Directors but shall be no fewer than three nor more than nine. TSA's Board of Directors currently consists of six members.

    The TSA Bylaws further provide that any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholders' intent to make such nomination or nominations has been received by the Secretary of TSA not less than eighty days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Company by mail, press release or otherwise more than ninety days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. In the event that a person is designated as a nominee by the Board of Directors or a stockholder and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary, which notice shall include a signed consent to serve as a Director of the Company, if elected, of each such substitute nominee.

    Grapevine. The Grapevine Bylaws provide that the number of directors of Grapevine shall be up to nine and shall not exceed that number. Grapevine's Board of Directors currently consists of 7 members.

    The Grapevine Bylaws do not contain any restrictions regarding nomination of director candidates.


VACANCIES

    TSA. The TSA Bylaws provide that newly created directorships resulting from an increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.

    Grapevine. The Grapevine Bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. Any Directorship to be filled by reason of an increase in the number of directors will be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose.


STOCKHOLDER ACTION BY WRITTEN CONSENT

    TSA. The DGCL provides that, unless otherwise provided in the certificate of incorporation, shareholders may take action without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The TSA Charter does not address stockholder action by written consent.

    Grapevine. The Grapevine Bylaws provide that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


NOTICE OF STOCKHOLDER BUSINESS

    TSA. The TSA Bylaws provide that only business which is properly brought before an annual meeting of stockholders will be conducted at such meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must deliver or mail written notice thereof in writing to the Secretary of the Company, and such written notice must be received at the principal executive offices of the Company not less than eighty days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than ninety days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The chairman of an annual meeting will, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, if he should so determine, declare to the meeting that such business not properly brought before the meeting shall not be transacted.

    Grapevine. The Grapevine Bylaws provide that written or printed notice stating the place, day and hour of a shareholders meeting, and in the case of a special meeting, the purpose or purposes of which the meeting is called, must be delivered not less than ten, nor more than fifty, days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. The NBCA provides that, unless the NBCA or the articles of incorporation require otherwise, notice of an annual meeting shall not be required to include a description of the purpose or the purposes for which the meeting is called. The Grapevine Charter does not contain any requirements regarding notice of the business to be conducted at an annual meeting of shareholders.


INDEMNIFICATION

    TSA. The DGCL permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, the TSA Charter provides that TSA, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), shall indemnify a director or officer of the Company or a person who is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). The TSA Charter also provides that expenses incurred by an indemnified person will be paid in advance by the Company; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnified person incurred in his or her capacity as a director or officer shall be made only if the Company receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses.

    Grapevine. The NBCA permits, and in certain circumstances requires, indemnification by a corporation of certain officers and directors, and advancement of expenses under certain conditions in connection therewith. The Grapevine Charter and the Grapevine Bylaws do not contain any provision which obligates Grapevine to indemnify its officers or directors, or to advancement expenses in connection therewith.


INSURANCE

    TSA. The TSA Bylaws provide that the Company must purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the TSA Bylaws, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors. Furthermore, the TSA Charter provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Grapevine. Neither the Grapevine Charter nor the Grapevine Bylaws contain any provision regarding the purchase or maintenance of insurance by Grapevine on behalf of any person. The NBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, member of a limited liability company, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the NBCA.


LIMITATION OF LIABILITY

    TSA. The TSA Charter provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for (i) any breach of the director's duty of loyalty to the Company of its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the TSA Charter has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care. The TSA Charter further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    Grapevine. The Grapevine Charter and Grapevine Bylaws do not contain any provisions eliminating or limiting the liability of a director to Grapevine or its shareholders.


RESTRICTIONS ON BUSINESS COMBINATIONS

    TSA. The TSA Charter provides that the Company shall be subject to Section 203 of the DGCL ("Section 203"), and any successor provision thereto. Under
Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (the Company did not make such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock.

    Grapevine. Under the Nebraska Shareholders Protection Act, certain "business combinations" between certain Nebraska corporations which have one hundred or more shareholders and an "interested shareholder" are prohibited for a five-year period after the interested shareholders' acquisition of shares, unless the business combination or the acquisition of shares made by the interested shareholder is approved by the Nebraska corporation's board of directors prior to the date of the interested shareholder's acquisition of shares. The Nebraska Shareholders Protection Act, however, does not apply to a corporation, like Grapevine, which does not have a class of voting stock that is listed on a national securities exchange or is authorized for quotation on an interdealer quotation system of a registered national securities association, or which has fewer than one hundred shareholders.


SHAREHOLDER VOTE FOR MERGERS, SHARE EXCHANGES AND SALE OF ASSETS

    TSA. The DGCL generally requires the affirmative vote of a majority of the outstanding stock of each constituent corporation entitled to vote thereon in a merger (except with respect to certain mergers between parent and subsidiary corporations) or consolidation. With respect to the sale, lease or exchange of all or substantially all of a corporation's property and assets, the DGCL generally requires the affirmative vote of the holders of a majority of the outstanding stock. The DGCL does not address statutory share exchanges.

    Grapevine. The NBCA generally requires the approval of a two-thirds majority of all the votes entitled to be cast by each voting group entitled to vote separately of each corporation party to a merger and the corporation whose shares will be acquired in a share exchange. With respect to the sale, lease or exchange of all or substantially all of a corporation's property otherwise than in the usual and regular course of business, the NBCA generally requires the approval by a two-thirds majority of all the votes entitled to be cast on the transaction.


APPRAISAL OR DISSENTERS' RIGHTS

    TSA. The DGCL provides that appraisal rights are generally not available for shares of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon an agreement of merger or consolidation, are (i)listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. TSA's Class A Common Stock is subject to quotation on the Nasdaq National Market.

    Grapevine. The NBCA provides that shareholders have dissenters' rights, under certain circumstances, in the event of a merger or share exchange. See "The Special Meeting - Dissenters' Rights."


PREFERRED STOCK

    TSA. The TSA Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 5,450,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine. See "Description of Capital Stock - Preferred Stock" in accompanying Prospectus. TSA does not have any preferred stock currently outstanding. However, the rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

    Grapevine. The Grapevine Charter does not authorize Grapevine to issue preferred stock.



                                       EXPERTS

    The financial statements of Grapevine as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            INDEX TO FINANCIAL STATEMENTS

Grapevine Systems, Inc.:

    Independent Auditors' Report............................................F-1
    Balance Sheets as of December 31, 1994 and 1995 and  June 30, 1996
         (unaudited)........................................................F-2
    Statements of Operations for the years ended December 31, 1993,
         1994 and 1995 and the six months ended June 30, 1995
         (unaudited) and 1996 (unaudited)...................................F-3
    Statements of Changes in Stockholders' Equity for the year ended
         December 31, 1993, 1994 and 1995 and the six months ended
         June 30, 1996 (unaudited) .........................................F-4
    Statements of Cash Flows for the years ended December 31, 1993,
         1994 and 1995 and the six months ended June 30, 1995
         (unaudited) and 1996 (unaudited)...................................F-5
    Notes to Financial Statements....................................F-6 - F-13


Transaction Systems Architects, Inc.:

    Pro Forma Consolidated Balance Sheet as of June 30, 1996...............F-15
    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1993................................................F-16
    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1994................................................F-17
    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1995................................................F-18
    Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1996...............................................F-19
    Notes to Pro Forma Consolidated Financial Statements...................F-19

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Grapevine Systems, Inc.

We have audited the accompanying balance sheets of Grapevine Systems, Inc. as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 9, 1996

GRAPEVINE SYSTEMS, INC.

BALANCE SHEETS
- --------------------------------------------------------------------------------


                                                               DECEMBER 31,           JUNE 30,
                                                     ----------------------------  -------------
ASSETS                                                     1994           1995         1996
                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                         $      3,464   $      8,660   $      2,144
  Accounts receivable                                    629,097        821,131      1,085,704
  Costs and estimated earnings in excess of
   billings on uncompleted contracts (Note B)             16,280         29,550              -
  Income taxes receivable                                 62,811              -              -
  Prepaid expenses                                         8,391         33,573         25,055
                                                     ------------   ------------   ------------
           Total current assets                          720,043        892,914      1,112,903
                                                     ------------   ------------   ------------

PROPERTY AND EQUIPMENT:
  Furniture and fixtures                                 107,357        122,266        129,266
  Equipment                                              472,022        564,143        732,697
  Leasehold improvements                                  12,976         12,975         12,975
                                                     ------------   ------------   ------------
                                                         592,355        699,384        874,938
  Accumulated depreciation and amortization             (369,071)      (472,082)      (530,677)
                                                     ------------   ------------   ------------
           Total property and equipment                  223,284        227,302        344,261
                                                     ------------   ------------   ------------

PRODUCT DEVELOPMENT, net of accumulated
  amortization of  $412,651, $696,290,
  and $853,757 (unaudited), respectively                 672,777        774,946        726,902
                                                     ------------   ------------   ------------

                                                    $  1,616,104   $  1,895,162   $  2,184,066
                                                     ------------   ------------   ------------
                                                     ------------   ------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit (Note C)                      $    295,000   $    250,000   $    360,000
  Note payable (Note D and E)                                  -        100,000        200,000
  Current portion of capital lease
   obligations (Note F)                                   11,810         24,453         55,402
  Accounts payable                                       108,171        122,018        204,031
  Accrued expenses                                        62,482        182,680        154,380
  Billings in excess of costs and estimated
   earnings on uncompleted contracts (Note B)             40,180         40,400          6,250
  Deferred revenue                                        61,645        126,424         77,429
  Deferred income taxes (Note G)                         132,306        105,733        211,091
                                                     ------------   ------------   ------------
                                                     ------------   ------------   ------------
           Total current liabilities                     711,594        951,708      1,268,583
                                                     ------------   ------------   ------------

DEFERRED INCOME TAXES (Note G)                           202,755        235,762        125,345
                                                     ------------   ------------   ------------

LONG-TERM DEBT:
  Capital lease obligations, less current
   portion (Note F)                                        9,930          8,088         85,485
                                                     ------------   ------------   ------------
           Total long-term debt                            9,930          8,088         85,485
                                                     ------------   ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note H and J)

STOCKHOLDERS' EQUITY (Note H):
  Common stock, Class A, voting, $.004 par
   value, 1,937,125 shares authorized                      6,180          6,180          6,180
  Common stock, Class B, nonvoting, $.004 par
   value, 562,875 shares authorized                        2,251          2,251          2,251
  Additional paid-in capital                             114,692        117,343        124,930
  Retained earnings                                      626,432        635,387        628,345
  Less common stock held in treasury:
    Class A                                              (32,830)       (34,565)       (34,565)
    Class B                                              (15,671)       (22,232)       (16,533)
  Nonvested employee stock compensation                   (9,229)        (4,760)        (5,955)
                                                     ------------   ------------   ------------
           Total stockholders' equity                    691,825        699,604        704,653
                                                     ------------   ------------   ------------

                                                    $  1,616,104   $  1,895,162   $  2,184,066
                                                     ------------   ------------   ------------
                                                     ------------   ------------   ------------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF OPERATIONS
- --------------------------------------------------------------------------------

                                                                                                   SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      JUNE 30,
                                              ---------------------------------------------  ----------------------------
                                                     1993           1994           1995           1995           1996
                                                                                                       (UNAUDITED)
REVENUE:
  Professional service fees                    $  3,053,919   $  3,404,691   $  4,288,498   $  1,954,377   $  2,525,933
  Product license and maintenance fees              296,684        404,940        516,552        193,652        433,388
                                                ------------   ------------   ------------   ------------   ------------

           Gross revenue                          3,350,603      3,809,631      4,805,050      2,148,029      2,959,321
                                                ------------   ------------   ------------   ------------   ------------

OPERATING COSTS AND EXPENSES:
  Cost of revenues                                1,405,979      1,582,708      2,544,105      1,146,150      1,470,943
  Research and development technical staff          291,293        414,122        431,808        172,593        333,604
  Sales and marketing                               819,718        968,597      1,024,984        464,240        698,794
  General and administrative                        567,660        713,601        738,932        363,917        442,499
                                                ------------   ------------   ------------   ------------   ------------

           Total operating costs and expenses     3,084,650      3,679,028      4,739,829      2,146,900      2,945,840
                                                ------------   ------------   ------------   ------------   ------------

INCOME FROM OPERATIONS                              265,953        130,603         65,221          1,129         13,481
                                                ------------   ------------   ------------   ------------   ------------

OTHER EXPENSE (INCOME):
  Interest expense                                   17,470         18,513         49,867         21,862         25,665
  Interest income                                       (77)        (2,189)           (35)           (44)           (83)
                                                ------------   ------------   ------------   ------------   ------------
  Other expense - net                                17,393         16,324         49,832         21,818         25,582
                                                ------------   ------------   ------------   ------------   ------------

INCOME (LOSS) BEFORE
  INCOME TAXES                                      248,560        114,279         15,389        (20,689)       (12,101)

PROVISION (CREDIT) FOR INCOME
  TAXES (Note G)                                     98,517         47,780          6,434         (8,650)        (5,059)
                                                ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS)                              $    150,043   $     66,499   $      8,955   $    (12,039)  $     (7,042)
                                                ------------   ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------   ------------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------



                                                                COMMON STOCK
                                         ----------------------------------------------------------
                                                    CLASS A                      CLASS B               ADDITIONAL
                                         ----------------------------  ----------------------------      PAID-IN       RETAINED
                                             SHARES         AMOUNT         SHARES         AMOUNT        CAPITAL       EARNINGS
BALANCE, January 1, 1993                     63,150      $   6,315         18,000      $   1,800     $   84,661     $  409,890
 Issuance of Class B common stock               -              -            3,000            300         27,677            -
 Repurchase of Class A common stock             -              -              -              -              -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1993                      -              -              -              -              -              -
 1993 net income                                -              -              -              -              -          150,043
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1993                   63,150          6,315         21,000          2,100        112,338        559,933
 Stock split                              1,515,600            -          504,000            -              -              -
 Issuance of Class B common stock               -              -            4,125             16          2,354            -
 Conversion of Class A common stock
  to Class B common stock                   (33,750)          (135)        33,750            135            -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1994                      -              -              -              -              -              -
 1994 net income                                -              -              -              -              -           66,499
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1994                1,545,000          6,180        562,875          2,251        114,692        626,432
 Issuance of Class B common stock               -              -              -              -            2,651            -
 Repurchase of Class A common stock             -              -              -              -              -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1995                      -              -              -              -              -              -
 1995 net income                                -              -              -              -              -            8,955
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1995                1,545,000          6,180        562,875          2,251        117,343        635,387
 Issuance of Class B common stock
  (unaudited)                                   -              -              -              -            7,587            -
 Repurchase of Class B common stock
  (unaudited)                                   -              -              -              -              -              -
 Amount vested during 1996 (unaudited)          -              -              -              -              -              -
 1996 six month net loss (unaudited)            -              -              -              -              -           (7,042)
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, June 30, 1996 (Unaudited)        1,545,000      $   6,180        562,875      $   2,251     $  124,930     $  628,345
                                          -----------     ----------     ----------     ----------    -----------    -----------
                                          -----------     ----------     ----------     ----------    -----------    -----------


                                                                 TREASURY STOCK
                                         ----------------------------------------------------------   NON-VESTED
                                                     CLASS A                      CLASS B              EMPLOYEE
                                         -----------------------------  ---------------------------      STOCK
                                              SHARES         AMOUNT         SHARES         AMOUNT     COMPENSATION       TOTAL

BALANCE, January 1, 1993                     10,400      $ (36,239)         2,100     $   (4,220)    $  (22,582)    $  439,625
 Issuance of Class B common stock               -              -           (1,850)         3,082        (31,059)          -
 Repurchase of Class A common stock             600         (3,281)           -              -              -           (3,281)
 Repurchase of Class B common stock             -              -              730         (3,774)           -           (3,774)
 Amount vested during 1993                      -              -              -              -           28,012         28,012
 1993 net income                                -              -              -              -              -          150,043
                                          -----------     ----------     ----------     ----------    -----------    -----------


BALANCE, December 31, 1993                   11,000        (39,520)           980         (4,912)       (25,629)       610,625
 Stock split                                264,000            -           23,520            -              -              -
 Issuance of Class B common stock               -              -           (5,675)           947         (3,317)           -
 Conversion of Class A common stock
  to Class B common stock                   (33,750)         6,690         33,750         (6,690)           -              -
 Repurchase of Class B common stock             -              -           19,900         (5,016)           -           (5,016)
 Amount vested during 1994                      -              -              -              -           19,717         19,717
 1994 net income                                -              -              -              -              -           66,499
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1994                  241,250        (32,830)        72,475        (15,671)        (9,229)       691,825
 Issuance of Class B common stock               -              -          (19,850)         5,003         (7,654)           -
 Repurchase of Class A common stock           4,500         (1,735)           -              -              -           (1,735)
 Repurchase of Class B common stock             -              -           30,265        (11,564)           -          (11,564)
 Amount vested during 1995                      -              -              -              -           12,123         12,123
 1995 net income                                -              -              -              -              -            8,955
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1995                  245,750        (34,565)        82,890        (22,232)        (4,760)       699,604
 Issuance of Class B common stock
  (unaudited)                                   -              -          (37,500)         7,159        (14,746)           -
 Repurchase of Class B common stock
  (unaudited)                                   -              -            3,775         (1,460)           113         (1,347)
 Amount vested during 1996 (unaudited)          -              -              -              -           13,438         13,438
 1996 six month net loss (unaudited)            -              -              -              -              -           (7,042)
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, June 30, 1996 (Unaudited)          245,750      $ (34,565)        49,165      $ (16,533)    $   (5,955)    $  704,653
                                          -----------     ----------     ----------     ----------    -----------    -----------
                                          -----------     ----------     ----------     ----------    -----------    -----------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------


                                                                                                          SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                     --------------------------------------------  ----------------------------
                                                           1993           1994           1995           1995           1996
                                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                  $   150,043   $     66,499   $      8,955    $   (12,039)  $     (7,042)
  Adjustments to reconcile net income (loss)
    to net cash flows from operating activities:
    Depreciation and amortization expense                306,518        259,203        386,652        157,177        216,063
    Nonmonetary exchange of equipment                        -              -          (50,000)           -              -
    Vesting of stock under employee stock
      incentive plan                                      28,012         19,717         12,123          4,184         13,551
    Changes in assets and liabilities:
      Accounts receivable                               (251,965)        10,094       (192,034)      (224,586)      (264,573)
      Costs and estimated earnings in excess
        of billings on uncompleted contracts               5,783         (6,230)       (13,270)        16,280         29,550
      Income taxes receivable                            (15,786)       (44,224)        62,811         52,274            -
      Prepaid expenses                                    (5,197)         3,729        (25,182)        (8,952)         8,518
      Accounts payable                                    26,375         14,598         13,847        100,262         82,013
      Accrued expenses                                    21,599          3,298        120,198         54,940        (28,300)
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                (32,467)        40,180            220        (35,155)       (34,150)
      Deferred revenue                                    21,798         39,847         64,779        (18,186)       (48,995)
      Deferred income taxes                               98,517         47,780          6,434         (8,650)        (5,059)
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from operating activities      353,230        454,491        395,533         77,549        (38,424)
                                                      -----------   ------------   ------------    -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                    (68,563)       (84,425)       (26,893)        (4,171)       (44,056)
  Additions to product development                      (355,986)      (357,513)      (385,808)      (273,322)      (109,424)
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from investing activities     (424,549)      (441,938)      (412,701)      (277,493)      (153,480)
                                                      -----------   ------------   ------------    -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from bank line of credit                   75,000         20,000         55,000         35,000        110,000
  Payments on long-term debt                              (2,324)       (28,647)       (19,337)        (7,349)       (23,152)
  Purchase of treasury stock                              (7,055)        (5,016)       (13,299)           -           (1,460)
  Net borrowings on notes payable                            -              -              -          170,000        100,000
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from financing activities       65,621        (13,663)        22,364        197,651        185,388
                                                      -----------   ------------   ------------    -----------   ------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        (5,698)        (1,110)         5,196         (2,293)        (6,516)

CASH AND CASH EQUIVALENTS - Beginning of Period           10,272          4,574          3,464          3,464          8,660
                                                      -----------   ------------   ------------    -----------   ------------

CASH AND CASH EQUIVALENTS - End of Period            $     4,574   $      3,464   $      8,660   $      1,171   $      2,144
                                                      -----------   ------------   ------------    -----------   ------------
                                                      -----------   ------------   ------------    -----------   ------------

See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    NATURE OF OPERATIONS - Grapevine Systems, Inc. (the Company) is an Omaha, Nebraska, based professional software company that provides development services, product software, and consulting services for projects, large and small, to companies primarily in the United States who are engaged in a wide variety of industries. The Company specializes in providing programming services on Stratus hardware.
    Grapevine Systems, Inc. has developed special concentrations in the areas of application development, communication and performance analysis.

    BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL STATEMENTS - The balance sheet as of June 30, 1996 and the related statements of operations and cash flows for the six months ended June 30, 1995 and 1996, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for fair presentation of the Company's financial position and results of operations. The unaudited results of operations for the six months ended June 30, 1996, are not necessarily indicative of the results which may be expected for the entire year.

    REVENUE RECOGNITION - The Company recognizes revenues upon the delivery of its products and services for the majority of its contracts. The Company has certain long-term contracts in which revenues are recognized using the percentage of completion method of accounting. Under this method, the percentage of completion is determined by relating the actual cost to date to the current estimated total cost. The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents the excess of contract revenue recognized to date over actual billings to date. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents the excess of billings to date over the contract revenue recognized to date.

    NEW ACCOUNTING PRONOUNCEMENTS - The Company has evaluated the impact that will result from adopting SFAS No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which will be required to be adopted in the first quarter of 1996. The Company does not expect the impact from adoption to be material to its financial statements.

    PRODUCT DEVELOPMENT - Product development costs related to the Company's software products are recognized as expenses when incurred until technological feasibility has been established for the product.
    Thereafter, up to the general release of the products to the customer, all product development costs are capitalized. Such costs are then amortized on a straight-line basis over the remaining estimated economic life of the product, not to exceed three years. At each balance sheet date, the unamortized product development cost is analyzed for net realizable value by estimating future gross revenues by product reduced by future estimated costs of completing and disposing of that product.
    During the year ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, $355,986, $357,513, $385,808 and $109,424 (unaudited)
    of product development costs were capitalized, respectively. Research and development expenses incurred prior to capitalization of product costs were $647,278, $771,638, $817,616, $445,915 (unaudited) and $443,028 (unaudited)
    for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively.

    PROPERTY AND EQUIPMENT - Property and equipment is stated at cost and includes the cost of equipment leased by the Company under capital leases.

    Depreciation on property and equipment is provided utilizing accelerated methods over the following ranges of estimated useful lives:

                                                                LIFE IN YEARS
       Furniture and fixtures                                         7
       Equipment                                                    5-7
       Leasehold improvements                                     31-1/2
       Equipment under capital lease                                3-7

    DEFERRED REVENUE - Deferred revenue primarily relates to amounts received on maintenance contracts. Revenue is recognized ratably over the term of the contract.

    INCOME TAXES - Deferred income taxes have been provided in the financial statements to record appropriate amounts relating to temporary differences for income tax return and financial statement purposes. The Company uses the cash basis of accounting for income tax purposes, and the accrual basis of accounting for financial statement purposes. The Company follows Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

    CASH FLOW REPORTING - For purposes of the statements of cash flows, the Company considers all temporary investments purchased with a maturity of three months or less to be cash equivalents.


                                                                                       SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,                      JUNE 30,
                                  ----------------------------------------------   -------------------------
                                      1993           1994           1995           1995           1996
                                                                                          (UNAUDITED)
Cash paid during the year for:
  Interest on borrowings           $  15,463      $  20,522      $  48,113      $  25,945      $  18,364
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------

  Income taxes paid (refunded)     $  25,347      $  51,002      $ (72,205)     $ (49,200)     $   2,036
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------
Schedule of non-cash financing
  activities:
   Employee compensation paid
   through employee stock
   incentive plan (Note H):
    Book value of Class B
     common stock shares issued    $  31,059      $   3,317      $   7,654      $    -            14,746
    Book value of Class B
     common stock shares vested      (28,012)       (19,717)       (12,123)        (4,184)       (13,438)
                                    ---------      ---------      ---------      ---------      ---------

                                   $   3,047      $ (16,400)     $  (4,469)     $  (4,184)       $ 1,308
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------
Schedule of non-cash investing
  activities:
    Acquisition of property in
      exchange for capital lease
      obligation                   $   8,395      $  26,315      $  30,137      $  30,137      $ 131,498
                                    ---------      ---------      ---------      ---------      ---------
    Acquisition of property in
      exchange for services
      rendered                     $    -         $   3,081      $  50,000      $    -         $    -
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------


    In 1995, the Company received title to a computer with a fair value of $50,000. In exchange for this computer, the Company provided consulting services. In 1995, the Company recognized $50,000 of revenue on this transaction.

    In 1991, the Company received title to a mainframe computer with a fair value of $220,000. In exchange for this computer the Company agreed to complete development of certain software as well as honor a maintenance agreement with a vendor. In 1993, the Company recognized $27,000 of revenue on this transaction.

    STOCK SPLIT - On November 18, 1994 the Company amended its Articles of Incorporation for a 25 to 1 stock split. The amendment increased the authorized capital stock from 100,000 shares at $.10 par value to 2,500,000 shares at $.004 par value. The Corporation then issued 25 shares of Class A and Class B common stock at $.004 per share in exchange for each outstanding share of Class A and Class B common stock at $.10 per share. The Company also converted 33,750 shares of Class A common stock to Class B common stock at $.004 per share, from each of the respective classes Treasury stock.

    RECLASSIFICATIONS - Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the 1995 presentation format.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

B.  LONG-TERM CONTRACTS IN PROGRESS

    Information with respect to contracts in progress is as follows:



                                                            DECEMBER 31,                   JUNE 30,
                                               -------------------------------------      ----------
                                                    1994                1995                1996
                                                                                         (UNAUDITED)
Costs incurred and estimated earnings
  on uncompleted contracts                      $    16,280         $    69,550          $   22,500
Less billings to date                                40,180              80,400              28,750
                                                 ------------        ------------         -----------
                                                $   (23,900)        $   (10,850)         $   (6,250)
                                                 ------------        ------------         -----------
                                                 ------------        ------------         -----------

These balances are included in the accompanying balance sheets under the following captions:

                                                            DECEMBER 31,                   JUNE 30,
                                               -------------------------------------      ----------
                                                    1994                1995                1996
                                                                                         (UNAUDITED)

Costs and estimated earnings in excess
  of billings on uncompleted contracts          $    16,280         $    29,550          $    -
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts                                          40,180              40,400               6,250
                                                 ------------        ------------         -----------

                                                $   (23,900)        $   (10,850)         $   (6,250)
                                                 ------------        ------------         -----------
                                                 ------------        ------------         -----------


C.  BANK LINE OF CREDIT

    The line of credit consists of the following:



                                                              DECEMBER 31,           JUNE 30,
                                                       --------------------------- -------------
                                                          1994           1995          1996
                                                                                   (UNAUDITED)
$500,000 revolving line of credit with a bank,
  due August 15, 1996, payments of interest
  at the bank's base rate of 10.75% at
  December 31, 1995, and 10.75% at June 30,
   1996 (unaudited), due monthly, secured by all
  Company assets and guarantees by certain
  officers and shareholders of the Company            $   295,000    $   250,000    $   360,000
                                                       -----------    -----------    -----------



    In connection with the line of credit the Company has agreed to certain covenants which, among other things, require total stockholders' equity to remain above $250,000, minimum debt to net worth, and current ratio requirements. At December 31, 1995, the Company was in violation of several covenants, all which have been waived by the bank. At June 30, 1996, the Company was in violation of several covenants, all of which have been waived by the bank.

    The line of credit is subject to a maximum borrowing base of 80% of accounts receivable outstanding less than 90 days. At December 31, 1995 and June 30, 1996, $500,000 was available on the line of credit, of which $250,000 and $360,000 (unaudited) was outstanding.

D.  NOTE PAYABLE

    The term loan consists of the following:


                                                         DECEMBER 31,            JUNE 30,
                                                    -------------------------  --------------
                                                      1994          1995           1996
                                                                                (UNAUDITED)
Note payable with a bank, due August 12,
  1996, with interest at 10.75% at
  December 31, 1995 and 10.50% at June 30,
  1996 (unaudited), due along with principal
  at maturity, secured by all Company assets
  and guarantees by certain officers and
  shareholders of the Company                         $   -     $   100,000    $   200,000
                                                       -----     -----------    -----------


E.  STOCKHOLDER NOTES PAYABLE

    Stockholder notes payable of $18,000 were paid off in 1994.

F.  CAPITAL LEASE OBLIGATIONS

    Capital lease obligations were as follows:

                                                             DECEMBER 31,            JUNE 30,
                                                      ----------------------------  -------------
                                                         1994           1995           1996
                                                                                    (UNAUDITED)
    Capital lease obligations, effective interest
     rates ranging from 8.5% to 10.75%                $   21,740     $   32,541     $   140,887

    Less current portion                                  11,810         24,453          55,402
                                                       ----------     ----------     -----------

    Long-term capital lease obligations               $    9,930     $    8,088     $    85,485
                                                       ----------     ----------     -----------
                                                       ----------     ----------     -----------


G.  INCOME TAXES

    The provision for income taxes consists of:


                                                                                                SIX MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                                JUNE 30,
                             -----------------------------------------------------       ---------------------------------
                                 1993                1994                1995               1995              1996
                                                                                                   (UNAUDITED)
Current:
  Federal                    $     -             $     -              $    -             $     -             $     -
  State                            -                   -                   -                   -                   -
Deferred                         98,517              47,780               6,434              (8,650)             (5,059)
                              ----------          ----------           ---------          -----------         -----------

                             $   98,517          $   47,780           $   6,434          $   (8,650)         $   (5,059)
                              ----------          ----------           ---------          -----------         -----------
                              ----------          ----------           ---------          -----------         -----------



    Total tax expense for the year varies from the amount which would be provided by applying the statutory income tax rate to earnings before income taxes. The major reasons for this difference (expressed as a percentage of pre-tax income) are as follows:


                                                                                      SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,                     JUNE 30,
                                      --------------------------------------       -----------------------
                                       1993           1994           1995           1995           1996
                                                                                         (UNAUDITED)
Statutory rate                         34.0%          34.0%          34.0%          34.0%          34.0%
State income tax effect                 5.1%          5.51%          5.51%          5.51%          5.51%
Other                                   0.5%          2.29%          2.29%          2.29%          2.29%
                                       ------         ------         ------         ------         ------

                                       39.6%          41.8%          41.8%          41.8%          41.8%
                                       ------         ------         ------         ------         ------
                                       ------         ------         ------         ------         ------


    The net deferred income tax liability resulting from reporting revenue and expenses in different periods for tax and financial reporting purposes is as follows:


                                                                       DECEMBER 31,
                                                         ------------------------------------
                                                                 1994                1995
 Deferred income tax assets:
   Net operating loss carryforward                       $     18,530        $     62,190
   Income tax credits                                         101,120             116,521
   Accounts payable                                            45,111              52,262
   Other                                                       59,486             127,118
                                                         ------------        ------------
  Total                                                       224,247             358,091
                                                         ------------        ------------

  Valuation allowance                                         (38,644)            (48,082)
                                                         ------------        ------------

  Deferred tax liabilities:
   Accounts receivable                                       (230,463)           (285,236)
   Product development costs                                 (262,383)           (303,422)
   Other                                                      (27,818)            (62,846)
                                                         ------------        ------------
  Total                                                      (520,664)           (651,504)
                                                         ------------        ------------

  Net deferred income tax liability                      $   (335,061)       $   (341,495)
                                                         ------------        ------------
                                                         ------------        ------------


At December 31, 1995, the Company had the following tax net operating losses:

  Expiration                                                  Federal               State

  Year 2009                                               $    26,793        $    84,597
  Year 2010                                                   115,355            115,355


H.  EMPLOYEE STOCK INCENTIVE PLAN

    In 1988, the Company established an employee stock incentive plan to provide the employees of the Company with an opportunity to share in the growth of the Company on a voluntary basis.

    Under the current plan, the employees are not required to pay for the stock but instead those choosing to participate receive the stock as compensation. The stock is subject to buy-sell agreements which give the Company right of first refusal to repurchase the stock at book value under certain conditions as well as other restrictions.

    The stock is issued at its net book value, which the Board of Directors has determined to approximate market value, and ownership vests over three years from the date of issue. Compensation to the employee, equal to the net book value of the stock, is recognized by the Company as the ownership vests.

    The Company has authorized 562,875 shares of Class B non-voting common stock for issuance under this plan. During fiscal year 1993, 1994, 1995 and the six months ended June 30, 1996, the Company issued 121,250, 9,800, 19,850, and 10,000 (unaudited) shares under the plan, respectively. The Company also issued 27,500 (unaudited) shares of Class B non-voting common stock as compensation to certain individuals during the six months ended June 30, 1996. The Company repurchased 18,250, 19,900, 30,265, and 3,775
    (unaudited) shares of the stock issued under the plan at a cost of $3,774, $5,016, $11,564, and $1,460 (unaudited) as of December 31, 1993, 1994,
    1995, and the six months ended June 30, 1996, respectively. Of the remaining 486,610 shares (unaudited) at June 30, 1996 issued under the plan, 472,157 (unaudited) have vested with participating employees. If the Company decides to repurchase these vested shares, a contingent liability to the Company of $182,184 exists at December 31, 1995. The above shares have been restated to reflect the 25 to 1 stock split that occurred in 1994.

    In addition, the Company issued 60,000 and 31,250 shares of Class A voting common stock under the plan during 1988 and 1992, respectively. No shares were issued under the Plan during 1993, 1994, or 1995. The Company repurchased 15,000, -0-, 4,500 and -0- (unaudited) of such shares at a cost of $3,281, $-0-, $1,735 and $-0- (unaudited) as of December 31, 1993, 1994,
    1995 and the six months ended June 30, 1996, respectively. Of the remaining 61,750 shares issued under the plan, 61,750 have vested with participating employees. If the Company decides to repurchase these vested shares, a contingent liability to the Company of $24,280 exists at December 31, 1995. The above shares have been restated to reflect the 25 to 1 stock split that occurred in 1994.

I.  DEFINED CONTRIBUTION PLAN

    The Company adopted a 401(k) Defined Contribution Plan on January 1, 1993. The Plan year ends December 31. Employer contributions are discretionary. Employees may contribute up to 10% of their compensation subject to an annual limit established by the Internal Revenue Service. For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited), the Company elected not to make a contribution to the Plan.

J.  COMMITMENTS

    The Company leases office space under an operating lease. Total rent expense amounted to $154,854, $184,515, $186,663, $92,591 (unaudited) and
    $99,112 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively.

    The future minimum rental payments under the operating leases as of December 31, 1995 are as follows:

  1996                                                          $   117,137
  1997                                                               58,568
                                                                -----------
                                                                $   175,705
                                                                -----------
                                                                -----------


    In addition to the basic annual rent noted above, the Company is required to pay a portion of the direct expenses of the building through "additional rent". The direct expenses charged back to the Company are capped at an annual increase of 5%. The Company estimates the additional rent cap for 1996 will be approximately $81,200.

    At December 31, 1995, the Company has entered into a 36 month lease agreement to acquire computer equipment. This computer equipment will be treated as a capital lease with a fair value of $96,336. The Company had not yet received the equipment as of December 31, 1995 and, accordingly, has not recorded this agreement in the accounting records of the Company at that date.

    The Company has issued Class A Common Stock to the founders and certain officers which gives the Company right of first refusal to repurchase the stock at book value under certain conditions as well as other restrictions. At December 31, 1995, 1,237,500 shares were outstanding and have vested.
    If the Company decides to repurchase these vested shares, a contingent liability to the Company of $486,585 exists at December 31, 1995.

K.  MAJOR CUSTOMERS

    The Company has major customers who have accounted for a significant portion of revenues over the three years ended December 31, 1995. Sales to major customers were $1,209,352, $1,166,752, $1,948,418, $1,068,393
    (unaudited) and $1,693,589 (unaudited) which represents 39%, 34%, 44%, 56% (unaudited) and 61% (unaudited) of total revenues for the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1995 and 1996, respectively. The major customers for 1996 were not the same as those for 1995, 1994 and 1993.

L.  SUBSEQUENT EVENTS (UNAUDITED)

    On July 15, 1996, the Company entered into a merger agreement whereby all of the common stock of the Company will be exchanged for a specified number of common stock shares of Transaction Systems Architects, Inc. in accordance with the merger agreement. The merger will be accounted for as a pooling of interests transaction.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial statements give effect to the share exchange pursuant to the Stock Exchange Agreement dated July 15, 1996 between TSA and Grapevine. The pro forma consolidated balance sheet assumes that the share exchange occurred on June 30, 1996. The pro forma consolidated statements of operations assume that the share exchange occurred as of October 1, 1992. The share exchange will be accounted for as a pooling of interests. In addition, the pro forma consolidated statements of operations for the year ended September 30, 1995 and the nine months ended June 30, 1996 give effect to TSA's acquisition of substantially all of the net assets of TXN Solution Integrators (TXN) as if it occurred October 1, 1994. The TXN acquisition occurred on June 3, 1996 and was accounted for under the purchase method of accounting. The pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transactions been in effect as of the date or for the periods presented. The Grapevine financial information was derived by segregating audited annual financial numbers into the four quarters ended for the respective periods and summarizing this quarterly information into the pro forma periods shown.

                         TRANSACTION SYSTEMS ARCHITECTS INC.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    JUNE 30, 1996
                      (UNAUDITED, IN THOUSANDS AND U.S. DOLLARS)



                                                              TSA         Grapevine      Pro Forma     Pro Forma
                                                          Historical     Historical     Adjustments    Combined
                                                         ------------   ------------   ------------   ------------
                                 ASSETS
Current assets:
    Cash and cash equivalents                           $      22,946  $           2  $              $      22,948
    Receivables, net                                           48,943          1,086                        50,029
    Other                                                       4,772             25                         4,797
                                                         ------------   ------------   ------------   ------------


         Total current assets                                  76,661          1,113              0         77,774

Property and equipment, net                                    12,338            344                        12,682
Software, net                                                   5,083            727                         5,810
Intangible assets, net                                          7,206                                        7,206
Installment receivables                                         1,029                                        1,029
Investment and notes receivable                                 7,275                                        7,275
Other                                                           2,046                                        2,046
                                                         ------------   ------------   ------------   ------------

         Total assets                                   $     111,638  $       2,184  $           0  $     113,822
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                   $         741  $         560  $              $       1,301
    Current portion of capital lease obligations                  314             55                           369
    Accounts payable                                            5,654            204                         5,858
    Accrued employee compensation                               3,861                                        3,861
    Accrued liabilities                                         6,273            163                         6,436
    Income taxes                                                4,607            336                         4,943
    Deferred revenue                                           18,753             77                        18,830
                                                         ------------   ------------   ------------   ------------

         Total current liabilities                             40,203          1,395              0         41,598

Long-term debt                                                  1,421                                        1,421
Capital lease obligations                                         126             85                           211
                                                         ------------   ------------   ------------   ------------

         Total liabilities                                     41,750          1,480              0         43,230
                                                         ------------   ------------   ------------   ------------

Stockholders' equity:
    Common Stock                                                  127              8             (6)(a)        129
    Additional paid-in capital                                 93,557            119            (45)(a)     93,631
    Accumulated translation adjustments                          (272)                                        (272)
    Accumulated deficit                                       (23,512)           628                       (22,884)
    Treasury stock at cost                                        (12)           (51)            51 (a)        (12)
                                                         ------------   ------------   ------------   ------------
         Total stockholders' equity                            69,888            704              0         70,592
                                                         ------------   ------------   ------------   ------------
         Total liabilities and stockholders' equity     $     111,638  $       2,184  $           0  $     113,822
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------



See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended September 30, 1993
                    (unaudited, in thousands and in U.S. dollars)



                                                             TSA         Grapevine      Pro Forma    TSA/Grapevine
                                                          Historical (b) Historical    Adjustments      Combined
                                                         ------------   ------------   ------------   ------------
Revenues:
    Software license fees                               $     -         $        200  $              $         200
    Maintenance fees                                          -                  111                           111
    Services                                                  -                2,904                         2,904
                                                         ------------   ------------   ------------   ------------

         Total revenues                                       -                3,215              0          3,215
                                                         ------------   ------------   ------------   ------------

Expenses:
    Cost of software license fees:
       Software costs                                         -                  216                           216
    Cost of maintenance and services                          -                1,168                         1,168

    Research and development:
       Research and development costs                         -                  139                           139
    Selling and marketing                                     -                  818                           818
    General and administrative:
       General and administrative costs                       -                  556                           556
                                                         ------------   ------------   ------------   ------------

         Total expenses                                       -                2,897              0          2,897
                                                         ------------   ------------   ------------   ------------

    Operating income                                          -                  318              0            318
                                                         ------------   ------------   ------------   ------------

Other income (expense):
    Interest expense                                          -                  (19)                          (19)
                                                         ------------   ------------   ------------   ------------

         Total other                                          -                  (19)             0            (19)

                                                         ------------   ------------   ------------   ------------

Income  before income taxes                                   -                  299              0            299
Provision for income taxes                                    -                 (118)                         (118)
                                                         ------------   ------------   ------------   ------------

         Net income                                     $     -        $         181  $           0  $         181
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------



See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             Year Ended September 30,1994
                    (unaudited, in thousands, except share and per
                         share amounts, and in U.S. dollars)


                                                               TSA       Grapevine     Pro Forma         TSA/Grapevine
                                                          Historical (c) Historical    Adjustments          Combined
                                                         ------------   ------------   ------------       ------------
Revenues:
    Software license fees                                $     36,696   $        296   $                  $     36,992
    Maintenance fees                                           18,570             55                            18,625
    Services                                                   15,095          3,179           (154)(d)         18,120
    Hardware, net                                               3,702                                            3,702
                                                         ------------   ------------   ------------       ------------

         Total revenues                                        74,063          3,530           (154)            77,439
                                                         ------------   ------------   ------------       ------------

Expenses:
    Cost of software license fees:
       Software costs                                           7,310            224                             7,534
       Amortization of purchased software                       2,342                                            2,342
       Purchased contracts in progress                         12,398                                           12,398
    Cost of maintenance and services                           18,352          1,175           (154)(d)         19,373

    Research and development:
       Research and development costs                           8,432            154                             8,586
       Charge for purchased research and development           22,712                                           22,712
    Selling and marketing                                      17,761            917                            18,678
    General and administrative:
       General and administrative costs                        13,007            652                            13,659
       Amortization of goodwill and purchased
        intangibles                                               834                                              834
                                                         ------------   ------------   ------------       ------------

         Total expenses                                       103,148          3,122           (154)           106,116
                                                         ------------   ------------   ------------       ------------

Operating income (loss)                                       (29,085)           408              0            (28,677)
                                                         ------------   ------------   ------------       ------------

Other income (expense):
    Interest income                                               416                                              416
    Interest expense                                           (3,042)           (16)                           (3,058)
    Other                                                         172                                              172
                                                         ------------   ------------   ------------       ------------

         Total other                                           (2,454)           (16)             0             (2,470)
                                                         ------------   ------------   ------------       ------------

Income (loss) before income taxes                             (31,539)           392              0            (31,147)
Provision for income taxes                                     (1,999)          (165)                           (2,164)
                                                         ------------   ------------   ------------       ------------

         Net income (loss)                             $      (33,538) $         227  $           0      $     (33,311)
                                                         ------------   ------------   ------------       ------------
                                                         ------------   ------------   ------------       ------------

Net income per common and equivalent share             $        (1.66)                                   $       (1.61)
                                                         ------------                                     ------------
                                                         ------------                                     ------------

Weighted average shares outstanding                            20,208                          370(a)           20,578
                                                         ------------                  ------------       ------------
                                                         ------------                  ------------       ------------

See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended September 30, 1995
                    (unaudited, in thousands, except share and per
                         share amounts, and in U.S. dollars)





                                                                                 TSA/
                                          TSA        Grapevine   Pro Forma     Grapevine      TXN       Pro Forma       Pro Forma
                                       Historical   Historical  Adjustments    Combined    Historical  Adjustments       Combined
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Revenue:
   Software license fees              $    57,758  $       270  $            $    58,028  $     2,219  $    (1,446)(e) $    58,801
   Maintenance fees                        29,109           58                    29,167        3,573         (741)(e)      31,999
   Services                                23,467        3,309          (52)(d)   26,724        4,401         (178)(e)      30,947
   Hardware, net                            4,554                                  4,554        1,046          (11)(e)       5,589
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total revenues                   114,888        3,637          (52)     118,473       11,239       (2,376)        127,336
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------

Expenses:
   Cost of software license fees:
       Software costs                      12,827          312                    13,139        1,472       (1,457)(e)      13,154
       Amortization of purchased software   3,165                                  3,165                       123 (f)       3,288
       Purchased contracts in progress      2,956                                  2,956                                     2,956
   Cost of maintenance and services        26,863        1,675          (52)(d)   28,486        6,386          (66)(g)      33,887
                                                                                                              (919)(e)
   Research and development                12,323          269                    12,592                                    12,592
   Selling and marketing                   29,089          985                    30,074        1,148           (3)(g)      31,219
   General and administrative:
       General and administrative costs    17,898          753                    18,651          783           (4)(g)      19,430
       Amortization of goodwill and
        purchased intangibles                 344                                    344                       228 (h)         572
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total expenses                   105,465        3,994                   109,407        9,789       (2,098)        117,098
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Operating income(loss)                      9,423         (357)           0        9,066        1,450         (278)         10,238
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Other income (expense):
   Interest income                          1,075            2                     1,077          100         (190)(i)         987
   Interest expense                        (1,707)         (44)                   (1,751)         (40)                      (1,791)
   Other                                       12                                     12           15                           27
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total other                         (620)         (42)           0         (662)          75         (190)           (777)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Income (loss) before income taxes           8,803         (399)           0        8,404        1,525         (468)          9,461
Provision for income taxes                 (2,253)         167            0       (2,086)                     (423)(j)      (2,509)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Income before extraordinary
           loss                             6,550         (232)           0        6,318        1,525         (891)          6,952

Extraordinary loss                         (2,750)                                (2,750)                                   (2,750)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Net income (loss)            $     3,800  $      (232)           0  $     3,568  $     1,525         (891)          4,202
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------

Net income per common and equivalent
   share:
   Before extraordinary loss          $      0.29                            $      0.27                               $      0.30
   Extraordinary loss                       (0.12)                                 (0.12)                                    (0.12)
                                      -----------                            -----------                               -----------
         Net income (loss)            $      0.17                            $      0.15                               $      0.18
                                      -----------                            -----------                               -----------
Weighed average shares outstanding         22,871                       370(a)    23,241                                    23,241
                                      -----------               -----------  -----------                               -----------
                                      -----------               -----------  -----------                               -----------




See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           Nine Months Ended June 30, 1996
                    (unaudited, in thousands, except share and per
                         share amounts, and in U.S. dollars)


                                                                                 TSA/
                                          TSA        Grapevine   Pro Forma     Grapevine      TXN       Pro Forma      Pro Forma
                                       Historical   Historical  Adjustments    Combined    Historical  Adjustments      Combined
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Revenue:
   Software license fees              $    55,614  $       590  $              $    56,204   $    1,263  $      (837)(e)$    56,630
   Maintenance fees                        25,786          103                      25,889        2,400         (584)(e)     27,705
   Services                                25,778        3,481         (405)(d)     28,854        3,755         (193)(e)     32,416
   Hardware, net                            3,279                                    3,279          141          (81)(e)      3,339
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
         Total revenues                   110,457        4,174         (405)       114,226        7,559       (1,695)       120,090
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------

Expenses:
   Cost of software license fees:
       Software costs                      13,516          433                      13,949          859         (918)(e)     13,890
       Amortization of purchased
         software                           2,356                                    2,356                        82 (f)      2,438
   Cost of maintenance and services        27,245        1,753         (405)(d)     28,593        4,877          (61)(g)     32,632
                                                                                                                (777)(e)
   Research and development                10,944          237                      11,181                                   11,181
   Selling and marketing                   23,594          988                      24,582          656           (2)(g)     25,236
   General and administrative:
       General and administrative costs    18,226          641                      18,867          429           (3)(g)     19,293
       Amortization of goodwill and
         purchased intangibles                452                                      452                       152 (h)        604
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Total expenses                  96,333        4,052         (405)        99,980        6,821       (1,527)       105,274
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Operating income (loss)                    14,124          122            0         14,246          738         (168)        14,816
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Other income (expense):
   Interest income                          1,580                                    1,580           80         (120)(i)      1,540
   Interest expense                          (145)         (37)                       (182)          (2)                       (184)
   Other                                     (180)                                    (180)          23                        (157)
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Total other                      1,255          (37)           0          1,218          101         (120)         1,199
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------

Income (loss) before income taxes          15,379           85            0         15,464          839         (288)        16,015
Provision for income taxes                 (6,250)         (35)                     (6,285)                     (220)(j)     (6,505)
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Net income (loss)          $     9,129  $        50  $         0    $     9,179  $       839  $      (508)   $     9,510
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Net income per common and
   equivalent share                   $      0.34                              $      0.34                              $      0.35
                                      -----------                              -----------                              -----------
                                      -----------                              -----------                              -----------
Weighted average shares outstanding        26,658                       370 (a)     27,028                                   27,028
                                      -----------               -----------    -----------                              -----------
                                      -----------               -----------    -----------                              -----------



See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1: The unaudited pro forma consolidated financial statements reflect the following adjustments:

ADJUSTMENTS RELATED TO THE GRAPEVINE SHARE EXCHANGE:

    (a) Adjustment to reflect the combination of TSA and Grapevine Stockholders' Equity accounts.

    (b) TSA was formed on November 2, 1993, therefore, there were no results of operations for TSA for the year ended September 30, 1993.

    (c) Includes results of operations of TSA for the period from inception (November 2, 1993) through September 30, 1994.

    (d) Adjustment to eliminate revenue and expenses associated with Grapevine services provided to TSA.

ADJUSTMENTS RELATED TO THE TXN PURCHASE:

    (e)  Adjustment to eliminate royalties paid by TXN to TSA.

    (f)  Adjustment to reflect additional amortization of purchased software.

    (g) Adjustment to reflect reduction in depreciation expense related to assets not acquired by TSA.

    (h)  Adjustment to reflect amortization of goodwill.

    (i) Adjustment to eliminate interest earned on cash used to pay purchase price.

    (j) Adjustment to increase provision for income taxes arising from inclusion of the results of TXN's operations.

                                                                   ANNEX A

                                                                      PAGE    1


                     REVISED STATUTES OF NEBRASKA (1995)


@ 21-20,137. Dissenters' rights; terms, defined

   For purposes of sections 21-20,137 to 21-20,150:

      (1) Beneficial shareholder shall mean the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

      (2) Corporation shall mean the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer;

      (3) Dissenter shall mean a shareholder who is entitled to dissent from corporate action under section 21-20,138 and who exercises that right when and in the manner required by sections 21-20,140 to 21-20,148;

      (4) Fair value, with respect to a dissenter's shares, shall mean the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      (5) Interest shall mean interest from the effective date of the corporate action until the date of payment at the rate specified in section 45-104, as such rate may from time to time be adjusted by the Legislature;

      (6) Record shareholder shall mean the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation; and

      (7) Shareholder shall mean the record shareholder or the beneficial shareholder.

@ 21-20,138. Right to dissent

   (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

      (a) Consummation of a plan of merger to which the corporation is a party:

         (i) If shareholder approval is required for the merger by section 21-20,130 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

         (ii) If the corporation is a subsidiary that is merged with its parent under section 21-20,131;

      (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

      (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

      (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (i) Alters or abolishes a preferential right of the shares;

         (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                                                                      PAGE    3
                         R.R.S. Neb. @ 21-20,138 (1995)

         (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 21-2038; or

      (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for his or her shares under sections 21-20,137 to 21-20,150 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

   (3) The right to dissent and obtain payment under sections 21-20,137 to 21-20,150 shall not apply to the shareholders of a bank, trust company, stock-owned savings and loan association, industrial loan and investment company, or the holding company of any such bank, trust company, stock-owned savings and loan association, or industrial loan and investment company.

@ 21-20,139. Dissent by nominees and beneficial owners

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

      (a) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

@ 21-20,140. Notice of dissenters' rights

   (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 21-20,137 to 21-20,150 and be accompanied by a copy of such sections.

   (2) If corporate action creating dissenters' rights under section 21-20,138 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send those shareholders the dissenters' notice described in section 21-20,142.

@ 21-20,141. Dissenters' rights; notice of intent to demand payment

   (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (a) shall deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated and (b) shall not vote his or her shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

@ 21-20,142. Dissenters' notice

   (1) If proposed corporate action creating dissenters' rights under section 21-20,138 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 21-20,141.

   (2) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

      (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

      (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the corporation shall receive the payment demand which date may not be fewer than thirty nor more than sixty days after the date the notice required by subsection (1) of this section is delivered; and

      (e) Be accompanied by a copy of sections 21-20,137 to 21-20,150.

@ 21-20,143. Dissenters' rights; duty to demand payment

   (1) A shareholder who was sent a dissenters' notice described in section 21-20,142 shall demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (2)(c) of section 21-20,142, and deposit his or her certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits his or her shares under subsection (1) of this section shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

   (3) A shareholder who does not demand payment or does not deposit his or her share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

@ 21-20,144. Dissenters' rights; share restrictions

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 21-20,146.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

@ 21-20,145. Dissenters' rights; payment

   (1) Except as provided in section 21-20,147, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 21-20,143 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

   (2) The payment shall be accompanied by:

      (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (b) A statement of the corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's right to demand payment under section 21-20,148; and

      (e) A copy of section 21-20,137 to 21-20,150.

@ 21-20,146. Dissenters' rights; failure to take action

   (1) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (2) If, after returning deposited certificates and releasing transfer restriction, the corporation takes the proposed action, it shall send a new dissenter's notice under section 21-20,142 and repeat the payment demand procedure.

@ 21-20,147. Dissenters' rights; after-acquired shares

   (1) A corporation may elect to withhold payment required by section 21-20,145 from a dissenter unless he or she was the beneficial shareholder before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection
(1) of this section after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 21-20,148.

@ 21-20,148. Dissenters' rights; procedure if shareholder dissatisfied with payment or offer

   (1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 21-20,145, or reject the corporation's offer under section 21-20,147 and demand payment of the fair value of his or her shares and interest due if:

      (a) The dissenter believes that the amount paid under section 21-20,145 or offered under section 21-20,147 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

      (b) The corporation fails to make payment under section 21-20,145 within sixty days after the date set for demanding payment; or

      (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for his or her shares.

@ 21-20,149. Dissenters' rights; court action

   (1) If a demand for payment under section 21-20,148 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the district court of the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Appraisers shall have the powers described in the order appointing them or in any amendment to such order. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the proceeding shall be entitled to judgment (a) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or
(b) for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 21-20,147.

@ 21-20,150. Dissenters' rights; court costs and attorney's fees

   (1) The court in an appraisal proceeding commenced under section 21-20,149 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 21-20,148.

   (2) The court may also assess the attorney's fees and expenses and the fees and expenses of experts for the respective parties in amounts the court finds equitable:

      (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 21-20,140 to 21-20,148; or

      (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by sections 21-20,137 to 21-20,150.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                                                   ANNEX B

                               STOCK EXCHANGE AGREEMENT

    THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 15 day of July, 1996, by and among TRANSACTION SYSTEMS ARCHITECTS, INC., a Delaware corporation, ("TSA") GRAPEVINE SYSTEMS, INC., a Nebraska corporation, ("Grapevine"), and STEPHEN J. ROYER, JAMES J. McFADDEN, MICHAEL F. BENSON, JAMES G. STRICKLAND and MICHAEL R. ENGEL (the "Principal Shareholders").

                                       RECITALS

    A. TSA, the Principal Shareholders and Grapevine have determined to engage in the transactions contemplated hereby, pursuant to which Grapevine will adopt a Plan of Share Exchange in accordance with Section 21-20,129 of the Nebraska Business Corporation Act and its shareholders will exchange (the "Exchange") all of their shares of Grapevine Common Stock, par value $.004 per share ("Grapevine Common Stock"), for shares of TSA's Class A Common Stock, par value $.005 per share ("TSA Common Stock"), upon the terms and subject to the conditions set forth herein.

    B. The Principal Shareholders of Grapevine are hereby making certain representations, warranties, covenants and agreements in support of the transactions contemplated by this Agreement.

    C. The Exchange is intended to be treated as a "pooling of interests" for accounting purposes and a tax-free reorganization pursuant to the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                      ARTICLE I

                                     THE EXCHANGE

    SECTION 1.01 THE EXCHANGE.

    (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in subsection (b) below), the Grapevine shareholders will exchange, assign, transfer and deliver all of the shares of Grapevine Common Stock for shares of TSA Common Stock and TSA agrees to exchange therefor and assign, transfer and deliver that number of shares of TSA Common Stock as calculated in accordance with the provisions of this Agreement.

    (b) The closing of the Exchange (the "Closing") will take place as soon as practicable after the parties hereto are in a position to satisfy or waive the conditions set forth in Article VII. The Closing shall take place at a date and time to be mutually agreed upon by the parties but not later than twenty (20) business days after the Registration Statement is declared effective by the Securities and Exchange Commission (the "Closing Date") at the offices of Erickson & Sederstrom, P.C., Omaha, Nebraska 68114.

    (c)  On the Closing Date,   TSA shall deliver for exchange in accordance
with this Section 1.01 certificates evidencing TSA Common Stock in exchange for outstanding shares of Grapevine Common Stock.

    (d) Notwithstanding any other provision of this Agreement, no fractional shares of TSA Common Stock shall be issued in connection with the Exchange. In lieu of any such fractional shares, each holder of shares of Grapevine Common Stock who would otherwise have been entitled to receive a fraction of a share of TSA Common Stock upon surrender of Certificates for exchange pursuant to this
Section 1.01 shall be entitled to receive from TSA a cash payment equal to such fraction multiplied by the Average Closing Price of TSA Common Stock.

SECTION 1.02 EXCHANGE FACTORS.

    (a) On the Closing Date each share of Class A Grapevine Common Stock outstanding immediately prior to the Closing Date shall be exchanged for .2074 of a share of TSA Common Stock.

    (b) On the Closing Date each share of fully vested Class B Grapevine Common Stock outstanding immediately prior to the Closing Date, as set forth on
Exhibit 2.29, shall be exchanged for .1971 of a share of TSA Common Stock.

    (c) On the Closing Date each share of twenty-five percent (25%) vested Class B Grapevine Common Stock outstanding immediately prior to the Closing Date, as set forth on Exhibit 2.29, shall be exchanged for .1675 of a share of TSA Common Stock.

    (d) On the Closing Date each share of fifty percent (50%) vested Class B Grapevine Common Stock outstanding immediately prior to the Closing Date, as set forth on Exhibit 2.29, shall be exchanged for .1774 of a share of TSA Common Stock.

    (e) On the Closing Date each share of seventy-five percent (75%) vested Class B Grapevine Common Stock outstanding immediately prior to the Closing Date, as set forth on Exhibit 2.29, shall be exchanged for .1872 of a share of TSA Common Stock.

    The total number of shares of TSA Common Stock to be issued in the Exchange (i.e., 370,000) and the exchange ratios set forth in paragraph 1.02(a) through 1.02(e) will be adjusted in the event that the average per share closing price of TSA Common Stock on NASDAQ for the five (5) business days after the Registration Statement (described in Section 2.28) is declared effective by the Securities and Exchange Commission ("Average Closing Price") is less than Thirty Dollars ($30.00) per share or more than Forty Dollars ($40.00) per share. If the Average Closing Price is less than Thirty Dollars ($30.00) per share, then the total number of shares of TSA Common Stock to be issued in the Exchange shall be determined by dividing $11,100,000 (which is 370,000 x $30.00) by the Average Closing Price. If the Average Closing Price is greater than Forty Dollars ($40.00), then the total number of shares of TSA to be issued in the Exchange shall be determined by dividing $14,800,000 (which is 370,000 x $40.00) by the Average Closing Price. In the case of either such adjustment, the exchange ratios set forth in paragraphs 1.02(a) through 1.02(e) shall be adjusted accordingly.

    SECTION 1.03  EFFECT OF SHARE EXCHANGE UNDER NEBRASKA BUSINESS CORPORATION
ACT.

    Articles of Share Exchange shall be filed with the Secretary of State of Nebraska as soon as practicable after the Closing. The effective date of Articles of Share Exchange as specified in the Plan of Share Exchange (the "Effective Date") shall be the Closing Date or on such other date as the parties may mutually agree upon. Subject to the terms and conditions of this Agreement and the Plan of Share Exchange, TSA will acquire all of the Grapevine Common Stock in a statutory share exchange pursuant to the Plan of Share Exchange and in accordance with applicable provisions of Delaware and Nebraska law so as to cause each share of Grapevine Common Stock that is issued and outstanding immediately prior to the Effective Date to be exchanged for the number of fully paid and nonassessable shares of TSA Common Stock calculated in accordance with
Section 1.02 of this Agreement without further action on the part of any holder thereof.

    SECTION 1.04 TAX-FREE REORGANIZATION.

    The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Exchange in accordance with the provisions of Code (Internal Revenue Code of 1986, as amended) Section 368(a)(1)(B). The shares of TSA Common Stock issued in the Exchange will be issued solely in exchange for the issued and outstanding shares of Grapevine Common Stock pursuant to this Agreement, and no other transaction other than the Exchange represents, provides for or is intended to be an adjustment of the consideration paid for the Grapevine Common Stock. Except for cash paid in lieu of fractional shares or for dissenting shares of Grapevine Shareholders pursuant to their rights under Sections 21-20,137 to 21-20,150 of the Nebraska Business Corporation Act, no consideration that would constitute "other property" within the meaning of Code Section 356 will be paid by TSA for shares of Grapevine Common Stock in the Exchange. In addition, TSA represents that it presently intends, and that at the Effective Date it will intend, to continue Grapevine's historic business or use a significant portion of Grapevine business assets in a business.

    SECTION 1.05  POOLING OF INTERESTS.

    The parties intend that the transaction be treated as a "pooling of interests" for accounting purposes.

                                      ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF GRAPEVINE
                       AND THE GRAPEVINE PRINCIPAL SHAREHOLDERS

    Grapevine and the Grapevine Principal Shareholders, jointly and severally represent and warrant to TSA as set forth below:

    SECTION 2.01 CORPORATE EXISTENCE AND POWER. Grapevine is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nebraska, and has all corporate powers required to carry on its business as now conducted. Grapevine is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Grapevine. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its subsidiaries taken as a whole; and the term "Material Adverse Change" means a change which would have a Material Adverse Effect. Grapevine has delivered to TSA true and complete copies of Grapevine's Articles of Incorporation and Bylaws as currently in effect.

    SECTION 2.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Grapevine of this Agreement, the Plan of Share Exchange, the Articles of Share Exchange and the consummation by Grapevine of the transactions contemplated hereby are within

Grapevine's corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action. This Agreement , the Plan of Share Exchange and the Articles of Share Exchange constitute, or upon execution will constitute valid and binding agreements of Grapevine, enforceable against Grapevine in accordance with their respective terms and will constitute valid and binding agreements of the Grapevine Shareholders, enforceable against them in accordance with their respective terms.

    SECTION 2.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Grapevine and the Grapevine Principal Shareholders of this Agreement the consummation of the transactions contemplated hereby and the continued operation of the businesses of Grapevine after the Closing Date require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

    SECTION 2.04 NON-CONTRAVENTION. The execution, delivery and performance by Grapevine and the Grapevine Principal Shareholders of this Agreement and the consummation by Grapevine of the transactions contemplated hereby do not and will not:

    (a) contravene or conflict with the Articles of Incorporation or Bylaws of Grapevine;

    (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Grapevine;

    (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any material benefit under any agreement, contract or other instrument binding upon Grapevine or under any license, franchise, permit or other similar authorization held by Grapevine; or

    (d) result in the creation or imposition of any Lien (as defined below) on any material asset of Grapevine.

     For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 2.05 CAPITALIZATION.   The authorized capital stock of Grapevine
consists of 2,500,000 Shares of Grapevine Common Stock, of which 1,937,125 shares are Class A Common Stock and 562,875 shares are Class B Common Stock. As of the date hereof, there are outstanding 1,812,960 shares of Grapevine Common Stock, of which 1,299,250 shares are Class A Common Stock and 513,710 shares are Class B Common Stock.

    All outstanding shares of capital stock of Grapevine have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 2.05, there are outstanding (i) no shares of capital stock or other voting securities of Grapevine, (ii) no securities of Grapevine convertible into or exchangeable for shares of capital stock or voting securities of Grapevine, and (iii) no options or other rights to acquire securities from Grapevine and no obligation of Grapevine to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Grapevine. Except with respect to each of the Principal Shareholders other than Stephen J. Royer, Grapevine has entered into agreements ("Stockholder Agreements") with each of its shareholders to provide for the purchase of a shareholder's shares of Grapevine Common Stock in the event of such shareholder's death, disability, termination of employment or otherwise in the event of a shareholder's desire to sell his or her shares before his or her death, disability or termination of employment (a "Triggering Event"). Grapevine has no outstanding obligations under any Stockholders Agreement with any of its shareholders with respect to which a Triggering Event has occurred.

    SECTION 2.06 SUBSIDIARIES.

    (a)  Grapevine has no subsidiaries.

    SECTION 2.07 FINANCIAL STATEMENTS. Grapevine has delivered to TSA (i) an unaudited balance sheet of Grapevine dated as of May 31, 1996, (the "Grapevine Balance Sheet Date") and the related unaudited statement of income, shareholders equity and cash flows for the month period then ended, and (ii) the audited balance sheets of Grapevine dated as of December 31 , 1995 ("the Grapevine Balance Sheet") and the related audited statements of income, shareholders' equity and cash flows for said period along with the same audited financial statements for the periods ending December 31, 1994 and 1993 together with the notes thereto and the reports of Deloitte & Touche thereon. Such financial statements of Grapevine present fairly, in conformity with generally accepted accounting principles (GAAP), the financial position of Grapevine as of the dates thereof and its results of operations and cash flows for the periods then ended.

    SECTION 2.08 RECEIVABLES. The receivables shown on the Grapevine Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet. The receivables of Grapevine arising after the date of the Grapevine Balance Sheet and prior to the Closing Date arose or will arise in the ordinary course of business and have been collected or are or will be collectible in the book amounts thereof, consistent with the past practice of Grapevine less an appropriate allowance for doubtful accounts.

    SECTION 2.09 COMPLIANCE WITH LAW.    Grapevine  is in compliance in all
material respects with and has conducted its business so as to comply in all material respects with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority") applicable to its operations and with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against Grapevine or against any of its properties or businesses, which are continuing in effect and could reasonably be expected to have a Material Adverse Effect on Grapevine.

    SECTION 2.10 NO DEFAULTS.   Grapevine is not and  has not received notice
that it would be with the passage of time, (i) in violation of any provision of its Articles of Incorporation or Bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to Grapevine or
(B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Grapevine is a party or by which Grapevine or its properties or assets may be bound.

    SECTION 2.11 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or threatened, against Grapevine which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Grapevine has delivered to TSA correct and complete copies of all audit response letters prepared by its counsel for Grapevine's independent public accountants in connection with the last three completed audits of Grapevine's financial statements, including the audit conducted in connection with the Grapevine Balance Sheet, and any such correspondence since the Grapevine Balance Sheet Date.

    SECTION 2.12 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement, since the Grapevine Balance Sheet Date, Grapevine has conducted its business in the ordinary course and there has not occurred:

    (a)  Any Material Adverse Change with respect to Grapevine;

    (b) Any amendments or changes in the Articles of Incorporation or Bylaws or other similar organizational document of Grapevine;

    (c) Any redemption, repurchase or other acquisition of shares of capital stock of Grapevine by Grapevine or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Grapevine;

    (d) Any increase in or modification of the compensation or benefits payable or to become payable by Grapevine to any of its respective directors, employees or consultants, except in the ordinary course of business consistent with past practice, which past practice has been previously disclosed to TSA;

    (e) Any acquisition or sale of a material amount of property or assets by or of Grapevine;

    (f) Any entry into, amendment of, relinquishment, termination or non-renewal by Grapevine of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

    (g) Any labor dispute, other than routine individual grievances, or, to the best of its knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of Grapevine; or

    (h) Any agreement or arrangement made by Grapevine to take any action after the date hereof which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 2.12 untrue or incorrect as of the date when made.

    SECTION 2.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Grapevine from Grapevine , under any Grapevine Employee Plan (as defined in Section 2.14 (a) below) or otherwise,
(ii) materially increase any benefits otherwise payable under any Grapevine Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

    SECTION 2.14 EMPLOYEE BENEFITS.

    (a) Grapevine has set forth in the Grapevine Disclosure Schedule (attached hereto as Exhibit A) a list which identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by Grapevine or any affiliate thereof ( and covers any employee or former employee of Grapevine or any affiliate or under which Grapevine or any affiliate has any liability. Copies (or, if not in writing, detailed summaries) of such plans (and, it applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to TSA together with (to the extent existing) (x) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Grapevine Employee Plans."

    (b) No Grapevine Employee Plan constitutes a "multi employer plan" as defined in Section 3(37) of ERISA (a "Multi employer Plan"), no Grapevine Employee Plan is maintained in connection with any trust described in Section 501 (e) (9) of the Code and no Grapevine Employee Plan is subject to Title IV of
ERISA or Section 412 of the Code.   Nothing done or omitted to be done and no
transaction or holding of any asset under or in connection with any Grapevine Employee Plan has or will make Grapevine or any officer or director thereof, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4915 of the Code.

    (c)   Each Grapevine Employee Plan which is intended to be qualified under
Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501 (a) of the Code.

    (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Grapevine or any affiliate that would obligate Grapevine or any affiliate to pay any additional compensation, including severance pay, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by Grapevine of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

    (e) Neither Grapevine nor any of its affiliates maintain or administer any "defined benefit plans" for the benefit of their employees. Neither Grapevine nor its affiliates have any projected liability in respect of post-retirement health, life and medical benefits for retired employees of Grapevine and its affiliates. Other than provisions of applicable law, no condition exists that would prevent Grapevine from amending or terminating any Grapevine Employee Plan.

    (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Grapevine or any of its affiliates relating to, or change in employee participation or coverage under, any Grapevine Employee Plan which would materially increase the expense of maintaining such Grapevine Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year,

    SECTION 2.15 MAJOR CONTRACTS. The Grapevine Disclosure Schedule (attached hereto as Exhibit A) sets forth a list of the following agreements and covenants to which Grapevine is a party to or is subject to:

    (a) Any union contract or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination;

    (b) Any plan, contract or arrangement, written or oral, providing for bonuses, pensions. deferred compensation, severance pay or benefits, retirement payments, profit sharing, or the like;

    (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

    (d) Any royalty, service or distribution agreement or other similar agreement pursuant to which Grapevine has granted or received exclusive rights related to any product, group of products or territory;

    (e) Any lease for personal property in which the amount of payments which Grapevine is required to make on an annual basis exceeds $25,000;

    (f)  Any material license agreement, either as licensor or licensee;

    (g) Any contract containing covenants purporting to limit Grapevine's freedom to compete in any line of business in any geographic area; or

    (h) Any other agreement, contract or commitment which is material to Grapevine. .

    SECTION 2.16 TAX RETURNS.

    (a)  All Tax returns, statements, reports and forms (including estimated
Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any taxable period ending on or before the Closing Date by or on behalf of Grapevine (collectively, the "Grapevine Tax Returns"), the non-filing of which would have a Material Adverse Effect on Grapevine or would result in criminal penalties against Grapevine or any officer or employee thereof, have been or will be filed when due (including any extensions of such due date).

    (b) Grapevine has timely paid, withheld or made provision on its books for all Taxes due and payable with respect to all fiscal periods ending on or prior to the Closing Date and for the portion ending on the Closing Date of any fiscal period beginning prior to the Closing Date and ending after the Closing Date.

    (c) Grapevine has not granted any extension or waiver of the limitation period applicable to any Grapevine Tax Returns.

    (d) There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to Grapevine in respect of any Tax or assessment.

    (e) There are no liens for Taxes upon the assets of Grapevine except liens for current Taxes not yet due.

    (f) Grapevine will not be required to include any adjustment in Taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 (c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of Grapevine for any tax period (or portion thereof) ending on or before the Closing Date.

    (g) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by such entity or any Subsidiary thereof, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of such entity thereof for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) liability of such entity for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

    SECTION 2.17 INTERESTS OF OFFICERS, DIRECTORS AND OTHER AFFILIATES. The Grapevine Disclosure Schedule (attached hereto as Exhibit A) sets forth a description of any interest held, directly or indirectly, by any officer, director or other affiliate of Grapevine in any property, real or personal, tangible or intangible, used in or pertaining to Grapevine's business, including any interest in the Grapevine Intellectual Property Rights.

    SECTION 2.18  INTELLECTUAL PROPERTY.

    (a) Grapevine owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Grapevine as presently conducted. Each item of Intellectual Property owned or used by Grapevine immediately prior to the Closing hereunder will be owned or available for use by Grapevine on identical terms and conditions immediately subsequent to the Closing hereunder. Grapevine has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses.

    (b) Grapevine has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and Grapevine has never received any charge, compliant, claim, or notice alleging any such interference, infringement, misappropriation, or
violation.   No third party has interfered with, infringed upon,
misappropriated, or otherwise come into conflict with any Intellectual Property rights of Grapevine.

    (c) Set forth in the Grapevine Disclosure Schedule (attached hereto as Exhibit A) is a list of each patent or registration which has been issued to Grapevine with respect to any of its Intellectual Property and each pending patent application or application for registration which Grapevine has made with respect to any of its Intellectual Property, and a list of each license, agreement, or other permission which Grapevine has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).
 With respect to each item of Intellectual Property that Grapevine owns:

         (i)  it possesses all right, title, and interest in and to the item;

         (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

         (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         (iv) Grapevine has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as set forth in Grapevine's standard end-user license agreement.

    (d) Set forth in the Grapevine Disclosure Schedule (attached hereto as Exhibit A) is each item of Intellectual Property that any third party owns and that Grapevine uses pursuant to license, sublicense, agreement, or permission. With respect to each such item of used Intellectual Property:

         (i)  the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

         (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

         (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

         (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

         (vi) the underlying item of Intellectual Property is not subject to any outstanding judgment, order decree, stipulation, injunction, or charge; and

         (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

    (e) For the purposes of this Agreement, Grapevine Intellectual Property means: all of Grapevine's right, title and interest in and to (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software whether owned or licensed from a third party (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

    SECTION 2.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Grapevine which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Grapevine, any acquisition of property by Grapevine or the conduct of business by Grapevine as currently conducted or as currently proposed to be conducted by Grapevine.

    SECTION 2.20 TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES, CONDITION OF EQUIPMENT.

    (a) The Grapevine Disclosure Schedule (attached hereto as Exhibit A) sets forth a true and complete list of all real property leased by Grapevine and the aggregate annual rental or other fee payable under any such lease.

    (b) Grapevine has valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens, except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

    (c) The equipment owned or leased by Grapevine is (i) adequate for the conduct of the business of Grapevine consistent with its past practice, (ii) suitable for the uses to which it is currently employed. (iii) in good operating condition, normal wear and tear excepted, (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (vi) free from any known defects, except, with respect to clauses (ii) through (v) of this Section 2.20 (c) as would not have a Material Adverse Effect on Grapevine.

    SECTION 2.21 GOVERNMENTAL AUTHORIZATIONS AND LICENSES.    Grapevine  is the
holder of all material licenses, authorizations, consents, approvals, permits (including all necessary environmental permits), concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Governmental Authorizations").

    SECTION 2.22 ENVIRONMENTAL MATTERS.

    (a) Except as set forth on the Grapevine Disclosure Schedule (attached hereto as Exhibit A) Grapevine has not within the five years preceding the date hereof received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and no investigation or review is pending by any governmental entity, with respect to any material (i) alleged violation by Grapevine of any Environmental Law (as defined in subsection (b) below), or (ii) alleged failure by Grapevine to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business.

    (b) For the purposes of this Section 2.22, "Environmental Laws" shall mean any and all foreign and domestic federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment.

    SECTION 2.23 INSURANCE. The Grapevine Disclosure Schedule (attached hereto as Exhibit A) lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Grapevine. Copies of all such policies have been delivered to TSA prior to the date hereof. There is no claim by Grapevine pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Grapevine is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Grapevine does not know of any threatened termination of or material premium increase with respect to, any of such policies.

    SECTION 2.24 LABOR MATTERS.   Grapevine  is in compliance with all
currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment
practices, and are not engaged in any unfair labor practice.    Grapevine  has
not received any notice from any Governmental Authority, and there has not been asserted before any Governmental Authority, any claim, action or proceeding to which Grapevine is a party or involving Grapevine , and there is neither pending nor threatened any investigation or hearing concerning Grapevine arising out of or based upon any such laws, regulations or practices.

    SECTION 2.25 EMPLOYEES. The Grapevine Disclosure Schedule (attached hereto as Exhibit A) lists each salaried employee and sales representative of Grapevine and his or her current position, salary, commission and general compensation arrangement. Except for agreements listed in the Grapevine Disclosure Schedule, complete and accurate copies of which have been delivered to TSA, Grapevine is not a party to any effective consulting or employment agreements with individual consultants or employees (including officers and directors).

    SECTION 2.26 CUSTOMERS. The Grapevine Disclosure Schedule (attached hereto as Exhibit A) sets forth a list of those customers of Grapevine which during the last fiscal year provided revenue to Grapevine in an aggregate amount in excess of $100,000. Except as set forth in the Grapevine Disclosure Schedule, Grapevine has no reason to believe that any of such customers intends to terminate its business relationship with Grapevine.

    SECTION 2.27 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Grapevine Shareholders or Grapevine who might be entitled to any fee or commission from TSA upon consummation of the transactions contemplated by this Agreement.

    SECTION 2.28 INFORMATION SUPPLIED. TSA shall file a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in connection with the issuance of the TSA Common Stock in or as a result of the Exchange. None of the information supplied or to be supplied by Grapevine for inclusion in the Registration Statement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 2.29 GRAPEVINE SHAREHOLDERS. Exhibit 2.29 attached hereto contains the name of each Grapevine shareholder and the number of shares of Grapevine Common Stock owned by each shareholder.

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF TSA

    TSA represents and warrants to Grapevine  as set forth below:

    SECTION 3.01 CORPORATE EXISTENCE AND POWER. TSA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. TSA has all corporate power and all material Governmental Authorizations required to carry on its business as now conducted. TSA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TSA.

    SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by TSA of this Agreement and the consummation by TSA of the transactions contemplated hereby are within its corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action. This Agreement upon execution will constitute a valid and binding agreement of TSA, enforceable against TSA in accordance with their respective terms.

    SECTION 3.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance by TSA of this Agreement and the consummation of the Exchange by TSA, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

    (a) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

    (b)   compliance with any applicable requirements of the Securities Act of
1933   and the rules and regulations promulgated thereunder ("the Securities
Act")

    (c)  compliance with any applicable state securities or "blue sky" laws.

    SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by TSA of this Agreement and the consummation by TSA of the transactions contemplated hereby do not and will not:

    (a) contravene or conflict with the Restated Articles of Incorporation or Bylaws of TSA;

    (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to TSA or any other Subsidiary of TSA;

    (c) constitute a default under or give rise to a right of termination, cancellation, acceleration or loss of any material benefit under any agreement, contract or other instrument binding upon TSA or any subsidiary of TSA or any license, franchise, permit or other similar authorization held by TSA or any such subsidiary; or

    (d) result in the creation or imposition of any Lien on any material asset of TSA or any Subsidiary of TSA.

    SECTION 3.05 CAPITALIZATION OF TSA.

    (a) The authorized capital stock of TSA consists of 50,000,000 shares of Class A Common Stock, par value $.005 per share, 5,000,000 shares of Class B Common Stock, par value $.005 per share, and 5,450,000 shares of Preferred Stock, par value $.01 per share. As of July 1, 1996, there were outstanding:

         (i)    22,468,166 shares of Class A Common Stock,

         (ii)   2,971,252 shares of Class B Common Stock, and

        (iii)   no shares of TSA Preferred Stock.

    All outstanding shares of TSA Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

    (b) All shares of TSA Common Stock issued in the Exchange shall, upon issuance, be fully paid, validly issued and nonassessable. TSA has reserved and, to the extent additional authorized shares are required, will reserve upon authorization thereof by TSA's shareholders, sufficient shares of TSA Common Stock for issuance in the Exchange.

    SECTION 3.06 SEC FILINGS.

    (a)  TSA has delivered to Grapevine:

         (i) its annual report on Form 10-K for its fiscal year ended September 30, 1995;

         (ii) its quarterly reports on Form 10-Q for its fiscal quarters ending December 31, 1995 and March 31, 1996;

         (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of TSA held since September 30, 1994; and

         (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since September 30, 1994.

    SECTION 3.07 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of TSA included in its annual reports on Form 10-K and quarterly reports on Form 10-Q referred to in
Section 3.06 present fairly, in conformity with GAAP, the consolidated financial position of TSA and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "TSA Balance Sheet" means the consolidated balance sheet of TSA as of March 31, 1996, and the notes thereto, contained in TSA's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "TSA Balance Sheet Date" means March 31, 1996.

    SECTION 3.08 ABSENCE OF CERTAIN CHANGES. Since the TSA Balance Sheet Date, TSA has conducted its business in the ordinary course and there has not occurred any Material Adverse Change with respect to TSA.

    SECTION 3.09 COMPLIANCE WITH LAW.   Each of TSA and its subsidiaries is in
compliance in all material respects with and has conducted its business as to comply in all material respects with all laws, rules, regulations, judgments, decrees or orders of any Governmental Authority applicable to its operations and with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) including any such actions relating to affirmative action claims or claims of discrimination, against TSA or any of its subsidiaries or against any of their respective properties, which are continuing in effect and could reasonably be expected to have a Material Adverse Effect on TSA.

    SECTION 3.10 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TSA or any Subsidiary thereof who might be entitled to any fee or commission from the Grapevine Shareholders or Grapevine or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

                                      ARTICLE IV
                       COVENANTS OF GRAPEVINE AND THE GRAPEVINE
                                PRINCIPAL SHAREHOLDERS

    Grapevine and the Grapevine Principal Shareholders agree that:

    SECTION 4.01 CONDUCT OF GRAPEVINE. From the date hereof until the Closing Date, Grapevine shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

         (a) Grapevine will not adopt or propose any change in its Articles of Incorporation or Bylaws;

    (b)  Grapevine will not:

         (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of Grapevine that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Exchange or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency; or

         (ii) amend any existing contract, agreement, plan or arrangement so to provide;

    (c) Grapevine will not issue any Grapevine Common Stock or other securities;

    (d) Grapevine will keep in full force and effect all of its existing insurance and will not modify or reduce the coverage thereunder;

    (e) Grapevine will not sell, transfer, license, sublicense or otherwise dispose of any of its material assets, including Intellectual Property Rights, and will not pay any dividend or make any other distribution to holders of its capital stock;

    SECTION 4.02 ACCESS TO INFORMATION.

    (a) From the date hereof until the Closing Date, Grapevine will give TSA, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Grapevine and will furnish to TSA, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and all other information with respect to the business of Grapevine as such persons may reasonably request and will instruct Grapevine's employees, counsel and financial advisors to cooperate with TSA in its investigation of the business of Grapevine and in the planning for the combination of the businesses of Grapevine following the consummation of the Exchange; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Grapevine or the Grapevine Shareholders to TSA hereunder.

    (b) From the date hereof until the Closing Date, reasonably promptly following the end of each month, Grapevine will deliver to TSA a balance sheet and statement of operations of Grapevine for such month.

    SECTION 4.03 OTHER OFFERS. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Grapevine, and the officers, directors, employees or other agents of Grapevine will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any acquisition proposal, or (ii) engage in negotiations with, or, except as required by a court of competent jurisdiction, disclose any nonpublic information relating to Grapevine or afford access to the properties, books or records of Grapevine to any person or entity that may be considering making, or has made, an acquisition proposal.

                                      ARTICLE V

                                   COVENANTS OF TSA

    TSA agrees that:

    SECTION 5.01 ACCESS TO INFORMATION. From the date hereof until the Closing Date, TSA will give Grapevine, its counsel, financial advisors, auditors and other authorized representatives access to all information regarding TSA which may be reasonably requested by Grapevine or such representatives.

    SECTION 5.02 COMPENSATION TO KEY EMPLOYEES. Upon consummation of the Exchange, TSA agrees to offer Stephen J. Royer, James J. McFadden and Michael F. Benson compensation plans similar to those for executives in similar positions with other TSA subsidiaries.

    SECTION 5.03 PERFORMANCE PLAN. Upon consummation of the Exchange, TSA agrees in conjunction with the officers of Grapevine to establish a bonus compensation plan for

Grapevine employees consistent with the bonus plans for other TSA operating entities or units.

    SECTION 5.04 ISSUANCE AND REGISTRATION OF SECURITIES.   In connection with
the issuance of TSA Common Stock in the Exchange, TSA shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. TSA shall take any action required to be taken under state securities or "blue sky" laws in connection with the issuance and sale of TSA Common Stock in the Exchange.

                                      ARTICLE VI

                               COVENANTS OF ALL PARTIES

    TSA, Grapevine and the Principal Shareholders agree that:

    SECTION 6.01 ADVICE OF CHANGES. Each party will promptly advise the other such party in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of any Material Adverse Change in the business condition of the party and its subsidiaries, taken as a whole.

    SECTION 6.02 REGULATORY APPROVALS. Prior to the Closing Date, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

    SECTION 6.03 NECESSARY CONSENTS. Prior to the Closing Date, each party will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow it to carry on its business after the Closing Date.

    SECTION 6.04 ACTIONS CONTRARY TO STATED INTENT. No party hereto will, either before or after the Exchange, take any action that would prevent the Exchange from qualifying as a reorganization under Sections 368 (a)(1) (B) of the Code or prevent the transaction from qualifying for the Pooling of Interest method of accounting.

    SECTION 6.05 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of the Exchange to the financial community, government agencies, employees or the public generally shall be determined solely by TSA.

    SECTION 6.06 CONFIDENTIALITY.

    Except as expressly authorized by TSA in writing, Grapevine will not directly or indirectly divulge to any person or entity or use any TSA Confidential Information except as required for the performance of its duties under this Agreement. Except as expressly authorized by Grapevine in writing, TSA will not directly or indirectly divulge to any person or entity or use any Grapevine Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "TSA Confidential Information" consists of (a) any information designated by TSA as confidential whether developed by TSA or disclosed to TSA by a third party, (b) the source and object code to any TSA software and any trade secrets relating to any of the foregoing, and (c) any information relating to TSA's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "Grapevine Confidential Information" consists of (x) any information designated by Grapevine as confidential whether developed by Grapevine or disclosed to Grapevine by a third party (y) the source and object code to any Grapevine software, and any trade secrets related to any of the foregoing and
(z) any information relating to Grapevine product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. "TSA Confidential Information" and "Grapevine Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 6.05 of this Agreement. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly-known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator, or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator, or compiler, or (iv) is being or has heretofore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator, or compiler.

                                     ARTICLE VII

                              CONDITIONS TO THE EXCHANGE

    SECTION 7.01 CONDITIONS TO OBLIGATIONS OF TSA. The obligations of TSA hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by TSA, but only in a writing signed by TSA):

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS. The representations and warranties of Grapevine and the Grapevine Shareholders contained in Article II shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date and Grapevine and the Grapevine Shareholders shall have performed and complied with all of their covenants contained in Articles IV and VI in all material respects on or before the Closing Date. Grapevine shall have provided TSA with a certificate executed by the President and the Chief Financial Officer of Grapevine, dated as of the Closing Date, certifying compliance with this subsection (a) (except for any exceptions thereto which may be noted in such certificate). There shall be no personal liability to any Grapevine officer based on such officer executing this certificate except for any misstatements therein made with such officer's knowledge.

    (b) NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in Grapevine since the Grapevine Balance Sheet Date.

    (c) CONSENTS. All written consents, assignments, waivers or authorizations ("Consents") that are required as a result of the Exchange for the continuation in full force and effect of any material contracts or leases of Grapevine shall have been obtained.

    (d) GRAPEVINE SHAREHOLDER APPROVAL. The Grapevine shareholders shall have approved the Grapevine Plan of Share Exchange.

    (e) DELIVERY OF GRAPEVINE COMMON STOCK CERTIFICATES AND STOCK POWERS. The Grapevine shareholders shall execute and deliver stock certificates and related stock powers for all of their shares of Grapevine Common Stock to the Principal Shareholders, who shall in turn deliver such stock certificates and stock powers to TSA, and such stock certificates and stock powers shall be in forms reasonably satisfactory to TSA.

    (f) POOLING OF INTERESTS. TSA shall receive written assurance from its financial advisors that the proposed transaction as set forth in this Agreement will qualify for Pooling of Interests accounting.

    (g) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

    (h) PLAN OF SHARE EXCHANGE. The Grapevine Articles of Share Exchange shall have been declared effective and the number of dissenting shares to the Plan of Share Exchange shall not exceed ten percent (10%) of the Grapevine outstanding shares.

    SECTION 7.02 CONDITIONS TO OBLIGATIONS OF GRAPEVINE AND THE GRAPEVINE SHAREHOLDERS. The obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by Grapevine in a writing signed by Grapevine ):

    (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TSA set forth in Article III shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date and TSA shall have performed and complied with all of its covenants contained in Articles V and VI in all material respects on or before the Closing Date. TSA shall have provided Grapevine with a certificate executed by the President and the Chief Financial Officer of TSA, dated as of the Closing Date, certifying compliance with this subsection (a). There shall be no personal liability to any TSA officer executing this certificate except for any misstatements therein made with such officer's knowledge.

    (b) NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in TSA since the TSA Balance Sheet Date.

                                     ARTICLE VIII

                               TERMINATION OF AGREEMENT

    SECTION 8.01 TERMINATION PRIOR TO THE CLOSING DATE. Unless otherwise agreed by the parties hereto, this Agreement shall be terminated if the Closing Date does not occur within twenty (20) business days after the Registration Statement (described in Section 2.28) is declared effective by the Securities and Exchange Commission.

    SECTION 8.02 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         (i) by a mutual written consent of the Board of Directors of TSA and the Board of Directors of Grapevine ;

         (ii) by TSA, if (A) there has been a breach by Grapevine or the Principal Shareholders of any of their representations and warranties hereunder such that Section 7.01 (a) will not be satisfied or (B) there has been the willful breach on the part of Grapevine or the Principal Shareholders of any of their covenants or agreements contained in this Agreement such that in both case (A) and case (B), such breach has not been promptly cured within thirty (30) days after notice (in reasonable detail) to Grapevine or the Principal Shareholders; or

         (iii) by Grapevine, if (A) there has been a breach by TSA of any of its representations and warranties hereunder such that Section 7.02 (a) will not be satisfied or (B) there has been the willful breach on the part of TSA of any of its covenants or agreements contained in this Agreement such that in both case (A) and case (B), such breach has not been promptly cured within thirty (30) days after notice (in reasonable detail) to TSA.

    SECTION 8.03 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of either TSA or Grapevine, except that the agreements contained or referred to in Sections 6.06, 8.03, 9.03 shall survive the termination hereof.

                                      ARTICLE IX

                                    MISCELLANEOUS

    SECTION 9.01 DEFINITIONS. The following terms are defined in the Section of this Agreement referenced below:

    Defined Term                                      Reference
    ------------                                      ---------
    Articles of Share Exchange                        1.03 and
                                                        7.01(h)
    Average Closing Price                             1.02
    Closing                                           1.01(b)
    Closing Date                                      1.01(b)
    Code                                              1.04

    Dissenting Shares                                 1.04 and
                                                        7.01(h)
    Environmental Laws                                2.22(b)
    ERISA                                             2.14(a)
    Exchange                                          Recital A
    Exchange Act                                      3.03
    GAAP                                              2.07
    Governmental Authority                            2.09
    Grapevine                                         Preamble
    Grapevine Balance Sheet                           2.07
    Grapevine Balance Sheet Date                      2.07
    Grapevine Common Stock                            Recital A
    Grapevine Disclosure Schedule                     2.14
    Grapevine Employee Plans                          2.14(a)
    Grapevine Shareholders                            Preamble
    Grapevine Tax Returns                             2.16(a)
    Intellectual Property Rights                      2.18(e)
    Lien                                              2.04(d)
    Material Adverse Change                           2.01
    Material Adverse Effect                           2.01
    Multi Employer Plan                               2.14(b)
    Pooling of Interests                              1.05 and
                                                        7.01(f)
    Plan of Share Exchange                            Recital A and
                                                        2.02
    Principal Shareholders                            Preamble
    Registration Statement                            2.28
    Securities Act                                    3.03(b)
    Stockholders Agreement(s)                         2.05
    Tax                                               2.16(g)
    Taxing Authority                                  2.16(g)
    Triggering Event                                  2.05
    TSA                                               Preamble
    TSA Common Stock                                  Recital A

    SECTION 9.02 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    SECTION 9.03 FEES AND EXPENSES. Each party shall bear its own fees and expenses.

    SECTION 9.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY.

    (a) SURVIVAL OF REPRESENTATIONS. Except as otherwise expressly provided herein, the representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party. The representations, warranties, covenants and agreements of the Principal Shareholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date but shall expire on the first anniversary of the Closing Date in the absence of actual fraud.

    (b) INDEMNIFICATION. If the Closing of the Exchange shall occur, then, subject to the provisions of this Section 9.04, the Principal Shareholders severally shall indemnify and hold harmless TSA and its affiliates from and against:

         (i) all Damages arising from any misrepresentation or breach of warranty, covenant or agreement made by the Principal Shareholders in
    Article II and any breach by Grapevine or the Principal Shareholders of any covenant or agreement on its or his part contained in this Agreement;

         (ii) all Damages arising from any liability for Taxes payable by Grapevine, for any fiscal periods ending on or prior to the Closing Date and for any Taxes payable by any of such entities for the portion ending on the Closing Date of any fiscal period beginning prior to the Closing Date.

    Each Principal Shareholder shall indemnify for the damages set forth in
Section 9.04(b)(i) and (ii) but in no event shall the Principal Shareholders collectively be required to indemnify TSA for an amount in excess of five percent (5%) of the total value of the TSA shares exchanged valued at the closing price of TSA shares on NASDAQ on the business day prior to the Closing Date provided that the total value of the TSA shares exchanged cannot be less than $11,100,000.00 or more than $14,800,000.00. Payment of any indemnity shall be made by transferring TSA Common Stock valued at the closing price determined by the result of dividing the actual exchange value by the total number of TSA shares exchanged. If the Principal Shareholders shall dispute the amount of Damages or shall fail to pay Damages after demand therefor, the matter of the determination of Damages and the enforcement of the indemnification provided in this Agreement shall be submitted for Binding Arbitration.

    (c) PRINCIPAL SHAREHOLDERS' PARTICIPATION IN DEFENSE AGAINST THIRD PARTY CLAIMS. The Principal Shareholders shall be entitled to assume the defense of any claims for which TSA shall seek indemnification from the Principal Shareholders under this Agreement and which are brought by parties unaffiliated with TSA. If the Principal Shareholders elect in writing to assume the defense of any lawsuit or action with respect to any claim for which TSA is seeking indemnification under this Agreement, the Principal Shareholders shall take control of the defense and investigation of such lawsuit or action and shall employ and engage an attorney acceptable to TSA to defend the same, at the Principal Shareholders' cost. TSA shall have the right to employ counsel with respect to any such claim, but the fees and expenses of such counsel shall be at the expense of TSA unless (i) the employment of counsel by TSA has been authorized in writing by the Principal Shareholders, or (ii) the Principal Shareholders shall not in fact have employed counsel to assume the defense of such claim, in each of which case, the fees and expenses of counsel shall be at the expense of the Principal Shareholders. Regardless of which party is controlling the defense of any claim, (i) both the Principal Shareholders and TSA shall act in good faith, (ii) no settlement of such claim may be agreed to without the written consent of both the Principal Shareholders and TSA, which consent shall not be unreasonably withheld, and (iii) the fees and expenses of the counsel retained to defend such claim shall be payable by the Principal Shareholders except as provided in the foregoing sentence.

    SECTION 9.05 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

    IF TO TSA:

    General Counsel
    Transaction Systems Architects, Inc.
    330 South 108th Avenue
    Omaha, NE 68154

    IF TO GRAPEVINE:

    10842 Farnam Drive
    Omaha, NE 68154

    IF TO THE PRINCIPAL SHAREHOLDERS:

    Stephen J. Royer
    41 Ginger Woods Road
    Valley, NE 68064

    James J. McFadden
    3125 Armbrust Drive
    Omaha, NE 68124

    Michael F. Benson
    22716 Rifle Ridge Terrace
    Elkhorn, NE 68022

    James G. Strickland
    2415 South 100th Street
    Omaha, NE 68124

    Michael R. Engel
    612 Morrison Drive
    Omaha, NE 68154

    Such communications shall be effective when they are received by the addressee thereof. Any party may change its address or telecopier number for such communications by giving notice thereof to the other parties in conformity with this Section.

    SECTION 9.06 GOVERNING LAWS. The laws of the State of Nebraska (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

    SECTION 9.07 BINDING UPON SUCCESSORS AND ASSIGNS. No assignment or transfer by TSA, the Grapevine Shareholders or Grapevine of their respective rights and obligations hereunder shall be made except for such transfers as are effected by death or testamentary succession or otherwise by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns (including without limitation the administrators, executors, representatives, heirs, legatees and devisees of the Grapevine Shareholders), and any reference to such a party hereto shall also be a reference to permitted successors or assigns.

    SECTION 9.08 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

    SECTION 9.09 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

    SECTION 9.10 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

    SECTION 9.11 AMENDMENT AND WAIVERS.  Any term or provision of this
Agreement may be amended. and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.
The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by all parties.

    SECTION 9.12 CONSTRUCTION OF AGREEMENT.  A reference to an Article,
Section, Schedule or Exhibit shall mean an Article of, a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

    SECTION 9.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, not will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity and all provisions hereof will be personal solely between the parties to this Agreement.

    SECTION 9.14 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

    SECTION 9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.





                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       TRANSACTION SYSTEMS ARCHITECTS, INC.

                                       BY: /s/ W Fisk
                                          ------------------------------------
                                       ITS:
                                           -----------------------------------


                                       GRAPEVINE SYSTEMS, INC.

                                       BY: /s/ Stephen J. Royer
                                          ------------------------------------
                                       ITS: President
                                           -----------------------------------


                                       GRAPEVINE PRINCIPAL SHAREHOLDERS

                                       /s/ Stephen J. Royer
                                       ---------------------------------------
                                       STEPHEN J.  ROYER

                                       /s/ James J. McFadden
                                       ---------------------------------------
                                       JAMES J. MCFADDEN

                                       /s/ Michael F. Benson
                                       ---------------------------------------
                                       MICHAEL F. BENSON

                                       /s/ James G. Strickland
                                       ---------------------------------------
                                       JAMES G. STRICKLAND

                                       /s/ Michael R. Engel
                                       ---------------------------------------
                                       MICHAEL R. ENGEL

Information contained herein is subject to completion or amendment.   A
registration statement relating to these securities has been filed with the
Securities and Exchange Commission.   These securities may not be sold nor may
offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    Subject to completion dated August 8, 1996

PROSPECTUS

                         TRANSACTION SYSTEMS ARCHITECTS, INC.

                       1,500,000 SHARES OF CLASS A COMMON STOCK


                               -----------------------

    This Prospectus relates to 1,500,000 shares of Class A Common Stock, par value $.005 per share (the "Class A Common Stock"), of Transaction Systems Architects, Inc., a Delaware corporation ("TSA" or the "Company"), which may be offered and issued or reserved for issuance by the Company from time to time in connection with acquisitions by the Company, directly or indirectly, of other businesses or properties, or interests therein. Class A Common Stock may be issued in exchange for shares of capital stock, partnership interests, or other assets representing an interest, direct or indirect, in other companies or entities, or in exchange for assets used in or related to the business of such other companies or entities. See "Securities Covered by This Prospectus."

    The Class A Common Stock is subject to quotation on the Nasdaq National Market under the symbol "TSAI."

    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE CLASS A COMMON STOCK.


                               -----------------------

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM DAVID P. STOKES, GENERAL COUNSEL AND SECRETARY, TRANSACTION SYSTEMS ARCHITECTS, INC., 330 SOUTH 108TH AVENUE, OMAHA, NEBRASKA 68154, TELEPHONE NUMBER (402) 390-7600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

                               -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                          REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.


                               -----------------------

    The date of this Prospectus is           , 1996.
                                   ---------

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any Prospectus Supplement nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                  TABLE OF CONTENTS

                                                                           Page
                                                                          ------
AVAILABLE INFORMATION......................................................- 3 -

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................- 3 -

RISK FACTORS...............................................................- 4 -

THE COMPANY................................................................- 9 -

SECURITIES COVERED BY THIS PROSPECTUS.....................................- 10 -

DESCRIPTION OF CAPITAL STOCK..............................................- 10 -

EXPERTS...................................................................- 14 -

LEGAL MATTERS.............................................................- 15 -

                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 and at the Commission's Regional Offices at 14th Floor, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission, and the address of such site is http://www.sec.gov. In addition, reports, proxy statements and other information can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


    The Company has filed with the Commission a registration statement on Form S-4, including amendments thereto, if any (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Class A Common Stock. This Prospectus and any accompanying Prospectus Supplement, if any, do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit or schedule to the Registration Statement, reference is made to the exhibit or schedule, as applicable, for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to the Company and the shares of Class A Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be examined or copied at the locations described above.


                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on

Form 10-K for the fiscal year ended September 30, 1995; (b) the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1995; (c) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996; (d) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996;
(e) the Company's Current Report on Form 8-K dated June 3, 1996; (f) the Company's Current Report on Form 8-K(A) dated June 3, 1996; and (g) the description of the Company's Class A Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission on January 11, 1995 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Class A Common Stock covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of the filing of such documents.

    Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM DAVID P. STOKES, GENERAL COUNSEL AND SECRETARY, TRANSACTION SYSTEMS ARCHITECTS, INC., 330 SOUTH 108TH AVENUE, OMAHA, NEBRASKA 68154, TELEPHONE NUMBER (402) 390-7600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

    A 2-FOR-1 SPLIT OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK WAS EFFECTED JULY 1, 1996. INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS ON OR AFTER THAT DATE HAS BEEN OR WILL BE ADJUSTED TO REFLECT THE STOCK SPLIT.


                                     RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, IF ANY, AND INFORMATION INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE CLASS A COMMON STOCK OFFERED BY THIS

PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, AS USED IN THIS PROSPECTUS, "TSA" OR THE "COMPANY" MEANS TRANSACTION SYSTEMS ARCHITECTS, INC. AND ALL OF ITS SUBSIDIARIES.


RELIANCE ON BASE24; LACK OF PRODUCT DIVERSIFICATION

    The Company has derived a substantial majority of its total revenues from licensing its BASE24 family of software products and providing services and maintenance related to those products. The BASE24 products and related services and maintenance are expected to provide the substantial majority of the Company's revenues in the foreseeable future. The Company's results will depend upon continued market acceptance of its BASE24 products and related services as well as the Company's ability to continue to adapt and modify them to meet the changing needs of its customers. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on the Company's financial condition and results of operations.


INTERNATIONAL OPERATIONS

    The Company has derived a majority of its total revenues from sales to customers outside the United States. International operations generally are subject to certain risks, including difficulties in staffing and management, reliance on independent distributors, fluctuations in foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by U.S. export laws. There can be no assurance that the Company will be able to manage the risks related to selling its products and services in international markets.


DEPENDENCE ON BANKING INDUSTRY

    The Company's business is concentrated in the banking industry, making the Company susceptible to a downturn in that industry. For example, a decrease in bank spending for software and related services could result in a smaller overall market for EFT software. Furthermore, U.S. banks are continuing to consolidate, decreasing the overall potential number of buyers for the Company's products and services. These factors as well as others negatively affecting the banking industry could have a material adverse effect on the Company's financial condition and results of operations.

RELATIONSHIP WITH TANDEM

    Historically, the Company has derived a substantial portion of its total revenues from the licensing of software products that operate on Tandem computers. The BASE24 product line runs exclusively on Tandem equipment. These products are expected to provide a substantial portion of the Company's revenues in the foreseeable future. The Company's future results depend on market acceptance of Tandem computers and the financial success of Tandem. Tandem securities are publicly traded and its financial statements are publicly available. Any reduction in demand for these computers or in Tandem's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations.

    Although the Company has several written agreements with Tandem, none of those agreements governs the primary relationship between the Company and Tandem, which is that the Company's major product line, BASE24, runs exclusively on Tandem computers. While the cooperation and past affiliation between the Company and Tandem have facilitated the Company's ability to develop and market Tandem-compatible products, this cooperation is not mandated by contract, and the cessation of such cooperation would adversely affect the Company's business. None of the Company's agreements with Tandem would protect the Company if Tandem's cooperation ceased or if Tandem were unable to deliver products on a timely basis. The written agreements cover such discrete matters as commissions on the sale of certain Tandem products, certain limited resales by the Company of Tandem products and the distribution of the Company's products by Tandem affiliates in a limited number of countries.


MANAGEMENT OF GROWTH

    The Company is experiencing a period of growth which is placing demands on its managerial and operations resources. The Company's inability to manage its growth effectively or to maintain its current level of growth could have a material adverse effect on its financial condition and results of operations.


ATTRACTION AND RETENTION OF KEY PERSONNEL

    The Company's success depends on certain of its executive officers, the loss of one or more of whom could have a material adverse effect on the Company's financial condition and results of operations. None of the Company's U.S.-based executive officers is a party to an employment agreement. The Company believes that its future success also depends on its ability to attract and retain highly-skilled technical, managerial and marketing personnel, including, in particular, additional personnel in the areas of research and development and technical support. Competition for personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires.


COMPETITION

    The market for EFT software is highly competitive. Many applications software vendors offer products that are directly competitive with BASE24 and other products of the Company. The Company also experiences competition from software developed internally by potential customers and experiences competition for its consulting services from professional services organizations. In addition, processing companies provide services similar to those made possible by the Company's products. Many of the Company's current and potential competitors have significantly greater financial, marketing, technical and other competitive resources than the Company. Current and potential competitors, including providers of transaction-based software, processing, or professional services, may establish cooperative relationships with one another or with third parties to compete more effectively against the Company. It is also possible that new competitors may emerge and acquire market share. In either case, the Company's financial condition and results of operations could be adversely affected.


NEW PRODUCTS AND TECHNOLOGICAL CHANGE

    The market for software in general is characterized by rapid change in computer hardware and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. The Company believes that its future success depends upon its ability to enhance its current applications and develop new products that address the increasingly complex needs of customers. In particular, the Company believes that it must continue to respond quickly to users' needs for additional functionality and multi-platform support. The introduction and marketing of new or enhanced products requires the Company to manage the transition from current products in order to minimize disruption in customer purchasing patterns. There can be no assurance that the Company will continue to be successful in the timely development and marketing of product enhancements or new products that respond to technological advances, that its new products will adequately address the changing needs of the domestic and international markets or that it will successfully manage the transition from current products.

    The Company is continually developing new products, product versions and individual features within a large, complex software system. Development projects can be lengthy and are subject to changing requirements, programming difficulties and unforeseen factors which can result in delays in the introduction of new products and features. Delays could have a material adverse effect on the Company's financial condition and results of operations.

    In addition, new products, versions or features, when first released by the Company, may contain undetected errors that, despite testing by the Company, are discovered only after a product has been installed and used by customers. To date, undetected errors have not caused significant delays in product introduction and installation or required substantial design modifications. However, there can be no assurance that the Company will avoid problems of this type in the future.

    A substantial majority of the Company's license fee revenue is generated by licenses for software products designed to run on fault-tolerant or mainframe computers. Industry sources indicate that sales of mainframe computers are declining on a unit basis, and the Company expects this trend to continue. The Company has developed, and continues to develop, certain products for other platforms, but to date revenues from these products have not been significant. There can be no assurance that the Company will be successful in selling these software products or other products under development. The Company's failure in this regard could have a material adverse effect on its financial condition and results of operations.


DEPENDENCE ON PROPRIETARY TECHNOLOGY

    The Company relies on a combination of trade secret and copyright laws, nondisclosure and other contractual and technical measures to protect its proprietary rights in its products. There can be no assurance that these provisions will be adequate to protect its proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although the Company believes that its intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company.


VARIABILITY OF QUARTERLY OPERATING RESULTS

    The Company's quarterly revenues and operating results may fluctuate depending on the timing of executed contracts, license upgrades and the delivery of contracted business during the quarter. In addition, quarterly operating results may fluctuate due to the timing of the Company's hiring of additional staff, new product development and other expenses. No assurance can be given that operating results will not vary due to these factors. Fluctuations in quarterly operating results may result in volatility in the Company's stock price.


CUSTOMER CANCELLATION OF CONTRACTS

    The Company derives a substantial portion of its total revenues from maintenance fees and monthly software license fees pursuant to contracts which the customer has the right to cancel. A substantial number of cancellations of these maintenance or monthly license fee contracts would have a material adverse effect on the Company's financial condition and results of operations.


POSSIBLE VOLATILITY OF STOCK PRICE

    The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, which have often been unrelated to the operating performance of particular companies. Any announcement with respect to any variance in revenue or earnings from levels generally expected by securities analysts for a given period could have an immediate and significant effect on the trading price of the Class A Common
Stock.   In addition, factors such as announcements of technological innovations or new products by the Company, its competitors or other third parties, as well as changing market conditions in the computer software or hardware industries, may have a significant impact on the market price of the Class A Common Stock.


CONTROL BY EXISTING STOCKHOLDERS

    The Company's directors and officers and their affiliates in the aggregate beneficially own a substantial percentage of the outstanding Class A Common Stock. As a result, these stockholders, if acting together, would be able to influence most matters requiring approval by the Company's stockholders, including the election of directors. In addition, the Company's Certificate of Incorporation contains provisions that may discourage acquisition bids for the Company. The effect of such provisions may be to limit the price that investors might be willing to pay in the future for shares of the Class A Common Stock.


                                     THE COMPANY


    The Company develops, markets and supports a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. The Company's software products are used to process transactions involving credit cards, debit cards, smart cards, checks, automated teller machines (ATM), point-of-sale (POS) terminals, manned teller devices, home banking, wire transfers and automated clearing house (ACH) functions. The Company's products and services assist customers in operating large, complex networks performing such functions as transaction authorization, transaction routing, debit and credit card management, transaction settlement and reporting.

    The Company was formed for the purpose of acquiring Applied Communications, Inc. and Applied Communications Inc. Limited, which were acquired on December 31, 1993. On January 3, 1994, the Company acquired U.S. Software, Inc. The principal executive offices of the Company are located at 330 South 108th Avenue, Omaha, Nebraska 68154, and its telephone number is (402) 390-7600.


                        SECURITIES COVERED BY THIS PROSPECTUS

    This Prospectus relates to 1,500,000 shares of Class A Common Stock which may be offered and issued or reserved for issuance by the Company from time to time in connection with the acquisition by the Company, directly or indirectly, of other businesses or properties, or interests therein. It is expected that the terms of acquisitions involving the issuance of Class A Common Stock covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or properties, or interest therein, to be acquired by the Company, or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting stockholder approval of mergers, consolidations, plans of share exchange, or sales of assets. It is also expected that the shares of Class A Common Stock issued will be valued at prices reasonably related to quoted market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such shares.


                             DESCRIPTION OF CAPITAL STOCK

    The Company's Amended and Restated Certificate of Incorporation provides that authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, par value $0.005 per share, 5,000,000 shares of Class B Common Stock, par value $0.005 per share, and 5,450,000 shares of preferred stock, par value of $0.01 per share. Unless otherwise indicated, references in this Prospectus to "Common Stock" refer to both the Company's Class A Common Stock and Class B Common Stock.

COMMON STOCK

    The Class A Common Stock and Class B Common Stock have the same rights except that holders of Class B Common Stock are not entitled to vote except as provided by law. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of all Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding preferred stock. Holders of Common Stock have no preemptive rights and no rights to convert their Class A Common Stock into any other securities, and there are no redemption provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.


PREFERRED STOCK

    The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 5,450,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefor; the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights, all without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of Common Stock, the issuance of preferred stock may have one or more of the following effects (i) restrict Common Stock dividends if preferred stock dividends have not been paid, (ii) dilute the voting power and equity interest of holders of Common Stock, or (iii) prevent current holders of Common Stock from participating in the Company's assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied. In addition, the issuance of preferred stock may, under certain circumstances, have the effect of discouraging a change in control of the Company by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to the Company's Amended and Restated Certificate of Incorporation or any reorganization, consolidation, merger (or other similar transaction involving the Company). As a result, the issuance of such preferred stock may discourage bids for the Company's Common Stock at a premium over the market price therefor and could have a material adverse effect on the market value of the Common Stock. No shares of preferred stock are currently outstanding.


REGISTRATION RIGHTS

    Certain rights with respect to registration of their stock under the Securities Act exist for holders of shares of Common Stock issued upon conversion of the Company's Senior Convertible Preferred Stock ("Senior Conversion Shares"), holders of shares of Common Stock issued upon exercise of certain stock purchase warrants ("Warrant Exercise Shares"), and holders of shares of Common Stock issued upon conversion of the Company's Junior Convertible Preferred Stock, shares of Class A Common Stock issuable upon exercise of stock options issuable to employees of the Company pursuant to the Company's Incentive Stock Option Plan and certain other shares of Class A Common Stock (collectively "Junior Restricted Stock"). The Senior Conversion Shares, Warrant Exercise Shares, and Junior Restricted Stock are hereafter collectively referred to as the "Restricted Stock." The registration rights arise pursuant to an agreement entered into at the time of the sale of underlying shares of Preferred Stock and warrants. Holders of not less than 30% of the outstanding Senior Conversion Shares may demand that the Company register for sale all or a portion of their shares. With certain exceptions, the Company is not generally required to effect more than two such registrations. In the event that the holders making the demand request registration of less than all their Senior Conversion Shares, the Company is required to effect a registration only if the demand covers at least 20% of the total number of Senior Conversion Shares originally issued (or a lesser percentage if the reasonably anticipated aggregate public offering price would exceed $5,000,000). Subject to certain limitations, at such time as the Company is eligible to register its shares on Form S-3, holders of the Warrant Exercise Shares may demand, on one occasion, that the Company register Warrant Exercise Shares on that form, provided that the reasonably anticipated aggregate offering price would exceed $4,000,000. Furthermore, if the Company proposes to register any of its securities, either for its own account or that of selling security holders, the Company is required to notify holders of Restricted Stock, and subject to certain limitations, to include in such registration all the shares requested to be included by such holders. The Company is generally obligated to bear the expenses, other than underwriting discounts and sale commissions, of all of these registrations and to indemnify the sellers against certain liabilities, including liabilities under the Securities Act.

LIMITATION OF LIABILITY

    The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's revised Restated Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

    The Company's Amended and Restated Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purpose of indemnification.


DELAWARE LAW

    Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (the Company did not make such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar of the Class A Common Stock is Norwest Bank Minnesota, N.A.


                                       EXPERTS

    The consolidated financial statements and schedules of Transaction Systems Architects, Inc. as of September 30, 1994 and 1995, and for the period from inception (November 2, 1993) through September 30, 1994, and the year ended September 30, 1995, incorporated in this Prospectus by reference from Transaction Systems Architects, Inc.'s Annual Report on Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

    The combined financial statements and schedules of Applied Communications, Inc. and Applied Communications Inc. Limited as of December 31, 1993, and for the year ended September 30, 1993, and the three months ended December 31, 1993, incorporated in this Prospectus by reference from Transaction Systems Architects, Inc.'s Annual Report on Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports. In those reports, that firm states that with respect to Applied Communications Inc. Limited its opinion is based on the reports of other independent public accountants, namely Ernst & Young LLP. Each firm's reports are incorporated herein by reference, and have been so incorporated in reliance upon the authority of such firms as experts in giving said reports.

    Other financial statements and schedules incorporated by reference in this Prospectus have been audited by independent public accountants as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of such accountants as experts in giving such reports.

                                    LEGAL MATTERS

    The validity of the Class A Common Stock offered pursuant to this Prospectus will be passed upon for the Company by Baker & McKenzie, Chicago, Illinois.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides that the Company, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), to indemnify a director or officer of the Company or a person who is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). Article Tenth also provides that expenses incurred by an indemnified person will be paid in advance by the Company; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnified person incurred in his or her capacity as a director or officer shall be made only if the Company receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses.

    Under a registration rights agreement between the Company and certain of its stockholders, the Company agreed to indemnify each stockholder selling his or her shares thereunder in connection with any losses, claims, damages or liabilities arising out of certain acts or omissions of the Company. Under an agreement with the purchasers of the Company's Senior Convertible Preferred Stock and warrants, the Company indemnified the purchasers with respect to any misrepresentation or breach of any representation or warranty or noncompliance with any conditions or other agreements given or made in connection with the agreement or the transactions contemplated therein.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    A.   Exhibits

 Exhibit
 Number                          Description
- --------  --------------------------------------------------------

2.01** Senior Convertible Preferred Stock and Warrant Purchase Agreement among ACI Holdings, Inc. and the Several Named Purchasers Named therein, dated as of December 31, 1993

2.02** Stock Purchase Agreement between and among Tandem Computers Incorporated, Tandem Computers Limited, Applied Communications, Inc., Applied Communications Inc. Limited and ACI Holding, Inc., dated November 8, 1993, and amendments thereto

2.03** Stock Purchase Agreement between and among U S Software Holding, Inc., Michael J. Scheier, Trustee, Michael J. Scheier and ACI Holding, Inc., dated December 13, 1993, and amendments thereto.

2.04**    Stock and Warrant Holders Agreement, dated as of December 30, 1993

2.05** Credit Agreement among ACI Transub, Inc., ACI Holding, Inc., certain lenders and Continental Bank N.A., as Agent, dated December 31, 1993, including Amendment No. 1 to Credit Agreement and Amendment No. 2 to Credit Agreement and Consent.

2.06** Letter Agreement among ACI Holding, Inc., Alex. Brown and Sons, Incorporated and Kirkpatrick Pettis Smith Polian, Inc., and amendment thereto

2.07** ACI Management Group Investor Subscription Agreement, dated as of December 30, 1993

2.08*** Asset Purchase Agreement Between 1176484 Ontario Inc. and TXN Solution Integrators Dated June 3, 1996

2.09 Stock Exchange Agreement by and among the Company, Grapevine Systems, Inc. and certain principal shareholders of Grapevine Systems, Inc., dated as of June 15, 1996

3.01** Amended and Restated Certificate of Incorporation of the Company, and amendments thereto

3.02**    Amended and Restated Bylaws of the Company

4.01**    Form of Common Stock Certificate

5.01      Opinion of Baker & McKenzie

10.01**   ACI Holding, Inc. 1994 Stock Option Plan and UK Sub-Plan

10.02**   ACI Holding, Inc. Employees Stock Purchase Plan

10.03**   Applied Communications, Inc. First Restated Profit Sharing Plan and
          Trust

10.04** Applied Communications, Inc. Profit Sharing/401(k) Plan and Amendment No. 1 thereto

10.05**   U.S. Software, Inc. Profit Sharing Plan and Trust

(10.06-10.12 intentionally omitted.)

10.13** Voting Agreement among ACI Holding, Inc. and certain investors, dated as of December 30, 1993

10.14** Registration Rights Agreement between ACI Holding, Inc. and certain stockholders, dated December 30, 1993

10.15*    Employment Agreement with Richard N. Launder

10.16**   Employment Agreement with Fred L. Grabher

10.17**   Lease respecting facility at 330 South 108th Avenue, Omaha, Nebraska

10.18**   Lease respecting facility at 218 South 108th Avenue, Suite 3, Omaha

10.19** Lease respecting facility at 230 South 108th Avenue, Suite 3 Omaha, Nebraska

10.20** Lease respecting facility at 230 South 108th Avenue (North half), Omaha, Nebraska

10.21*****Lease respecting facility at 206 South 108th Avenue,
          Omaha, Nebraska

10.22*    Lease respecting facility at 2200 Abbott Drive, Carter Lake, Iowa

10.23*****Lease respecting facility at 182 Clemenceau Avenue,
          Singapore

10.24**   Lease respecting facility at 15 Orchard Blvd., Singapore

10.25* Leases respecting facility at 55 and 59 Clarendon Road, Warford, United Kingdom

10.26**** Revolving Conditional Line of Credit Agreement with Norwest Bank
          Nebraska, N.A.

10.27** Software House Agreement, as amended, between Tandem Computers Incorporated and Applied Communications, Inc.

10.28* Lease respecting facility at 236 South 108th Avenue, Suite 2, Omaha, Nebraska

10.29*** Second Amendment to Software House Agreement between Tandem Computers Incorporated and Applied Communications, Inc.

11.01**** Statement re Computation of Per Share Earnings

21.01     Subsidiaries of the Company

23.02     Consent of Arthur Andersen LLP

23.03     Consent of Ernst & Young LLP, San Jose, California

23.04     Consent of Ernst & Young, Thornhill, Canada

23.05     Consent of Deloitte & Touche LLP

23.06     Consent of Baker & McKenzie (included in opinion filed as Exhibit
          5.01)

24.01     Power of Attorney (contained in Signature Page)

- ---------------
* Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-94338 on Form S-1

** Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.

*** Incorporated by reference to the exhibit of the same number to the Registrant's Current Report on Form 8-K dated June 3, 1996 filed on June 17, 1996, as amended by the Registrant's Current Report on Form 8-K(A) filed on July 15, 1996.

**** Incorporated by reference to the exhibit of the same number to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

*****Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.


ITEM 22. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 8, 1996.

                                            TRANSACTION SYSTEMS ARCHITECTS, INC.


                                            By: /s/ William E. Fisher
                                               -------------------------------
                                                 William E. Fisher
                                                     President


                                  POWER OF ATTORNEY

    We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Gregory J. Duman, David P. Stokes and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, including any post-effective amendments, and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm other signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                     Title                             Date
    ----                     -----                             ----

/s/ William E. Fisher        Director and President         August 8, 1996
- -------------------------
  William E. Fisher          (Principal Executive Officer)


/s/ Gregory J. Duman         Chief Financial Officer        August 8, 1996
- -------------------------
  Gregory J. Duman      (Principal Financial Officer)

/s/ Dwight G. Hanson           Controller (Principal        August 8, 1996
- -------------------------
   Dwight G. Hanson                 Accounting Officer)


/s/ David C. Russell              Director                  August 8, 1996
- -------------------------
   David C. Russell


/s/ Michael J. Scheier            Director                  August 8, 1996
- -------------------------
   Michael J. Scheier


/s/ Promod Haque                  Director                  August 8, 1996
- -------------------------
      Promod Haque


/s/ Frederick L. Bryant           Director                  August 8, 1996
- -------------------------
  Frederick L. Bryant


/s/ Charles E. Noell, III         Director                  August 8, 1996
- -------------------------
  Charles E. Noell, III

                                    EXHIBIT INDEX

 Exhibit
 Number                   Description
- --------  ------------------------------------------------------------------

2.01** Senior Convertible Preferred Stock and Warrant Purchase Agreement among ACI Holdings, Inc. and the Several Named Purchasers Named therein, dated as of December 31, 1993

2.02** Stock Purchase Agreement between and among Tandem Computers Incorporated, Tandem Computers Limited, Applied Communications, Inc., Applied Communications Inc. Limited and ACI Holding, Inc., dated November 8, 1993, and amendments thereto.

2.03** Stock Purchase Agreement between and among U S Software Holding, Inc., Michael J. Scheier, Trustee, Michael J. Scheier and ACI Holding, Inc., dated December 13, 1993, and amendments thereto.

2.04**     Stock and Warrant Holders Agreement, dated as of December 30, 1993

2.05** Credit Agreement among ACI Transub, Inc., ACI Holding, Inc., certain lenders and Continental Bank N.A., as Agent, dated December 31, 1993, including Amendment No. 1 to Credit Agreement and Amendment No. 2 to Credit Agreement and Consent.

2.06** Letter Agreement among ACI Holding, Inc., Alex. Brown and Sons, Incorporated and Kirkpatrick Pettis Smith Polian, Inc., and amendment thereto

2.07** ACI Management Group Investor Subscription Agreement, dated as of December 30, 1993

2.08*** Asset Purchase Agreement Between 1176484 Ontario Inc. and TXN Solution Integrators Dated June 3, 1996

2.09 Stock Exchange Agreement by and among the Company, Grapevine Systems, Inc. and certain principal shareholders of Grapevine Systems, Inc., dated as of June 15, 1996

3.01** Amended and Restated Certificate of Incorporation of the Company, and amendments thereto

3.02**     Amended and Restated Bylaws of the Company

4.01**     Form of Common Stock Certificate

5.01       Opinion of Baker & McKenzie

 Exhibit
 Number                   Description
- --------   ----------------------------------------------------------------

10.01**    ACI Holding, Inc. 1994 Stock Option Plan and UK Sub-Plan

10.02**    ACI Holding, Inc. Employees Stock Purchase Plan

10.03**    Applied Communications, Inc. First Restated Profit Sharing Plan and
           Trust

10.04** Applied Communications, Inc. Profit Sharing/401(k) Plan and Amendment No. 1 thereto

10.05**    U.S. Software, Inc. Profit Sharing Plan and Trust

(10.06-10.12 intentionally omitted.)

10.13** Voting Agreement among ACI Holding, Inc. and certain investors, dated as of December 30, 1993

10.14** Registration Rights Agreement between ACI Holding, Inc. and certain stockholders, dated December 30, 1993

10.15*     Employment Agreement with Richard N. Launder

10.16**    Employment Agreement with Fred L. Grabher

10.17**    Lease respecting facility at 330 South 108th Avenue, Omaha, Nebraska

10.18**    Lease respecting facility at 218 South 108th Avenue, Suite 3, Omaha

10.19** Lease respecting facility at 230 South 108th Avenue, Suite 3 Omaha, Nebraska

10.20** Lease respecting facility at 230 South 108th Avenue (North half), Omaha, Nebraska

10.21***** Lease respecting facility at 206 South 108th Avenue, Omaha, Nebraska

10.22*     Lease respecting facility at 2200 Abbott Drive, Carter Lake, Iowa

10.23***** Lease respecting facility at 182 Clemenceau Avenue, Singapore

 Exhibit
 Number                   Description
- --------   ----------------------------------------------------------------

10.24**    Lease respecting facility at 15 Orchard Blvd., Singapore

10.25* Leases respecting facility at 55 and 59 Clarendon Road, Warford, United Kingdom

10.26****  Revolving Conditional Line of Credit Agreement with Norwest Bank
           Nebraska, N.A.

10.27** Software House Agreement, as amended, between Tandem Computers Incorporated and Applied Communications, Inc.

10.28* Lease respecting facility at 236 South 108th Avenue, Suite 2, Omaha, Nebraska

10.29*** Second Amendment to Software House Agreement between Tandem Computers Incorporated and Applied Communications, Inc.

11.01****  Statement re Computation of Per Share Earnings

21.01      Subsidiaries of the Company

23.02      Consent of Arthur Andersen LLP

23.03      Consent of Ernst & Young LLP, San Jose, California

23.04      Consent of Ernst & Young, Thornhill, Canada

23.05      Consent of Deloitte & Touche LLP

23.06      Consent of Baker & McKenzie (included in opinion filed as Exhibit
           5.01)

24.01      Power of Attorney (contained in Signature Page)

- ---------------
* Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-94338 on Form S-1

** Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.

*** Incorporated by reference to the exhibit of the same number to the
    Registrant's Current Report on Form 8-K dated June 3, 1996 filed on June 17, 1996, as amended by the Registrant's Current Report on Form 8-K(A) filed on July 15, 1996.

**** Incorporated by reference to the exhibit of the same number to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

***** Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.